Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

by and among

LAWSON SOFTWARE AMERICAS, INC.,

a Delaware corporation,

HIGHWAY ACQUISITION, INC.,

a Delaware corporation,

QUOVADX HOLDINGS, INC.,

a Delaware corporation,

BATTERY VENTURES, VII, L.P.,

a Delaware limited partnership,

BATTERY INVESTMENT PARTNERS VII, LLC,

a Delaware limited liability company

and

R. DAVID TABORS,
in his capacity as

the Stockholders’ Agent

Dated as of January 7, 2010

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of January 7, 2010, by and among: (a) LAWSON SOFTWARE AMERICAS, INC., a Delaware corporation (“Parent”); (b) HIGHWAY ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); (c) QUOVADX HOLDINGS, INC., a Delaware corporation (the “Company”); (d) BATTERY VENTURES VII, L.P., a Delaware limited partnership, and BATTERY INVESTMENT PARTNERS VII, LLC, a Delaware limited liability company, (each a “Principal Stockholder,” and collectively the “Principal Stockholders”), and (e) R. DAVID TABORS, in his capacity as the representative of the Effective Time Holders (as defined below) pursuant to Section 11.1 hereof (the “Stockholders’ Agent”).  Certain other capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.            Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the DGCL (the “Merger”).  Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

B.            This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

C.            Immediately after the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Company will obtain and deliver to Parent a true, correct and complete copy of a written consent of stockholders evidencing the approval of this Agreement in the form attached hereto as Exhibit B (the “Stockholder Written Consent”), signed by certain stockholders of the Company constituting the Requisite Stockholder Vote.

D.            Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, each of the Principal Stockholders and Russell Fleischer are executing and delivering Support Agreements in favor of Parent (the “Support Agreements”).

E.             A portion of the consideration otherwise payable by Parent in connection with the Merger shall be placed in escrow by Parent as security for the indemnification obligations set forth in this Agreement.

AGREEMENT

The parties to this Agreement agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION.

1.1        Merger of Merger Sub into the Company.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease.  The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2        Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3        Closing.  The consummation of the Transactions (the “Closing”) shall take place at the offices of Cooley Godward Kronish LLP, 500 Boylston Street, Boston, Massachusetts 02116 at 10:00 a.m. local time on a date to be mutually agreed upon by Parent and the Company, which date shall be no later than the later of (a) three (3) business days after the satisfaction or waiver of the conditions set forth in Section 7 of this Agreement (other than Section 7.1(a) (HSR Act)) and other than those conditions which, by their terms, are intended to be satisfied at the Closing), or (b) the first business day after the satisfaction or waiver of the condition set forth in Section 7.1(a) (HSR Act)).  Subject to the terms and conditions hereof, each of the parties shall use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to have the Closing occur on January 11, 2010 (the “Scheduled Closing Date”).   The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

1.4        Effective Time.  Subject to the provisions of this Agreement, a certificate of merger in substantially the form attached hereto as Exhibit C (the “Certificate of Merger”) shall be duly executed by the Company and concurrently with or as soon as practicable following the Closing delivered to the Secretary of State of the State of Delaware for filing.  The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the “Effective Time”).

1.5        Certificate of Incorporation and Bylaws; Directors and Officers.  Unless otherwise determined by Parent and the Company prior to the Effective Time:

(a)           the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit D;

(b)           the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

(c)           the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit E.

1.6        Merger Consideration.

(a)           Certain Definitions.  As used herein, the following terms shall have the following meanings:

“Aggregate Common Payment” shall mean an aggregate amount of cash equal to (i) the Merger Consideration plus (ii) the Option Proceeds less (iii) the Aggregate Series A Payment.

“Aggregate Series A Payment” shall mean an aggregate amount of cash equal to the product obtained by multiplying (i) the Series A Merger Consideration by (ii) the Total Outstanding Series A Preferred Shares.

“Applicable Per Share Merger Consideration” shall mean, (i) with respect to the Series A Preferred Stock, the Series A Merger Consideration and (ii) with respect to the Company Common Stock, the Common Stock Merger Consideration.  In each case, the Applicable Per Share Merger Consideration shall be determined for each class of Company Capital Stock pursuant to the Company Charter and this Agreement and shall take into consideration the relative priorities and preferences of each class of Company Capital Stock upon a liquidation, dissolution or winding up of the Company (including a deemed liquidation event), all as set forth in the Company Charter.

“Assumed Letters of Credit” shall mean those letters of credit set forth on Exhibit F.

“Common Stock Merger Consideration” shall mean an amount of cash per share of Company Common Stock equal to (i) the Aggregate Common Payment divided by (ii) the Total Outstanding Common Shares.

“Company Capital Stock” shall mean the capital stock of the Company, including the Company Common Stock and Company Preferred Stock.

“Company Charter” shall mean the certificate of incorporation of the Company as in effect immediately prior to the Effective Time.

“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company Debt” shall mean any Indebtedness of the Company Group outstanding as of the Effective Time.

“Company Group” is sometimes used herein to refer to the Company and its Subsidiaries, on a consolidated basis.

“Company Preferred Stock” shall mean the preferred stock of the Company, par value $0.001 per share, including the Series A Preferred Stock.

“Company Transaction Expenses” shall mean all Transaction Expenses of the Company that remain unpaid as of the Effective Time.

“Effective Time Holder” shall mean (i) each holder of Company Capital Stock as of immediately prior to the Effective Time that does not perfect such holder’s appraisal rights under the DGCL and is otherwise entitled to receive consideration pursuant to Section 1.10 of this Agreement and (ii) each holder of Payout Options.

“Escrow Participants” shall mean Battery Ventures, VII, L.P., a Delaware limited partnership, Battery Investment Partners VII, LLC, a Delaware limited liability company,

and Russell Fleischer, who shall be the only Effective Time Holders contributing to the Escrow Amount.

“Fleischer Severance” shall mean all payments owed to Russell Fleischer as Severance Benefits (as defined in the Fleischer Release) pursuant to that certain letter agreement dated June 4, 2007, between Quartzite Holdings, Inc. and Russell Fleischer, or otherwise in connection with the termination of his employment with the Company (other than accrued wages and bonus), as more fully described in the separation and mutual release agreement executed by Mr. Fleischer (the “Fleischer Release”) and delivered at the Closing by the Company to Parent in satisfaction of Section 7.2(g) of this Agreement.

“Indebtedness” shall mean (i) any indebtedness of the Company Group for borrowed money or issued in substitution of or exchange of indebtedness for borrowed money, (ii) any indebtedness of the Company Group evidenced by any note, bond, debenture or other debt security, and any contingent reimbursement obligation with respect to any letter of credit (other than the Assumed Letters of Credit), (iii) any swap agreements, collar agreements or interest rate hedging arrangements, (iv) any indebtedness of the Company Group for borrowed money guaranteed in any manner by any member of the Company Group (including guarantees in the form of an agreement to repurchase or reimburse) and any other indebtedness for which any member of the Company Group is indirectly liable as guarantor, surety or otherwise, and (iv) all interest, premiums, penalties (including prepayment penalties), charges, fees, expenses and other amounts due in connection with the payment and satisfaction in full of the obligations described in the foregoing clauses (i) through (iv) of this definition.  Notwithstanding the foregoing, the term Indebtedness shall specifically exclude the Assumed Letters of Credit.

“Option Proceeds” shall mean the aggregate exercise price of all Company Payout Options issued outstanding immediately prior to the Effective Time.

“Payout Options” shall mean all issued and outstanding Company Options to the extent outstanding and unexercised immediately prior to the Effective Time (whether or not then exerciseable or vested).

“Payout Spreadsheet” shall mean a spreadsheet, to be provided with the Estimated Statement setting forth the good faith estimates of the following (i) the Estimated Merger Consideration (to be reflected on the Estimated Statement) and (ii) the Applicable Per Share Merger Consideration for each issued and outstanding class of Company Capital Stock based on the Estimated Merger Consideration, including (A) the Common Stock Merger Consideration and (B) the Series A Merger Consideration, in each case determined as of immediately prior to the Effective Time in accordance with the Company Charter.  The Payout Spreadsheet shall be prepared and determined in accordance with the same accounting methods, policies, practices and procedures, with consistent classifications, judgment and estimation methodology as the Payout Spreadsheet Trial Run.  For avoidance of doubt, the items, calculations and numbers set forth on the Payout Spreadsheet shall be updated from the Payout Spreadsheet Trial Run to reflect (x) adjustments in accrued dividends and interest through the Effective Time; (y) changes in third party expenses and/or other items reflected in the calculation of the Merger Consideration pursuant to Section 1.6(b) for periods through the Effective Time; or (z) adjustments arising as a result of changes in the total Closing Cash held by the Company.

If applicable, the Payout Spreadsheet shall be revised by the Stockholders’ Agent to reflect any changes resulting from the determination of the Final Merger Consideration (as compared to the Estimated Merger Consideration), all in accordance with Section 1.9(e)(iii).

“Payout Spreadsheet Trial Run” shall mean the spreadsheet attached hereto on the date hereof as Exhibit G, setting forth good faith estimates of the following: (i) the Merger Consideration; and (ii) the Applicable Per Share Merger Consideration for each issued and outstanding class of Company Capital Stock, including (A) the Common Stock Merger Consideration and (B) the Series A Merger Consideration, in each case determined on a pro forma basis assuming the Closing occurs on the Scheduled Closing Date.

“Pro Rata Share” shall mean, with respect to each Effective Time Holder, as to any Damages or as to the Escrow Amount or otherwise for purposes of this Agreement, the percentage of the Merger Consideration to which such Effective Time Holder is entitled.  Each Effective Time Holder’s Pro Rata Share is set forth in the Payout Spreadsheet Trial Run and shall be updated (based solely on dividends accrued from the date hereof through the Effective Time) in the final Payout Spreadsheet.

“Series A Merger Consideration” shall mean an amount of cash per share of Series A Preferred Stock equal to (i) $10.00 per share, plus (ii) eight percent (8%) per annum of $10.00 from the date of original issuance of such share of Series A Preferred Stock to the Closing Date and compounded quarterly.

“Series A Preferred Stock” shall mean the Company’s Series A Perpetual Preferred Stock, par value $0.001 per share.

“Total Outstanding Common Shares” shall mean the sum of (i) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time plus (ii) the aggregate number of shares of Company Common Stock underlying Payout Options issued and outstanding immediately prior to the Effective Time (but excluding shares of Company Common Stock actually held in treasury immediately prior to the Effective Time).

“Total Outstanding Series A Preferred Shares” shall mean the aggregate number of shares of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time.

“Transaction Expenses” shall mean all fees, costs and expenses of the Company Group (including those described in Section 11.2 of this Agreement), whenever incurred, and whether or not invoiced prior to the Effective Time, that relate to this Agreement or any of the Transactions, including (i) any fees, costs or expenses payable to the Company’s outside legal counsel, outside accountants, investment bankers and financial advisor in connection with this Agreement or any of the Transactions, (ii) the fees referred to in Section 2.23 of the Disclosure Schedule, (iii) the fees and costs incurred for the preparation, filing and delivery of any Information Statement required for the Transactions, and (iv) the Fleischer Severance.

“Working Capital” shall equal the difference between:

(i)            the amount of the following current assets of the Company Group as reflected on the face of a consolidated balance sheet of the Company Group as of the Closing Date: Accounts Receivable, net and Prepaid Expenses and Other (provided, that, for purposes of this definition, the following items shall be excluded from the current assets of the Company Group: Closing Cash (referenced as Cash and Cash Equivalents on Annex I), Deferred Tax Assets and the other adjustments to current assets reflected on Annex I); less

(ii)           the amount of the following current liabilities of the Company Group as reflected on the face of a consolidated balance sheet of the Company Group as of the Closing Date:  Accounts Payable and Accrued Expenses and Other (provided, that, for purposes of this definition, the following items shall be excluded from the current liabilities of the Company Group: Deferred Revenue; the current portion of Company Debt (referenced as Revolver on Annex I); Company Transaction Expenses; and the other adjustments to current liabilities reflected on Annex I).

For the avoidance of doubt, the calculation of Working Capital (A) shall be determined in accordance with the calculation of the Working Capital as of November 30, 2009 attached hereto as Annex I; (B) shall entirely disregard any and all effects on the current assets or current liabilities of the Company Group directly related to the consummation of the Merger and the Transactions (provided, that, for the avoidance of doubt, the Working Capital as of the Closing Date will reflect the extinguishment and payment of accrued dividends on the Series A Preferred Stock in connection with the Merger; such accrued dividends will be paid in full in connection with the Merger out of the Merger Consideration and are included in the Series A Merger Consideration); (C) shall entirely disregard any and all effects on the current assets or current liabilities of the Company Group directly related to the financing or refinancing arrangements entered into at any time by or at the direction of Parent or Merger Sub; and (D) shall be determined in accordance with GAAP consistently applied using the accounting practices used to determine the sample calculation of Working Capital attached hereto as Annex I (to the extent not inconsistent with GAAP).

(b)           Calculation of the Merger Consideration.  The “Merger Consideration” shall equal an aggregate amount in cash determined as follows:

(i)            $160,000,000 (the “Enterprise Value”);

(ii)           minus, on a dollar-for-dollar basis, the amount of the Company Debt;

(iii)         minus, on a dollar-for-dollar basis, the amount of the Company Transaction Expenses;

(iv)          plus, on a dollar-for-dollar basis, an amount equal to the cash, cash equivalents and short-term investments of the Company Group as of Closing Date (the “Closing Cash”); and

(v)            minus, on a dollar-for-dollar basis, the amount if any by which the Working Capital is less than $5,000,000.00 (the “Working Capital Baseline”).  There shall be no increase in the Merger Consideration if the Working Capital is greater than the Working Capital

Baseline.  For example, (A) if the Working Capital is $2,000,000, the Merger Consideration will be reduced by $3,000,000, (B) if the Working Capital is ($1,000,000), the Merger Consideration will be reduced by $6,000,000, and (C) if the Working Capital is $6,000,000 there will be no adjustment to the Merger Consideration pursuant to this Section 1.6(v).

1.7        Escrow.  Of the Merger Consideration, ten percent (10%) of the Enterprise Value (the “Escrow Amount”) shall be deposited by Parent at the Closing, by wire transfer of immediately available funds, into escrow pursuant to the terms of the Escrow Agreement for the period commencing on the Closing Date and ending twelve (12) months thereafter (the “Escrow Period”) for the purpose of satisfying indemnification claims pursuant to Section 9 hereof and for purposes of Section 1.9(e)(ii).  Each Escrow Participant shall contribute to the Escrow Amount in proportion to such Escrow Participant’s Pro Rata Share (relative to the total Pro Rata Shares of all Escrow Participants) and in the amount set forth on the Payout Spreadsheet (such amount, as to each Escrow Participant, is sometimes referred to herein as the “Escrow Contribution”).  Upon the expiration of the Escrow Period (or on such later date as is specified in the Escrow Agreement), the remaining balance of the Escrow Amount, if any, shall be distributed to the Stockholders’ Agent, on behalf of each Escrow Participant based on their respective Escrow Contributions, all in accordance with the terms of the Escrow Agreement.  For each Effective Time Holder (other than the Escrow Participants), such Effective Time Holder’s Escrow Contribution shall be zero (0).

1.8        Calculation and Payment of Estimated Merger Consideration.

(a)               Estimated Statement.  Not less than two (2) days prior to the Closing Date, the Company shall cause to be prepared and delivered to Parent a reasonably detailed statement (the “Estimated Statement”) containing (i) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of immediately prior to the Closing Date, (ii) the amount of the Company Debt based on payoff letters received from the lenders, and good faith estimates of Company Transaction Expenses, Closing Cash and Working Capital, and (iii) the Company’s calculation of the Merger Consideration (based on the amount of the Company Debt and the Company’s good faith estimates of the Company Transaction Expenses, Closing Cash and Working Capital) pursuant to Section 1.6(b) (the “Estimated Merger Consideration”).  The Estimated Statement shall be based upon the books and records of the Company Group and other information then available and shall be reasonably satisfactory to Parent.

(b)           Payments At the Closing.  At the Closing:

(i)            Parent or the Surviving Corporation shall pay the Company Debt by wire transfer of immediately available funds to each of the applicable lenders;

(ii)           Parent or the Surviving Corporation shall pay the Company Transaction Expenses by wire transfer of immediately available funds to each of the applicable vendors;

(iii)         Parent shall deposit the Escrow Amount, by wire transfer of immediately available funds, into escrow pursuant to the terms of the Escrow Agreement for the purpose of satisfying indemnification claims pursuant to Section 9 and for purposes of Section 1.9(e)(ii);

(iv)          Parent or the Surviving Corporation shall pay the Fleischer Severance by wire transfer of immediately available funds to an account designated by Mr. Fleischer, provided that Mr. Fleischer has executed and delivered a separation and mutual release agreement in the form attached hereto as Exhibit H;

(v)            Parent shall pay the Stockholders’ Agent Retention Account to the Stockholders’ Agent in accordance with Section 11.1 hereof; and

(vi)          Parent shall pay to the individuals and entities listed on Exhibit I (the “Closing Date Payees”), by wire transfer of immediately available funds, an amount equal to their applicable portion of the Estimated Merger Consideration (less any applicable Escrow Contribution and the Stockholders’ Agent Retention Account as set forth on Exhibit I).

1.9        Calculation and Payment of Final Purchase Price.

(a)               Within sixty (60) days following the Closing, the Surviving Corporation shall prepare and deliver to the Stockholders’ Agent its final determination of the Merger Consideration, including statements of the Company Debt, Company Transaction Expenses, Closing Cash and Working Capital (as revised or adjusted pursuant to Section 1.9(d), each, a “Final Statement” and collectively, the “Final Statements”), including such schedules and data as may be appropriate to support such calculations.  Upon receiving reasonable advance written notice, the Surviving Corporation shall provide the Stockholders’ Agent with full access to the applicable Records, employees and accountants of the Surviving Corporation and its Subsidiaries related to its review of the Final Statements, and the Surviving Corporation shall make available to the Stockholders’ Agent any working papers, trial balances and similar materials relating to the Final Statements prepared by or on behalf of the Surviving Corporation to the extent reasonably requested by the Stockholders’ Agent during the dispute resolution periods described in this Section 1.9.

(b)               If the Stockholders’ Agent objects to the Surviving Corporation’s determination of the Company Debt, Company Transaction Expenses, Closing Cash or Working Capital, as reflected in the Final Statements, the Stockholders’ Agent shall notify the Surviving Corporation in writing of such objection(s) within thirty (30) days after receipt of the Final Statements from the Surviving Corporation (an “Objection Notice”).  The Objection Notice shall specify which Final Statement(s) are being disputed and describe in reasonable detail the basis for such disputes.

(c)               If the Stockholders’ Agent does not deliver an Objection Notice, then the Final Statements will be conclusive, final and binding in their entirety on all of the parties.  If the Stockholders’ Agent delivers an Objection Notice with respect to one or more Final Statements in accordance with Section 1.9(b), then (i) the Final Statement(s) not subject to the Objection Notice shall be conclusive, final and binding with respect to those items that are not objected to by the Stockholders’ Agent in the Objection Notice, (ii) the Stockholders’ Agent and the Surviving Corporation shall attempt to resolve such disputed items, and (iii) to the extent that the Stockholders’ Agent and the Surviving Corporation are unable to resolve any such disputes, the items set forth in the Objection Notice shall be resolved in accordance with the procedures set forth in Section 1.9(d) below.

(d)               In the event that the Surviving Corporation and the Stockholders’ Agent are unable to resolve the disputed items within forty-five (45) days after delivery of the Objection Notice, either the Surviving Corporation or the Stockholders’ Agent may demand that such disputed items be referred to an independent accounting firm that is mutually acceptable to the Surviving Corporation and the Stockholders’ Agent to finally resolve such disputed items.  The independent accounting firm shall act as an arbitrator to determine only the disputed items, and the determination of each disputed item shall be within the range established by the Final Statements and the Objection Notice, if any.  The determination of such independent accounting firm shall be made as promptly as possible and shall be final and binding upon the parties.  Each party hereto shall be permitted to submit such data and information to such independent accounting firm as the parties deem appropriate.  The Surviving Corporation and the Stockholders’ Agent, on behalf of the Effective  Time Holders, shall each pay their own costs and expenses incurred under this Section 1.9(d).  All expenses and fees incurred in connection with the independent accounting firm shall be paid equally by the Surviving Corporation on one hand and the Stockholders’ Agent, on behalf of the Effective Time Holders, on the other hand.

(e)               The Company Debt, Company Transaction Expenses, Closing Cash and Working Capital as determined in accordance with this Section 1.9 shall be used to determine the final Merger Consideration in accordance with Section 1.6(b) (the “Final Merger Consideration”).  Once the Final Merger Consideration is determined in accordance with Section 1.6(b) and this Section 1.9, the following shall occur:

(i)            if the Final Merger Consideration exceeds the Estimated Merger Consideration, the Stockholders’ Agent shall deliver to Parent in writing the Stockholders’ Agent’s determination of the portion of such difference payable to each Effective Time Holder pursuant to the Company Charter with respect to the shares of Company Capital Stock owned of record by such Effective Time Holder, and the Parent shall pay each Effective Time Holder entitled to receive a portion of such difference, within three (3) business days following delivery of such written notice, the amount set forth in such notice (provided that the aggregate amount payable to all Effective Time Holders pursuant to this Section 1.9(e)(i) shall not exceed the difference between the Final Merger Consideration and the Estimated Merger Consideration), by check or wire transfer to such Effective Time Holder; or

(ii)           if the Estimated Merger Consideration exceeds the Final Merger Consideration, the Escrow Agent shall pay or cause to be paid by wire transfer of immediately available funds to a bank account designated in writing by Parent from the Escrow Amount, within three (3) business days following delivery of such written notice, the amount set forth in such notice (provided that the aggregate amount payable to Parent shall not be less than the difference between the Estimated Merger Consideration and the Final Merger Consideration); and

(iii)         the Stockholders’ Agent shall revise the Payout Spreadsheet to reflect any changes to the amounts reflected thereon resulting from changes in the Final Merger

Consideration (as compared to the Estimated Merger Consideration), and shall provide such revised Payout Spreadsheet to Parent promptly (but in any event within three (3) business days) following the determination of the Final Merger Consideration.

Notwithstanding any other provision in this Agreement to the contrary, in no event will the aggregate amount payable to the Effective Time Holders exceed the Final Merger Consideration.

1.10      Conversion of Shares.

(a)               Conversion.  Subject to Sections 1.13, 1.14 and 1.15, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, each share of Company Capital Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive from Parent, following the surrender of the certificate representing such share of Company Capital Stock in accordance with Section 1.13, the following consideration:

(i)            each share of Company Capital Stock owned by Parent, Merger Sub, the Company or any direct or indirect wholly owned subsidiary of Parent, Merger Sub or the Company immediately prior to the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration with respect thereto;

(ii)           each share of Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Series A Merger Consideration;

(iii)         each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Common Stock Merger Consideration; and

(iv)          each share of the common stock, par value $0.001 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

The amount of cash, if any, that each stockholder of the Company is entitled to receive for the shares of Company Capital Stock held by such stockholder shall be rounded to the nearest cent (with $0.005 being rounded upward) and computed after aggregating the cash amounts payable for all shares of each class and series of Company Capital Stock held by such stockholder.

(b)               Adjustments. In the event that the Company, at any time or from time to time between the date of this Agreement and the Effective Time, declares or pays any dividend on Company Capital Stock payable in Company Capital Stock or in any right to acquire Company Capital Stock, or effects a subdivision of the outstanding shares of Company Capital Stock into a greater number of shares of Company Capital Stock, or in the event the outstanding shares of Company Capital Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Company Capital Stock, then the amounts payable in respect of shares of Company Capital Stock pursuant to Section 1.10(a) shall be appropriately adjusted.

1.11      Stock Options.

(a)               Payment for Payout Options.  At the Effective Time, each then-outstanding Payout Option shall be cancelled in exchange for the right to receive from the Surviving Corporation, as part of the Merger Consideration, for each share of Company Common Stock subject to such Payout Option, an amount (subject to any applicable withholding tax) in cash equal to the product of (i) the number of shares of Company Common Stock subject to such Payout Option immediately prior to the Effective Time and (ii) the amount by which the Common Stock Merger Consideration exceeds the per share exercise price of such Payout Option. The cancellation of the Payout Options as provided in the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Payout Option.  The aggregate amount paid or payable in respect of the cancellation of the Payout Options as set forth in this Section 1.11(a) is referred to herein as the “Option Consideration.”

(b)               Termination of the Company Option Plan. The Company Option Plan shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Company Capital Stock (or any capital stock of any Subsidiary of the Company) shall be canceled as of the Effective Time.  The Company shall ensure that following the Effective Time no participant in the Company Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

(c)               Option Plan Notices.  Prior to the Effective Time, the Company shall deliver to the holders of Payout Options notices, in form and substance reasonably acceptable to Parent, setting forth such holders’ rights pursuant to this Agreement.

(d)               Other Actions. The Company shall take all actions that may be necessary or that Parent considers appropriate (under the Company Option Plan or otherwise) to effectuate the provisions of this Section 1.11 and to ensure that, from and after the Effective Time, holders of Payout Options have no rights with respect to such Payout Options except as set forth in Section 1.11(a).

1.12      Closing of the Company’s Transfer Books.  At the Effective Time, holders of certificates representing shares of the Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time.  No further transfer of any such shares of the Company Capital Stock shall be made on such stock transfer books after the Effective Time.  If, after the Effective Time, a valid certificate previously representing any of such shares of the Company Capital Stock (a “Company Stock Certificate”) is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.13.

1.13      Surrender and Payment.  At or as soon as practicable after the Effective Time, Parent will send to the holders of Company Stock Certificates (other than the Closing Date

Payees): (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for payment of the Applicable Per Share Merger Consideration relating thereto.  Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor payment of an amount equal to the Applicable Per Share Merger Consideration for the class of Company Capital Stock represented by such Company Stock Certificate multiplied by the number of shares represented by such Company Stock Certificate, and the Company Stock Certificate so surrendered shall be canceled.  Until surrendered as contemplated by this Section 1.13, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender the Applicable Per Share Merger Consideration applicable thereto.  If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of the applicable portion of the Merger Consideration, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

1.14      Withholding Rights.  Parent shall be entitled to deduct and withhold from the consideration payable pursuant to this Agreement to any Effective Time Holder an amount not in excess of the amount it is required to deduct and withhold with respect to the payment of such consideration under the Code or any provision of state, local or foreign Tax or other Legal Requirement.  To the extent that amounts are so withheld by or on behalf of Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Effective Time Holders in respect of which such deduction and withholding was made.

1.15      Dissenting Shares.

(a)               Notwithstanding any other provision of this Agreement to the contrary, shares of stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have not voted in favor of the Merger or consented thereto in writing and who shall have properly demanded appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive a portion of the Merger Consideration.  Such stockholders instead shall be entitled to receive payment from the Company of the appraised value of such shares of Company Common Stock held by them in accordance with the provisions of Section 262 of the DGCL.

(b)               Notwithstanding the provisions of Section 1.15(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares of Company Capital Stock shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock to which such stockholder would otherwise be entitled under Section 1.10, without interest thereon, upon surrender of the certificate representing such shares.

(c)               Notwithstanding the foregoing, to the extent that Parent, the Surviving Corporation or the Company (i) is required by applicable Legal Requirements to make any per share payment or payments in respect of Dissenting Shares in excess of the Applicable Per Share Merger Consideration that otherwise would have been payable in respect of such share under this Agreement; or (ii) reasonably incurs any other costs or expenses (including specifically, but without limitation, reasonable attorneys’ fees, costs and expenses in connection with any Legal Proceeding commenced by a holder of Dissenting Shares) in respect of any Dissenting Shares (together, the “Dissenting Share Payments”), Parent shall be entitled to recover under the terms of Section 9 hereof the amount of such Dissenting Share Payments.

1.16      Further Action.  If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS.

Subject to the limitations contained in this Agreement, the Company and the Principal Stockholders hereby represent and warrant to Parent and Merger Sub that the statements contained in this Section 2 are true and correct, except as expressly set forth on the Disclosure Schedule attached hereto (the “Disclosure Schedule”).  The Disclosure Schedule shall be arranged in numbered sections corresponding to the sections contained in this Section 2 and any information disclosed therein under any section of the Disclosure Schedule shall be deemed disclosed and incorporated into any other section of the Disclosure Schedule as and to the extent that it is reasonably apparent on the face of the disclosure contained therein that such deemed disclosure and incorporation would be appropriate.

2.1          Existence and Power.  The Company is a corporation duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction of incorporation.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except such jurisdictions where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Material Adverse Effect.  The Company has heretofore delivered to Parent true and complete copies of the Company Charter, its bylaws and its other organizational documents as currently in effect.

2.2          Corporate Authorization.

(a)               The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for the required approval of the Company’s stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

(b)               At a meeting duly called and held, the Company’s Board of Directors has unanimously determined that this Agreement and the Transactions are fair to and in the best interests of the stockholders, unanimously approved and adopted this Agreement and the Transactions and unanimously resolved to recommend approval and adoption of this Agreement by its stockholders.  The only votes or consents required to approve this Agreement by the Company’s stockholders under the DGCL and the Company Charter are set forth on Section 2.2 of the Disclosure Schedule (the “Requisite Stockholder Vote”).

2.3          Subsidiaries.

(a)               Except for the Subsidiaries of the Company identified in Section 2.3 of the Disclosure Schedule, the Company does not own, directly or indirectly or through nominees, any capital stock of or any other equity interest in, directly or indirectly, any other Person or any Subsidiary, and the Company is not and has not otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity.  The Company is a holding company formed for the purpose of holding all of the issued and outstanding shares of the capital stock of Healthvision Solutions, Inc. and the Company has no other assets (except for any rights incident to holding such capital stock that are granted to the Company by any governance documents of Healthvision Solutions, Inc.).  Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Legal Requirements of its jurisdiction of formation.   Each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership, leasing, holding or use of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Material Adverse Effect.  The Company has made available a true and correct copy of each such Subsidiary’s certificate of incorporation and bylaws (or other comparable or applicable organizational documents), each as amended to date and in full force and effect on the date hereof, to Parent and no amendments thereto are pending.

(b)               Except as set forth in Section 2.3 of the Disclosure Schedule, all of the outstanding capital stock of, equity interest or other ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien.  All of the issued and outstanding shares of capital stock and equity interest of each of the Subsidiaries of the Company have been duly authorized and are validly issued, fully paid and nonassessable.  There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any other Subsidiary or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or obligation on the part of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of the Company’s Subsidiaries (the items in clauses (i) and (ii) being referred to collectively as the

“Subsidiary Securities”).  There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

2.4          Capitalization.

(a)               The authorized capital stock of the Company consists of (i) 30,000,000 shares of Company Common Stock, of which, as of the date hereof, 19,721,199 shares are issued and outstanding and (ii) 3,000,000 shares of Company Preferred Stock, all of which have been designated Series A Preferred Stock and of which, as of the date hereof, 2,282,000 shares are issued and outstanding.  All outstanding shares of Company Capital Stock (x) are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Company Charter or bylaws or any Contract to which the Company is a party or by which it is bound, and (y) have been offered, sold and delivered by the Company in compliance in all respects with all applicable Legal Requirements.  All shares of capital stock of the Company are held of record in the amounts and by the Persons set forth on Section 2.4 of the Disclosure Schedule.

(b)               Except for the Company Option Plan, neither the Company nor any of its Subsidiaries has ever adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any Person.  The Company Option Plan has been duly authorized, approved and adopted by the Company’s Board of Directors and its stockholders and is in full force and effect.  As of the date hereof, the Company has reserved a total of 600,000 shares of Company Common Stock for issuance under the Company Option Plan, of which, as of the date hereof: (i) 196,708 shares are issuable upon the exercise of outstanding, unexercised Company Options, (ii) 403,292 shares are available for grant but have not yet been granted pursuant to the Company Option Plan, and (iii) zero shares have been issued and are outstanding pursuant to the prior exercise of stock options or other stock rights granted pursuant to the Company Option Plan.   All outstanding Company Options have been offered, issued and delivered by the Company in compliance in all respects with all applicable Legal Requirements and with the terms and conditions of the Company Option Plan.

(c)               Except for the Payout Options identified and set forth on Section 2.4 of the Disclosure Schedule, as of the date hereof, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver, sell, increase, decrease, repurchase or redeem, or cause to be issued, delivered, sold, increased, decreased, repurchased or redeemed, any Company Capital Stock or equity interest of any Subsidiary of the Company, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company or any of its Subsidiaries.

(d)               Except as set forth in Section 2.4 of the Disclosure Schedule, (i) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or of which the Company has Knowledge, and (ii) there are no agreements or understandings to which the Company or any of its Subsidiaries is a party, by which the Company or any of its Subsidiaries is bound, or of which the Company has Knowledge relating to the registration, sale or transfer (including agreements relating to rights of first refusal, “co-sale” rights, “drag-along” rights or registration rights) of any Company Capital Stock, capital stock or equity interest of the Company’s Subsidiaries or any other investor rights, including, without limitation, rights of participation (i.e., pre-emptive rights), co-sale, voting, first refusal, board observation, visitation or information or operational covenants (the items described in clauses (i) and (ii) being, collectively, the “Rights Agreements”).  On or prior to the Effective Time, all Rights Agreements shall have been terminated and of no further force or effect.

2.5          Governmental Authorization.  Except as set forth on Section 2.5 of the Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party require no action by or in respect of, or filing with, any Governmental Body, other than (a) the filing of the Certificate of Merger with the secretary of state of Delaware and appropriate documents with the relevant authorities of other states and countries in which the Company or its Subsidiaries do business; and (b) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable U.S. state or federal securities laws or any laws of Canada, the United Kingdom or the People’s Republic of China.

2.6          Non-Contravention.  The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Company Charter or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 2.5, contravene, conflict with or result in a violation or breach of any provision of any Legal Requirement, (c) except as set forth on Section 2.6 of the Disclosure Schedule require any consent or other action by any Person under, give rise to any right of early termination, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, any provision of any Contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries; except as set forth in clause (c), where the violation, conflict, or default, or failure to obtain a consent would not reasonably be expected to have a Material Adverse Effect.

2.7          Financial Statements.  The Company has furnished Parent with true, accurate and complete copies of (a) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of November 30, 2009 (the “Most Recent Balance Sheet”) and the related statements of operations and retained earnings for the 11-month period ended on the date of the Most Recent Balance Sheet (collectively, the “Interim Financial Statements”); and (b) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2008 and December 31, 2007, and the related audited statements of operations and retained earnings and cash flows for the years then ended, together with the notes thereto (collectively, the “Audited Financial Statements” and together with the Interim Financial Statements, the

“Financial Statements”).  The Financial Statements have been prepared in accordance with the Accounting Convention consistently followed throughout the periods indicated, except for the absence of footnotes in the case of the Interim Financial Statements.  The Financial Statements present fairly the financial position of the Company and its Subsidiaries as of their respective dates and the statements of operations and cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments.

2.8          No Undisclosed Liabilities.  There are no material Liabilities of the Company or its Subsidiaries of any kind whatsoever, including any Liability for Taxes, and to the Knowledge of the Company there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, except (a) as disclosed on the face of the Most Recent Balance Sheet (rather than any notes thereto); (b) for Liabilities incurred in the ordinary course of business since the Most Recent Balance Sheet; and (c) as set forth on Section 2.8 of the Disclosure Schedule.  Without limiting the generality of the foregoing, the Company Group has no Liabilities relating to Rogue Wave Software, Inc., a Delaware corporation (formerly known as Quovadx, Inc.), its Subsidiaries or their respective operations, other than the Liabilities of (i) Healthvision Solutions, Inc. (then known as Quovadx, Inc., a Georgia corporation) and its Subsidiaries, or (ii) those Liabilities expressly assumed by Healthvision Solutions, Inc. (then known as Quovadx, Inc., a Georgia corporation) and listed on Exhibit B of the ISD Contribution Agreement.  As used herein, the “ISD Contribution Agreement” shall mean that certain Contribution and Share Transfer Agreement dated July 18, 2007, by and among Quovadx, Inc., a Delaware corporation (n/k/a Rogue Wave Software, Inc.), Healthvision Solutions, Inc. (f/k/a Quovadx, Inc., a Georgia corporation) and the Company.

2.9          Absence of Certain Changes. Except as set forth on Section 2.9 of the Disclosure Schedule, since the date of the Most Recent Balance Sheet through the date of this Agreement, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practices and neither the Company nor any Subsidiary of the Company has:

(a)               suffered any material loss, or material interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard;

(b)               amended or changed the Company’s Charter or bylaws or any Subsidiary’s comparable organizational documents;

(c)               changed its accounting methods, principles or practices;

(d)               declared, set aside or paid any dividend or other distribution with respect to any shares of capital stock or other ownership interests or increased, decreased, repurchased or redeemed or committed to increase, decrease, repurchase or redeem any shares of capital stock or other ownership interests other than in the ordinary course of business consistent with past practices;

(e)               other than in the ordinary course of business consistent with past practice, changed the employment terms of, paid any bonus to, increased any salary or wages for or entered into any employment Contract with, any Person, or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement with, any of its directors, officers or employees;

(f)                merged into, consolidated with, or sold a substantial part of its assets to any other Person, or permitted any other Person to be merged or consolidated with it;

(g)               entered into any Contract, lease or license (or series of related Contracts, leases and licenses) either (i) where such Contract, lease or license (or series of related Contracts, leases and licenses) to which the Company or any of its Subsidiaries is or will be a party, over the course of the first full year of such Contract, lease or license, would reasonably be likely to result in at least $300,000 in revenue to the Company or any of its Subsidiaries resulting from license fees, maintenance fees, ongoing support services or otherwise, or (ii) any such Contract, lease or license entered into outside the ordinary course of business;

(h)               accelerated, terminated, modified or cancelled any Contract with the Persons described in Section 2.25 of the Disclosure Schedule (other than such Contracts that expired or were not renewed by the customer in the ordinary course of business);

(i)                made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) either involving more than $25,000 or outside the ordinary course of business;

(j)                issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness either involving more than $25,000 in any individual case or $100,000 in the aggregate;

(k)               materially delayed or postponed the payment of accounts payable and other Liabilities outside the ordinary course of business;

(l)                cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the ordinary course of business;

(m)              transferred, assigned or granted any license or sublicense of any rights under or with respect to any Intellectual Property other than (1) in the ordinary course of business; or (2) for non-exclusive license grants to object or executable code only and granted in the ordinary course of business;

(n)               entered into any employment Contract (for avoidance of doubt, specifically excluding any ordinary course assignment of inventions agreements, non-disclosure agreements, offer letters for “at-will” employment and similar ordinary course employment arrangements) or collective bargaining agreement, written or oral; or modified the terms of any existing such Contract or collective bargaining agreement;

(o)               issued, sold or otherwise disposed of any of its capital stock or equity interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or equity interests;

(p)               made any loan to, or entered into any other transaction with, any of its directors, officers and executive officers (except for expense reimbursements and similar arrangements in the ordinary course of business);

(q)               imposed any Liens upon any of its assets, tangible or intangible;

(r)               took any step to enter liquidation, close, cancel, suspend or deregister, or presented a petition for winding up the Company or any of its Subsidiaries;

(s)               destroyed any of the Company Group’s material Records (except in accordance with the document retention policies in effect on the date of the Most Recent Balance Sheet Date); or

(t)                suffered any adverse change with respect to its business or financial condition which has had, or would reasonably be expected to have, a Material Adverse Effect.

2.10        Properties.

(a)               Neither the Company nor any of its Subsidiaries owns any real property.  The Company and its Subsidiaries lease or sublease all real property used in their business as now conducted and proposed to be conducted.  Section 2.10(a) of the Disclosure Schedule describes all real property leased or subleased by the Company or any of its Subsidiaries (the “Real Property”), specifying the name of the lessor or sublessor, the lease term and basic annual rent.  The Company has delivered to Parent a true and complete copy of each lease or sublease relating to the Real Property, each of which is disclosed on Section 2.10(a) of the Disclosure Schedule (the “Leases”).  With respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable and in full force and effect and, if applicable, has been duly filed with the competent Governmental Body in accordance with Legal Requirements; (ii) to the Company’s Knowledge, the Company’s or its Subsidiary’s possession and quiet enjoyment of the Real Property has not been disturbed and there are no disputes with respect to such Lease; (iii) the Company and its Subsidiaries are not and, to the Company’s Knowledge, no other party to such Lease is in material breach or material default under such Lease and, to the Company’s Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or material default, or permit the termination, modification or acceleration of rent under such Lease; (iv) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy the Real Property subject to such Lease or any portion thereof; and (v) there is no pending or, to the Knowledge of the Company, threatened condemnation, foreclosure or other similar exercise of mortgage right, or eminent domain proceeding or other litigation affecting the Real Property subject to such Lease.

(b)               Section 2.10(b) of the Disclosure Schedule describes all personal property leased or subleased by the Company or its Subsidiaries, including but not limited to machinery, equipment, furniture, vehicles, and other trade fixtures and fixed assets, and any

Liens thereon, specifying the name of the lessor or sublessor, the lease term and basic annual rent.  All leases of personal property are in good standing and are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease any material breach by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any event or occurrence that with notice or lapse of time or both, would constitute a material default.

2.11        Title to Assets.  Except as set forth in Section 2.11 of the Disclosure Schedule, the Company and its Subsidiaries have good and marketable title to the tangible fixed assets, personal property and equipment owned by them and shown as owned on the Most Recent Balance Sheet or acquired after the date hereof through the Closing Date, free and clear of all Liens, except for any such tangible fixed assets, personal property or equipment disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet.

2.12        Taxes.  Except as set forth on Section 2.12 of the Disclosure Schedule:

(a)               Each of the Company and its Subsidiaries has in accordance with all applicable Legal Requirements timely filed all Tax Returns that were required to be filed by it and all such Tax Returns were correct and complete in all material respects.  All Taxes owed by the Company or any of its Subsidiaries (whether or not shown or required to be shown on Tax Returns) have been timely paid.  There are no Liens for Taxes upon the assets of the Company or any of its Subsidiaries.  No written claim has ever been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.  Section 2.12 of the Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which income or sales and use Tax is properly payable by the Company or any of its Subsidiaries.

(b)               Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and neither the Company nor any of its Subsidiaries has agreed to, nor been requested to agree to, any extension or waiver of the statute of limitations applicable to any of its Tax Returns which extension or waiver is currently in effect.

(c)               Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnification agreement.

(d)               None of the Tax Returns filed by the Company or its Subsidiaries or Taxes payable by the Company or its Subsidiaries has been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Taxing Authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending, or, to the Knowledge of the Company, threatened.

(e)               Each of the Company and its Subsidiaries has withheld and collected all Taxes, including, without limitation, registration for, withholding, collection and remittance of goods and services Taxes under the Excise Tax Act (Canada), the Taxation Act (Quebec) and

“Value Added Tax” in any jurisdiction, required to have been withheld and collected and has paid over to the proper Taxing Authority all such Taxes in a timely manner.

(f)                Neither the Company nor its Subsidiaries has requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

(g)               Since January 1, 2008, neither the Company nor its Subsidiaries has made any change in accounting methods, received a ruling from any taxing authority, or signed an agreement with respect thereto with respect to any Tax year.

(h)               Neither the Company nor its Subsidiaries, is a party to any Contract, arrangement, or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law).  The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(i)                Neither the Company nor its Subsidiaries, since January 1, 2008, (i) has been a member of an Affiliated Group filing a consolidated return (other than a group the common parent of which was the Company and which included only the Subsidiaries of the Company) or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes or (ii) has any Liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(j)                Schedule 2.12 of the Disclosure Schedule lists all income Tax Returns filed with respect to the Company or its Subsidiaries for taxable periods ended on or after January 1, 2006.  The Company has provided Parent with complete and correct copies of all income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or its Subsidiaries since January 1, 2007.

(k)               Neither the Company nor any of its Subsidiaries is or has been, since January 1, 2008, a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation §1.6011-4(b).  Neither the Company nor its Subsidiaries has distributed the stock of another Person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(l)                The unpaid Taxes of the Company and its Subsidiaries (i) did not exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements, and (ii) will not, as of the Closing Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected on the Final Statement for Working Capital (taking into account any Taxes imposed with respect to the operations of the Company and its Subsidiaries through and including the Closing Date and any Taxes resulting from the Transactions).  Neither the Company nor its

Subsidiaries will incur any Liability for Taxes from the date of the Most Recent Balance Sheet through the Closing Date other than in the ordinary course of business and consistent with reasonable past practice, and other than as a result of the Transactions.

(m)              Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any;

(i)            change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii)           “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date;

(iii)         intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law);

(iv)          installment sale or open transaction disposition made on or prior to the Closing Date; or

(v)            prepaid amount received on or prior to the Closing Date, except for deferred revenue.

(n)               None of the assets of the Company or any of its Subsidiaries (i) is property that such entity is required to treat as being owned by another Person pursuant to the “safe harbor lease” provisions of former Section 168(f)(8) of the Code, as in effect prior to the amendment by the Tax Equity and Fiscal Responsibility Act of 1982, (ii) is “tax-exempt use property” within the meanings of Section 168(h) of the Code, or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.  Neither the Company nor its Subsidiaries has ever entered into a gain recognition agreement under Section 367 of the Code.

(o)               The Company does not have outstanding any capital stock that was issued in connection with the performance of services (as defined in Section 83 of the Code), except for (i) stock that is fully vested, and (ii) stock for which the holder made a valid election under Section 83(b) of the Code.

2.13        Litigation.  Except as disclosed in Section 2.13 of the Disclosure Schedule, there is no Legal Proceeding pending, or to the Company’s Knowledge there are no material Legal Proceedings threatened, against or affecting the Company or any of its Subsidiaries, or the Transactions, before any Governmental Body.  None of the Company or its Subsidiaries is subject to any outstanding injunction, judgment, order, decree, ruling or charge.  None of the Legal Proceedings set forth in Section 2.13 of the Disclosure Schedule could have a Material Adverse Effect.

2.14        Material Contracts.

(a)               Section 2.14 of the Disclosure Schedule specifically identifies by subsection each Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is otherwise bound that constitutes a Material Contract, and any amendments thereto. For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i)            each executory Contract for (A) the customers listed on Section 2.25 of the Disclosure Schedule, (B) the five largest resellers of the Company Software, by revenue attributable to such resellers for the Company Group’s fiscal year ended December 31, 2008 and for the period beginning on January 1, 2009 through September 30, 2009, and (C) the third party Software providers for which the Company Group resells for the period beginning on January 1, 2009 through September 30, 2009;

(ii)           any partnership, joint venture or other similar Contract;

(iii)         any Contract relating to Indebtedness;

(iv)          any Contract limiting the freedom of the Company or any Subsidiary to engage or participate, or compete with any other Person, in any line of business, market or geographic area;

(v)            any Contract pursuant to which the Company or any Subsidiary is a lessor or lessee of any real property or of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property that by its terms requires the payment of in excess of $100,000 per annum or under which it has imposed a Lien on all, or any portion of, its assets;

(vi)          any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan for the benefit of its current or former directors, executive officers or employees;

(vii)         any collective bargaining Contract;

(viii)        any Contract for the employment of any individual on a full-time, part-time, consulting or other basis (excluding any ordinary course assignment of inventions agreements, non-disclosure agreements, offer letters for “at-will” employment and similar employment arrangements) or providing severance benefits;

(ix)          any Contract to indemnify, hold harmless or defend any Person, other than (A) Contracts related to the license of Software, and (B) Contracts where the obligation of any member of the Company Group to indemnify, hold harmless or defend any Person under the Contract does not exceed $100,000;

(x)           any Contract under which it has advanced or loaned any amount to any of its directors and executive officers (except for expense reimbursements and similar arrangements in the ordinary course of business);

(xi)          any Contract between the Company or any of its Subsidiaries and any of their Affiliates; and

(xii)         any other Contract (x) under which the consequences of a default or termination could have a Material Adverse Effect on a member of the Company Group, or (y) not made in the ordinary course of business that is material to the Business.

(b)               The Company has made available to Parent a correct and complete copy of each written Contract (as amended to date) listed in Section 2.14 of the Disclosure Schedule and a written summary of setting forth the terms and conditions of each oral agreement referred to in Section 2.14 of the Disclosure Schedule.  Each Material Contract is a legal, valid, enforceable and binding agreement of the Company or its Subsidiary and is in full force and effect, and the Company and its Subsidiaries are not, and to the Company’s Knowledge, neither is any other party thereto, in default in any material respect under the terms of any such Material Contract, nor, to the Company’s Knowledge, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder.

2.15        Intellectual Property.

(a)               Section 2.15(a) of the Disclosure Schedule lists (i) a correct and complete list of all material Patents, all material Trademarks, and all material registered Copyrights owned by or on behalf of the Company and its Subsidiaries or purported to be owned by the Company and its Subsidiaries (collectively referred to herein as “Owned Intellectual Property”), and (ii) all Contracts relating to any Intellectual Property pursuant to which any Intellectual Property is or has been licensed, sold, assigned or otherwise conveyed or provided to the Company (other than non-exclusive licenses to third-party Software that is not incorporated into, or used in the development, manufacturing, testing, distribution, maintenance, or support of, any Company Product) (A) necessary for the use and operation of any Company Product, or (B) that are otherwise material to the Business.  All Owned Intellectual Property invented or otherwise created by any past or current employees or consultants of the Company or any of its Subsidiaries in the course of their services to the Company or any of its Subsidiaries or relating to the Business has been assigned to the Company by operation of law or otherwise pursuant to valid and enforceable written assignments.  The Company has made available true and complete copies of any such written assignments with its current employees who have contributed to any Owned Intellectual Property.

(b)           Except as disclosed on Section 2.15(b) of the Disclosure Schedule, each item of the Company Intellectual Property is either: (i) owned solely by the Company or its Affiliates free and clear of any Liens; or (ii) rightfully used and authorized for use by the Company, its Subsidiaries and Affiliates and its successors pursuant to a valid and enforceable written license (without the making of any payment to others or the obligation to grant rights to others in exchange) as are necessary to the conduct of the Business, and the consummation of the Transactions (A) will not alter or impair any such rights to the extent such Company Intellectual Property is incorporated into, or used in the development, manufacturing, testing, distribution, maintenance, or support of, any Company Product, and (B) will not materially alter or impair any such rights with respect to any other Company Intellectual Property.  The Company is not in material violation of any license, sublicense or other agreement to which the Company is a party or otherwise is bound relating to any of the Company Intellectual Property.

(c)               To the Knowledge of the Company, the use of the Company Intellectual Property and the operation of the Business as currently conducted do not infringe any other Person’s Intellectual Property rights.  No claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company or its Subsidiaries of any of the Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale of the Company Products, or any other exercise of rights in any of the Company Intellectual Property by the Company or its Affiliates, infringes or will infringe on any Intellectual Property or other proprietary or personal right of any Person have been asserted against the Company or its Affiliates in writing or, to the Knowledge of the Company, are threatened by any Person.  There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the material Owned Intellectual Property, other than review of pending Patent applications, and the Company has no Knowledge of any information indicating that such proceedings are threatened or contemplated by any Governmental Body or any other Person.

(d)           To the Company’s Knowledge, all issued patents and trademarks set forth in Section 2.15(a) of the Disclosure Schedule remain in effect, are enforceable and subsisting and are valid and all maintenance fees due with respect to the issued patents have been paid.

(e)           To the Company’s Knowledge, there is no use of any Intellectual Property owned by or licensed to the Company that has been or is being made, except by the Company or by a Person duly licensed by it to use the same.  To the Company’s Knowledge, there is no infringement or other unauthorized use by others of any Intellectual Property owned by or licensed by or to the Company.

(f)                No (i) government funding, or (ii) facilities of a university, college or other educational institution or research center was used in the development of the Owned Intellectual Property.  To the Company’s Knowledge, no current or former employee, consultant, or independent contractor of the Company who was involved in or contributed to the creation or development of any Owned Intellectual Property has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

(g)               The Company has taken commercially reasonable measures to protect the proprietary nature of the material Owned Intellectual Property, including (as to any material Trade Secrets included in the Owned Intellectual Property) by taking commercially reasonable measures to maintain the confidentiality thereof.

(h)               Except as set forth in Section 2.15(h) of the Disclosure Schedule, the Owned Intellectual Property does not include any Publicly Available Software and the Company has not used any Publicly Available Software in whole or in part in the development of any part of the Owned Intellectual Property in a manner that may subject the Owned Intellectual Property in whole or in part, to all or part of the license obligations of any Publicly Available Software.

“Publicly Available Software” means any Software that contains, or is derived in any manner (in whole or in part) from any Software that is distributed as free Software, open source Software (e.g. Linux), or similar licensing and distribution models, and any Software that requires as a condition of use, modification or distribution of such Software that such Software or other Software incorporated into, derived from, or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no or minimal charge.  Publicly Available Software includes without limitation Software licensed or distributed under any of the following licenses or distribution models similar to any of the following (A) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g. PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), the Sun Industry Source Licenses (SISL), and (F) the Apache Server License.  No material Software of the Company included in the Owned Intellectual Property (the “Company Software”) contains any Software code that is, in whole or in part, subject to the provisions of any license to Publicly Available Software that (x) require, or condition the use or distribution of any Company Software on the disclosure, licensing or distribution of any source code for any portion of such Company Software or (y) otherwise impose any limitation, restriction or condition on the right or ability of the Company or any of the Company’s Subsidiaries to use or distribute any Company Software.  The Company and its Subsidiaries have been in full compliance with any terms and conditions set forth in any license that governs any Publicly Available Software used in any Company Product.

(i)                Except as set forth in Section 2.15(i) of the Disclosure Schedule, the Company has not provided and is not obligated to provide, directly or indirectly, the source code for any of the Software that is included in the Owned Intellectual Property to any other Person.  With respect to any Company Software that is licensed in object code format, the Company has not, by license, transfer, sale, escrow or otherwise, granted any other Person the express right to reverse engineer, disassemble or decompile any such Company Software. The Transactions will not cause any source code for any of the Software that is included in the Company Products to be released pursuant to the terms of any agreement listed in Section 2.15(i) of the Disclosure Schedule.

(j)                With respect to the Software code components of Company Products set forth on Section 2.15(j) of the Disclosure Schedule, as of the Closing Date such code is being used, packaged and/or delivered as described on Section 2.15(j) of the Disclosure Schedule.

2.16        Insurance Coverage.  Section 2.16 of the Disclosure Schedule contains a complete list of all insurance policies (including “self-insurance” programs) currently maintained by the Company or any of its Subsidiaries (collectively, the “Insurance Policies”).  The Insurance Policies are in full force and effect, neither the Company nor any of its Subsidiaries is in default in any material respect under any Insurance Policy (including, without limitation, with respect to any default related to the payment of premiums), and no claim for coverage under any Insurance Policy, other than contested claims under the Company Group’s workers’ compensation policies or subject to any Company Employee Plans, has been denied during the past two (2) years.  To the Company’s Knowledge, no event has occurred that, with notice or lapse of time, would constitute a breach or default, or permit modification, termination or acceleration under any of the Insurance Policies.  Neither the Company nor any of its

Subsidiaries has received any written notice of cancellation or intent to cancel with respect to the Insurance Policies.

2.17        Compliance with Legal Requirements.  Except as set forth in Section 2.17 of the Disclosure Schedule, the Company and its Subsidiaries have been and are in compliance in all material respects with all Legal Requirements and Governmental Orders applicable to them or the Business or by which any property, asset or the business or operations of the Business is bound or affected.  Except as set forth in Section 2.17 of the Disclosure Schedule, there are no material permits, licenses, membership privileges, authorizations, consents, approvals, waivers or franchises to be granted by or obtained from any Governmental Body (“Permits”) that are required for the Company or its Subsidiaries to operate the Business.

2.18        Employee Benefit Plans.  Except for the plans or arrangements listed on Section 2.18 of the Disclosure Schedule (hereinafter referred to collectively as the “Company Employee Plans” and individually as a “Company Employee Plan”), neither the Company nor one or more members of its Controlled Group directly or indirectly, maintains, sponsors or has an obligation or liability with respect to, any “employee benefit plan,” as defined in Section 3(3) of ERISA, or any other similar plan, however defined, under the Legal Requirements of Canada or the United Kingdom, including those governed by the Pension Plans Act (Ontario) or the Supplemental Pension Plans Act (Quebec) (collectively, “Foreign Plans”), or any benefit arrangement that is not an “employee benefit plan” as defined in Section 3(3) of ERISA or a Foreign Plan, including, without limitation, any material executive compensation or incentive plan; any material bonus or severance plan; any material employment contract; any collective bargaining agreement, union contract, deferred compensation agreement, stock purchase or other equity plan or arrangement; any educational assistance arrangement; any plan governed by Section 125 of the Code; or any other fringe benefit plan or arrangement.  For the purposes of this Agreement, “Controlled Group” shall mean the Company and any trade or business, whether or not incorporated, which is treated together with the Company as a single employer under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.  Section 2.18 of the Disclosure Schedule lists all persons currently on continuation coverage under COBRA and any persons currently in an election period for continuation coverage under COBRA.  With respect to each Company Employee Plan identified on Section 2.18 of the Disclosure Schedule:

(a)               Each Company Employee Plan has been maintained, operated, and administered in compliance with its terms and any related documents or agreements and in material compliance with all applicable Legal Requirements; there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against such Company Employee Plan, the Company or against any fiduciary of such Company Employee Plan; there is no pending or, to the Knowledge of the Company, threatened proceeding involving any Company Employee Plan before the IRS, the United States Department of Labor or any other Governmental Body;

(b)               No member of the Controlled Group, Company Employee Plan, fiduciary of such Company Employee Plan or administrator of such Company Employee Plan, has taken any action, or failed to take any action, which action or failure could subject the Company, or any respective employee thereof, to any Liability for breach of any fiduciary duty, or for any prohibited transaction (as defined in Section 4975 of the Code), with respect to or in connection with such Company Employee Plan;

(c)               Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has heretofore been determined by the IRS to be so qualified and has been so qualified during the period since its adoption, and each trust created thereunder has heretofore been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code and has been so exempt since its creation; a copy of the most recent determination letter from the IRS (or an opinion letter issued to the prototype sponsor of the plan on which the Company is entitled to rely) regarding such qualified status for each such plan has been made available to the Parent; each asset held under any qualified plan may be liquidated or terminated without the imposition of any redemption or surrender charge or comparable liability;

(d)               The Controlled Group does not maintain or contribute and has never maintained or contributed to or otherwise participated in a “defined benefit plan” within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, or a plan that is subject to the requirements of Section 412 of the Code, nor is or was the Controlled Group a party to a “multiemployer plan” as described in Section 3(37) of ERISA or Section 414(f) of the Code;

(e)               Each Company Employee Plan does not (i) provide for non terminable or non alterable benefits for employees, dependents or retirees or (ii) provide any benefits for any person upon or following retirement or termination of employment, except as otherwise required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or applicable law (herein collectively referred to as “COBRA”); and no condition exists that would prevent the Parent from amending or terminating any Company Employee Plan;

(f)                Full and timely payment has been made of all material amounts which the Controlled Group is required, under applicable law or under any Company Employee Plan, to have paid as a contribution, including without limitation forwarding employee salary deferrals or salary reduction contributions on a timely basis to Company Employee Plans;

(g)               The Company has delivered to Parent with respect to each Company Employee Plan the following documentation relating to the period beginning on January 1, 2006 and continuing through the date of this Agreement (i) all written documents comprising the terms of such Company Employee Plan (including amendments and individual, trust or insurance agreements relating thereto); (ii) Federal Form 5500 series (including all schedules thereto), Form 5300 (including enclosures), Form 5310 (including enclosures), Form 5330 or any other documentation filed with the Internal Revenue Service or the Department of Labor related to each such Company Employee Plan; (iii) the summary plan description currently in effect and all material modifications thereto, if any, for each such Company Employee Plan, and other required communications with participants, such as Summary Annual Reports; and (iv) written communications to employees to the extent the substance of any Company Employee Plan described therein differs materially from the other documentation furnished under this Section 2.18; and

(h)               Any and all mergers, plan-to-plan transfers, consolidations, spin-offs, partial terminations or terminations of Company Employee Plans were properly completed and in compliance with applicable Legal Requirements, including the Code and ERISA.  Any and all adoptions of Company Employee Plans were also properly completed, timely and in compliance with applicable Legal Requirements, including the Code and ERISA.

2.19        Employees.  The Company and its Subsidiaries have been and are in compliance, in all material respects, with all Legal Requirements relating to employment practices, including labor, employment, fair employment practices, workplace safety and health, terms and conditions of employment, social benefits and wages and hours.  There have been no charges against any of the Company or its Subsidiaries of employment discrimination or unfair labor practices.  There are no strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or threatened against any of the Company or its Subsidiaries.  Neither the Company nor any of its Subsidiaries has ever been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of the Company or any of its Subsidiaries.  There are no grievances, complaints or charges that have been filed against the Company or any of its Subsidiaries under any dispute resolution procedure (including any dispute resolution procedure under any collective bargaining agreement) that could have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has experienced any labor problem that was or is material to it.  The Company and its Subsidiaries are in material compliance with the requirements of the Immigration Reform Control Act and similar Legal Requirements of any Governmental Body.  Neither Company nor any of its Subsidiaries has received a written notice indicating that any employment policies or practices of the Company are currently being audited or investigated by any Governmental Body.  Neither the Company nor any of its Subsidiaries has treated any Person as an independent contractor who should have been treated as an employee under Legal Requirements.  The Company and its Subsidiaries have treated employees as “exempt” or “non-exempt” in accordance with Legal Requirements.  To the Knowledge of the Company, no executive or key employee has any present plans to terminate employment with any of the Company or its Subsidiaries as a result of the Closing.  Except as set forth on Section 2.19 of the Disclosure Schedule, no employees of the Company or any of its Subsidiaries are on leave of any kind, including, without limitation, sick leave, disability leave, maternity leave or any other work absence.  Section 2.19 of the Disclosure Schedule sets forth with reasonably particularity the details of any leave taken by such employees.  R. David Tabors and Jesse Feldman, directors and officers of the Company, have not been employed by the Company or any of its Subsidiaries (as employment is determined and defined under any Legal Requirements).

2.20        Government Programs.  No agreements, loans, funding arrangements or assistance programs are outstanding in favor of the Company or any of its Subsidiaries from any Governmental Body.

2.21        Interested Party Transactions.  Except as set forth on Section 2.21 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any transaction or agreement with any Affiliate, stockholder, director or executive officer of the Company.

2.22        Environmental Matters.  The Company and all of its Subsidiaries have complied and are in compliance in all material respects with all Legal Requirements intended to protect the environment and/or human health or safety (collectively, “Environmental Laws”).  Neither the Company nor any of its Subsidiaries has released, handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws (“Hazardous Materials”), except for the use of reasonable amounts of ordinary office and/or office-cleaning supplies in compliance with Environmental Laws.  The Company has no Knowledge of any environmental investigation, study, test or analysis, the purpose of which was to discovery, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any location at which the Business has been conducted.  Neither the Company nor any of its Subsidiaries has any Environmental Liabilities that would reasonably be expected to have a Material Adverse Effect.  As used herein, “Environmental Liabilities” are any claims, demands, or liabilities under Environmental Law which (i) arise out of or in any way relate to the operations or activities of the Company Group, or any real property at any time owned, operated or leased by the Company Group, whether contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

2.23        Finders’ Fees.  Except as disclosed on Section 2.23 of the Disclosure Schedule, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from Parent, the Company or any of their respective Affiliates upon consummation of the Transactions.

2.24        Software Warranty.  All Company Software is in conformity with all applicable contractual commitments and all express and implied warranties.  Copies of all standard terms and conditions of sale, license, lease or service of Company Software, including any and all applicable guaranty, warranty and indemnity provisions are included in Section 2.24 of the Disclosure Schedule.

2.25        Customers and Suppliers.  Section 2.25 of the Disclosure Schedule lists the 50 largest customers of the Company Group by revenue for the Company Group’s fiscal year ended December 31, 2008 and for the period beginning on January 1, 2009 through September 30, 2009 and sets forth opposite the name of each such customer and the approximate percentage of consolidated net revenues attributable to such customer.  To the Company’s Knowledge, no third party to a Material Contract described in Section 2.14(a)(i)(B) or (C) has given written notice to any member of the Company Group under the applicable Material Contract that it shall stop or decrease the rate of supplying materials or services to the Company Group or that it shall stop or decrease the rate of buying products or services from the Company Group, as applicable.

2.26        Power of Attorney.  Except as set forth on Section 2.26 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company or any of its Subsidiaries.

2.27        Privacy and Security Commitments.  With respect to all Personally Identifiable Information or other information protected by applicable Legal Requirements (including, without limitation, HIPAA or equivalent Legal Requirements applicable in Canada or any other jurisdiction in which the Company or any of its Subsidiaries does business as of the date hereof), obtained by the Company or any of its Subsidiaries in the conduct of the Business, and all agreements, terms and conditions and privacy certification license agreements applicable to such Personally Identifiable Information (collectively, the “Privacy Commitments”): (a) the Company and each of its Subsidiaries is in material compliance with the Privacy Commitments; (b) all Privacy Commitments adopted by the Company or any of its Subsidiaries are in compliance with all Legal Requirements; (c) neither the Company nor any of its Subsidiaries has received written inquiries from any Governmental  Body regarding the Privacy Commitments; (d) there are no pending or, to the Knowledge of the Company, threatened Legal Proceedings regarding the Privacy Commitments or compliance with the Privacy Commitments; (e) if applicable, the Privacy Commitments have not been rejected by any applicable certification organization which has reviewed the Privacy Commitments or to which any of the Privacy Commitments have been submitted; (f) no applicable certification organization has found the Company or any of its Subsidiaries to be out of compliance with the Privacy Commitments; and (g) to the Company’s Knowledge, there have been no security breaches with respect to any of the Company’s or its Subsidiaries’ products or related data resulting in unauthorized access to or acquisition of any Personally Identifiable Information.  The Company and each of its Subsidiaries has at all times complied in all respects with the rules applicable to the Company or any of its Subsidiaries to the extent any of them constitute a “Business Associate,” as defined by HIPAA, and the terms of all “Business Associate Agreements” any of the Company or any of it Subsidiaries has executed with any “Covered Entity,” each as defined and described by HIPAA.

2.28        Accounting Systems.  Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, and (c) access to assets is permitted only in accordance with management’s general or specific authorization.

2.29        Notes and Accounts Receivable.  All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid and current receivables and to the Company’s Knowledge, are not subject to any setoffs or counterclaims, subject only to the reserve for bad debts set forth on the Most Recent Balance Sheet as adjusted for passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

2.30        Title to Shares.  Each Principal Stockholder is the sole, true, lawful, record and beneficial owner of such shares of Company Capital Stock in the amount set forth opposite such Principal Stockholder’s name in Section 2.30 of the Disclosure Schedule, free and clear of any and all Liens and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares).  Except as set forth on Section 2.30 of the Disclosure Schedule, none of such shares of Company Capital Stock is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares.

2.31        Required Deliverables.  The Company has delivered to Parent the required third party consents, authorizations, approvals or other documents described in Section 2.31 of the Disclosure Schedule.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

3.1          Due Organization.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2          Authority; Binding Nature of Agreement.  Parent and Merger Sub have the corporate power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and their respective boards of directors.  No vote of Parent’s stockholders is needed to approve the Merger.  This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

3.3          Finders’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Merger Sub who might be entitled to any fee or commission from any Effective Time Holder (or, if the Closing does not occur, the Company) upon consummation of the Transactions.

3.4          Sufficient Funds.  Parent has, on the date hereof, and will have on the Closing Date, the financial capability to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

SECTION 4.  PRE-CLOSING COVENANTS.

4.1        Access and Investigation.  During the period from the date of this Agreement through the Effective Time (the “Pre-Closing Period”), upon reasonable notice, the Company shall provide to Parent and its authorized Representatives reasonable access during normal business hours to the offices, Records, Tax Returns, Contracts, commitments, facilities and accountants of the Company Group, and shall furnish and make available to Parent and its authorized Representatives all such documents and copies of documents (at Parent’s expense) and all such additional financial and operating data and other information pertaining to the affairs of the Company Group as Parent and its authorized Representatives may reasonably request; provided, however, that (a) the activities of Parent and its Representatives shall be conducted in such a manner as not to interfere unreasonably with the operation of the businesses of the Company Group and (b) in no event shall the Company be required to furnish Parent or its Representatives with any documents or information that (i) the Company Group is required by Legal Requirement, Governmental Order or Contract to keep confidential or (ii) that would reasonably be expected to jeopardize the status of such document or information as privileged, work product or as a trade secret.  Notwithstanding the foregoing, prior to the Closing Date, without the prior written consent of the Company, which shall not be unreasonably withheld or delayed, neither Parent nor its Representatives shall contact any suppliers to or customers (except as provided below), employees or directors of, the Company or the Company’s Subsidiaries in connection with or pertaining to any subject matter of this Agreement.  Parent may retain a third party firm that is in the business of conducting anonymous reference checks with customers (which third party firm shall be reasonably acceptable to the Company), and that third party firm may do so with customers of the Company without giving prior notice to the Company (provided, that such third party firm shall enter into a customary confidentiality agreement with the Company in connection with, and prior to conducting, such checks).

4.2        Operation of Business of Company Prior to Closing.  Except as otherwise permitted or required by this Agreement or as set forth on Schedule 4.2, during the Pre-Closing Period, neither the Company nor any of its Subsidiaries shall do any of the following:

(a)               issue or grant any equity securities or any subscriptions, warrants, options or other agreements or rights of any kind whatsoever to purchase or otherwise receive or be issued any equity securities or any securities or obligations of any kind convertible into, or exercisable or exchangeable for, any equity securities of the Company or any of its Subsidiaries;

(b)               engage in any practice, take any action, or enter into any transaction outside the ordinary course of business;

(c)               effect any recapitalization, reclassification, split or like change in the capitalization of the Company or any of its Subsidiaries;

(d)               amend the organizational documents of the Company or any of its Subsidiaries;

(e)               (i) grant any increase in the aggregate compensation of officers and directors of the Company or any of the Company Subsidiaries or make any general uniform increase in the compensation of employees of the Company or any of its Subsidiaries outside the ordinary course of business, except as required by any Contract existing on the date hereof, (ii) grant any bonus to any employee, director or consultant of the Company or any of the Company’s Subsidiaries, except as required by any Contract existing on the date hereof or (iii) enter into any retention, deferred compensation, bonus or other incentive compensation, profit sharing, stock option, stock appreciation right, restricted stock, stock equivalent, stock purchase, pension, retirement, medical, hospitalization, life or other insurance or other employee benefit plan for the benefit of the officers, directors, or employees of the Company or any of its Subsidiaries;

(f)                subject any of the properties or assets (whether tangible or intangible) of the Company or any of its Subsidiaries to any Lien;

(g)               sell, assign, transfer, convey, lease or otherwise dispose of any of the properties or assets of the Company or any of its Subsidiaries except (i) in the ordinary course of business or (ii) transactions less than or equal to $25,000 for any individual transaction or $100,000 for all transactions in the aggregate;

(h)               acquire any properties or assets or enter into commitments for capital expenditures of the Company or any of its Subsidiaries except (i) in the ordinary course of business and (ii) that do not exceed $25,000 in any individual case or $100,000 in the aggregate;

(i)                enter into any Contract which restricts the ability of the Company or any of its Subsidiaries to compete with, or conduct, any business or line of business in any geographic area; or

(j)                agree or commit to do any of the foregoing.

Notwithstanding the foregoing, nothing in this Section 4.2 shall prohibit the Company or any of its Subsidiaries from taking any action or omitting to take any action as required or as contemplated by this Agreement, as required by Legal Requirement or otherwise approved in writing by Parent, which approval shall not be unreasonably withheld or delayed.

4.3        HSR Act.  If so required, the Company and Parent shall file any supplemental information requested in connection with the notification and report form required for the Transactions.  The Company and Parent shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request.  The Company and Parent shall use their commercially reasonable efforts to obtain any clearance required under the HSR Act for the Transactions, and shall furnish to each other the necessary information and reasonable assistance as the other may request in connection with any filing or submission that is necessary under the HSR Act.

4.4        No Negotiation.  During the Pre-Closing Period, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(a)               solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

(b)               participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

(c)               consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly terminate any pending discussions with respect to any possible Acquisition Transaction as of the date of this Agreement and shall notify Parent in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.

4.5        Efforts to Consummate.  Each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all lawful and reasonable actions within such party’s control and to do, or cause to be done, all lawful and reasonable things within such party’s control necessary to fulfill the conditions precedent to the obligations of the other party(ies) hereunder and to consummate and make effective as promptly as practicable the

Transactions and to cooperate with each other in connection with the foregoing.  Nothing in this Agreement shall be construed as an attempt or an agreement by the Company or any of its Subsidiaries to assign or cause the assignment of any Contract or Permit which is by Legal Requirement non-assignable without the consent of the other party or parties thereto, unless such consent shall have been given.

4.6        Company Stockholder Approval.

(a)               Promptly after the execution of this Agreement, the Company shall have prepared (and shall have provided Parent with a reasonable opportunity to review and comment on) an information statement to be distributed to those stockholders of the Company who will not have executed the Stockholder Written Consent (the “Non-Consenting Stockholders”), notifying them of the consummation of the Transactions (the “Information Statement”), which Information Statement shall comply with all applicable Legal Requirements and this Section 4.6.  Promptly following the execution of this Agreement, the Company shall distribute to the Non-Consenting Stockholders a copy of the Information Statement.

(b)               To the extent required by the DGCL, the Company shall promptly deliver to any stockholder of the Company who has not approved this Agreement and the Transactions a notice of the approval of the Merger and adoption of this Agreement by written consent of the stockholders of the Company pursuant to the applicable provisions of the DGCL, which notice shall constitute the notice to stockholders of the Company required by applicable Legal Requirement that dissenters’ and/or appraisal rights may be available to the stockholders of the Company in accordance with the DGCL.

4.7        Execution of Additional Documents.  Prior to Closing, from time to time, as and when requested by a party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to consummate the Transactions.

4.8        Publicity.  No public release or announcement concerning the Transactions shall be issued by any party hereto or such party’s Affiliates or Representatives without the prior consent of the other parties hereto, except as follows:  (a) the Company may make such disclosure to its owners as it deems necessary or desirable; (b) Parent may make such disclosure in any documents utilized in connection with its financing for the Transactions, but only after the recipients of any such disclosure have been informed of the confidential nature of the Transactions and such recipients have agreed to maintain the confidentiality of the Transactions; (c) any release or announcement required by applicable Legal Requirements, provided the party required to make the release or announcement allows the other party reasonable time to comment on such release or announcement in advance of such issuance; and (d) each party may disclose to their investors and advisors the names of the Company and Parent, the date of the Transactions, the price and the key terms under this Agreement, provided, however, that such investors and advisors understand the confidential nature of such information and agree to maintain the confidentiality of such information.

4.9        Preservation of Business.  During the Pre-Closing Period, the Company will  use its commercially reasonable efforts to (and will cause its Subsidiaries to use commercially reasonable efforts) keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies and relationships with lessors, licensors, suppliers, customers and employees.

4.10      401(K) Plan. Effective no later than the day immediately preceding the Closing Date, the Company Group shall freeze and terminate any and all plans intended to include a Code Section 401(k) arrangement (the “Company 401(k) Plan”), unless Parent provides written notice to the Company at least three (3) business days prior to the Closing Date that the Company 401(k) Plan shall not be frozen or terminated.  Concurrent with the execution of this Agreement, the Company has provided Parent with resolutions that have been duly adopted by the Company’s Board of Directors terminating the Company 401(k) Plan (effective as of the day immediately preceding the Closing Date), which resolutions are in form and substance satisfactory to Parent.  The Company shall not take any action inconsistent with such resolutions.

4.11      No Stock Transfers.  During the Pre-Closing Period, the Principal Stockholders will maintain the same interests they have in Company Capital Stock as they have as of the date of this Agreement and will not dispose of, assign, convey or otherwise transfer such Company Capital Stock.

4.12      Assumed Letters of Credit.  Prior to the Closing, Parent shall take such actions as are necessary to continue to replace the Assumed Letters of Credit.

SECTION 5.  UPDATES TO THE DISCLOSURE SCHEDULE.

5.1        Updates to the Disclosure Schedule.  The Company and its Subsidiaries will give prompt written notice to Parent of any and all events, circumstances or changes which first arose solely after the date hereof and which causes a breach of any of the representations and warranties in Section 2 of this Agreement, or which should have been disclosed pursuant to this Agreement as of the date hereof, by delivery to Parent of one or more supplements to the Disclosure Schedule (each, a “Disclosure Supplement”).  Each Disclosure Supplement shall be in writing and shall be delivered in accordance with the procedure set forth for notice in Section 11.3.  A Disclosure Supplement delivered by the Company or any of its Subsidiaries pursuant to this Section 5 will not be deemed to have (a) amended the Disclosure Schedule, (b) qualified the representations and warranties contained in Section 2 of this Agreement, or (c) cured any misrepresentation or breach of warranty existing hereunder by reason of the development described in the Disclosure Supplement.

5.2          No Additional Warranties or Representations; Due Diligence.  Parent, on behalf of itself and its Affiliates, acknowledges that neither the Company nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company Group or the Business, which has been communicated, furnished or made available to Parent or Merger Sub or their respective Representatives, except as expressly set forth in this Agreement (including the Disclosure Schedule).

SECTION 6.  POST-CLOSING COVENANTS.

6.1        Records.  The Stockholders’ Agent may, following the Closing, and at its sole cost, make and retain copies of the Company’s and its Subsidiaries’ Records, including Records stored on computer disks or tapes or any other storage medium, as the Stockholders’ Agent is reasonably likely to need in connection with any accounting, auditing and Tax requirements, any Legal Requirements and any claims or Legal Proceedings relating in whole or in part to the Effective Time Holders, the Company or any Subsidiary of the Company (“Material Records”); provided, however, that Material Records do not include any Records containing patient data or Personally Identifiable Information and the Stockholders’ Agent may not retain patient data or any Personally Identifiable Information.  Following the sixth anniversary of the Closing, the Stockholders’ Agent will dispose of such Material Records or return them to the Surviving Corporation or Parent.  Parent shall cause the Surviving Corporation to retain Material Records of the Company for a period of at least six (6) years following the Closing, after which time, the Surviving Corporation may dispose of such Material Records provided that Parent gives Stockholders’ Agent at least thirty (30) days’ prior written notice of any such disposition, and if requested by the Stockholders’ Agent, delivers any of such Material Records as the Stockholders’ Agent may request.  During the period in which the Surviving Corporation maintains such Material Records, upon reasonable notice and request by the Stockholders’ Agent, the Surviving Corporation, during normal business hours, shall permit the Stockholders’ Agent or any of its Representatives to examine, copy and make extracts from all Material Records, all without cost, surcharge or expense other than reasonable copy charges, as the Stockholders’ Agent and such Representatives are reasonably likely to need in connection with any accounting, auditing and Tax requirements, any Legal Requirements and any claims or Legal Proceedings relating in whole or in part to the Effective Time Holders, the Company or a Subsidiary of the Company, including, but not limited to, any financial reporting obligation and in connection with any other such matter as may be reasonably requested by the Stockholders’ Agent, but not including any patient data or Personally Identifiable Information.

6.2        Cooperation.  The parties hereto shall cooperate with each other and shall cause their respective Representatives to cooperate with each other following the Closing to ensure the orderly transition of the ownership of the Company its Subsidiaries and the Business to Parent and to minimize any disruption to the Business that might result from the Transactions.

6.3        401(K) Plan.  Parent shall recognize all service of the Company’s employees with the Company for purposes of eligibility, participation and vesting in Parent’s tax-qualified defined contribution plan (the “Parent 401(k) Plan”).  According to the rules and regulations of the Parent 401(k) Plan and the Internal Revenue Service, the Parent 401(k) Plan’s Plan Administrator and/or Contract Administrator for the Parent 401(k) Plan shall consider whether the account balance of a Company employee who is employed by Parent, Merger Sub or Company after Closing may roll over some or all of such employee’s account balances from Company 401(k) Plan to Parent 401(k) Plan.

SECTION 7.  CONDITIONS PRECEDENT

7.1        Conditions Precedent to the Obligations of Each Party to Effect the Merger.  Each party’s obligations to effect the Merger and otherwise consummate the Transactions are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

(a)               HSR Act.  Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated

(b)               No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other material legal restraint or prohibition issued or promulgated by a Governmental Body preventing the consummation of the Transactions shall be in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes consummation of the Transactions illegal.

7.2        Conditions Precedent to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Transactions are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

(a)               Accuracy of Representations.  Each of the representations and warranties made by the Company and the Principal Stockholders in this Agreement shall be true and correct in all material respects at the Closing Date, except where the representations or warranties are qualified by materiality or Material Adverse Effect, in which case such representations and warranties will be true and correct in all respects at the Closing.

(b)               Performance of Covenants.  All of the covenants and obligations that the Company or any of its Subsidiaries is required to comply with or to perform at or prior to the Closing Date shall have been complied with and performed in all material respects.

(c)               Dissenting Stockholders.  The holders of no more than five percent (5%) of the capital stock of the Company shall have dissented to the Transactions under the DGCL.

(d)           No Material Adverse Effect.  There shall not have occurred any Material Adverse Effect with respect to the Company and the Company’s Subsidiaries.

(e)           Legal Opinion.  Parent will have received from Cooley Godward Kronish LLP, outside counsel to the Company, a legal opinion in the form of the attached Exhibit J addressed to Parent and dated as of the Closing Date.

(f)            General Releases.  Parent will have received from each of the Principal Stockholders, R. David Tabors, Jeffrey R. Tognoni and Jesse Feldman, a General Release duly executed by such Persons in the form of the attached Exhibit K for the benefit of Parent, Merger Sub and the Company and made effective as of the Closing Date.

(g)           Fleischer Release.  Parent will have received from Russell Fleischer separation and mutual release agreement duly executed by Mr. Fleischer in the form of the attached Exhibit H for the benefit of Parent, Merger Sub and the Company and made effective as of the Closing Date.

(h)           Agreement Terminations.  Parent will have received from the applicable stockholders, directors and officers of the Company agreements in the form of the attached Exhibit L regarding the termination of the following agreements, in each case duly executed by the applicable Persons for the benefit of Parent, Merger Sub and the Company and made effective as of the Closing Date:  (i) the Stockholder Agreement entered into as of August 23, 2007, by and among the Company, the individual managers listed on Schedule A thereto and the investors listed on Schedule B thereto; (ii) the Management Rights Letters between the Company and each of the Principal Stockholders, each dated January 29, 2009; and (iii) the Indemnification Agreements between the Company and each of Russell Fleischer, R. David Tabors, Jeffrey R. Tognoni and Jesse Feldman, each dated January 29, 2009.

(i)            Escrow Agreement.  Parent will have received from the Principal Stockholders the Escrow Agreement, duly executed by the Principal Stockholders.

7.3        Conditions Precedent to Obligations of the Company.  The obligations of the Company to effect the Merger and otherwise consummate the Transactions are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(a)               Accuracy of Representations.  Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall be true and correct in all material respects at the Closing Date.

(b)               Performance of Covenants.  All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing Date shall have been complied with and performed in all material respects.

SECTION 8.  TERMINATION.

8.1        Termination Events.  This Agreement may be terminated prior to the Closing:

(a)               by Parent, if (i) Parent reasonably determines that the timely satisfaction of any conditions set forth in Section 7 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement), or (ii) if the Closing does not occur on or before February 1, 2010, by reason of the failure of any condition precedent under Section 7 of this Agreement (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

(b)               by the Company, if (i) Company reasonably determines that the timely satisfaction of any conditions set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent), or (ii) if the Closing does not occur on or before February 1, 2010, by reason of the failure of any condition precedent under Section 7 of this Agreement (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

(c)               by the mutual consent of Parent and the Company.

8.2        Termination Procedures.  If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement.  If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

8.3        Effect of Termination.  If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or Liability arising from any prior breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 11.

SECTION 9.  INDEMNIFICATION, ETC.

9.1        Effectiveness.  The provisions of this Section 9 shall apply and become effective only if the Merger is consummated.

9.2        Survival.  Notwithstanding any investigation made by or on behalf of any of the parties or the results of any investigation, and notwithstanding the participation of the parties in the Closing, the representations and warranties contained in this Agreement and in any certificate delivered at the Closing pursuant to this Agreement shall survive the Closing until the twelve (12) month anniversary of the Closing (the “Cut-Off Date”).  No Claim for indemnification under Sections 9.3 and 9.4 of this Agreement, as applicable, may be brought after the Cut-Off Date, except for Claims (a) of which the Stockholders’ Agent has been notified in writing with reasonable specificity by Parent prior to the Cut-Off Date, (b) of which Parent has been notified in writing with reasonable specificity by the Stockholders’ Agent prior to the Cut-Off Date, or (c) subject to the following sentence, for breach of the Specified Representations or any Claim for indemnification under Sections 9.3(c), 9.3(d) or 9.3(e) of this Agreement.  Notwithstanding anything to the contrary contained in this Section 9.2, the Specified Representations and Claims for indemnification under Sections 9.3(c), 9.3(d) or 9.3(e) of this Agreement shall survive the Closing until the sixth (6th) anniversary of the Closing Date; provided, however, that if, at any time prior to the sixth (6th) anniversary of the Closing Date, any Parent Indemnitee delivers to the Stockholders’ Agent a written Claim Notice alleging, with reasonable specificity, the existence of an inaccuracy in or a breach of a Specified Representation and asserting a Claim for recovery under Section 9.3 based on such alleged inaccuracy or breach or a Claim for indemnification under Sections 9.3(c), 9.3(d) or 9.3(e) of this Agreement, then the Claim asserted in such Claim Notice shall survive the sixth (6th) anniversary of the Closing Date until such time as such Claim is fully and finally resolved.  The post-Closing covenants contained in this Agreement shall survive in accordance with their respective terms.

9.3        Indemnification of the Parent Indemnitees.  Subject to the terms contained in this Section 9, the Escrow Participants will indemnify the Parent Indemnities from and against the entirety of any Damages incurred by any of them, arising out of or as a result of: (a) any breach of any of the representations or warranties of the Company and the Principal Stockholders contained in Section 2; (b) the failure of the Company or any of its Subsidiaries or the Principal Stockholders to perform, prior to or at the Closing, any of their covenants or agreements contained herein; (c) any claims made by or among the Effective Time Holders or any other Person with respect to allocation of the Merger Consideration or entitlement to the Merger Consideration; (d) any Dissenting Share Payments; or (e) pursuant to Section 10.1 of this Agreement.  The Parent Indemnitees (other than Parent) are intended third party beneficiaries of this Section 9.3, and Parent shall have the right to enforce the provisions of this Section 9.3 on behalf of the Parent Indemnitees.

9.4        Indemnification of the Stockholder Indemnitees.  Subject to the terms contained in this Section 9, Parent will indemnify the Stockholder Indemnitees from and against the entirety of any Damages incurred by any of them, arising out of or as a result of: (a) any breach of any of the representations or warranties of Parent or Merger Sub contained in Section 3; or (b) the failure of Parent or Merger Sub to perform any of their covenants or agreements contained herein. The Stockholder Indemnitees (other than the Principal Stockholders) are intended third party beneficiaries of this Section 9.4, and the Stockholders’ Agent shall have the right to enforce the provisions of this Section 9.4 on behalf of the Stockholder Indemnitees.

9.5        Procedure Relative to Indemnification.

(a)               In the event that any party hereto shall claim that it is entitled to be indemnified, defended or held harmless pursuant to the terms of this Section 9 (each, a “Claim”), such party (the “Claiming Party”) shall promptly notify the party or parties against which the claim is made (the “Indemnifying Party”) in writing (a “Claim Notice”) of such Claim promptly after the Claiming Party becomes aware of the Claim or receives notice of any action, Legal Proceeding, demand or assessment or otherwise has received notice of any claim of a third party (a “Third-Party Claim”) that may reasonably be expected to result in a Claim by the Claiming Party against the Indemnifying Party.  The Claim Notice shall specify the breach of representation, warranty, agreement or covenant claimed by the Claiming Party and the Damages incurred by, or imposed upon, the Claiming Party on account thereof.  If such Damages are liquidated in amount, the Claim Notice shall so state and such amount shall be deemed the amount of the Claim of the Claiming Party.  If the amount is not liquidated, the Claim Notice shall so state and in such event a Claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such Claim is liquidated and the Claim is finally determined.

(b)               The following provisions shall apply to Claims of the Claiming Party which are based upon a Third-Party Claim (including any form of Legal Proceeding filed or instituted by any Governmental Body):

(i)            The Indemnifying Party shall have the right, upon receipt of the Claim Notice and at its expense, to defend such Third-Party Claim in its own name or, if necessary, in the name of the Claiming Party.  The Claiming Party shall cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested of the Claiming Party, and the Claiming Party shall have the right, at the Claiming

Party’s expense, to participate in the defense.  The Indemnifying Party shall have the right to settle and compromise such Third-Party Claim only with the consent of the Claiming Party (which consent shall not be unreasonably withheld or delayed) unless there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other Claims that may be made against the Claiming Party and the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.  If the Claiming Party fails to consent to any settlement or compromise offer, the Indemnifying Party may continue to contest such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party to the Claiming Party such Claim shall not exceed such settlement or compromise offer.

(ii)           Regardless of whether the Indemnifying Party elects to defend the Third-Party Claim, the Indemnifying Party shall also have the right, within thirty (30) days from receipt of the Claim Notice, to notify the Claiming Party that the Indemnifying Party disputes the merits of the Third-Party Claim or that the Third-Party Claim is the subject of indemnification hereunder.  Such dispute shall not affect the Indemnifying Party’s right to defend the Third-Party Claim under Section 9.5(b)(i).

(iii)         In the event the Indemnifying Party shall notify the Claiming Party that the Indemnifying Party does not wish to defend the Third-Party Claim, then the Claiming Party shall have the right to conduct a defense against such Third-Party Claim and shall have the right to settle and compromise such Third-Party Claim if it acts reasonably and in good faith upon ten (10) days’ notice to, but without having to first obtain the consent of, the Indemnifying Party.

(c)               Upon receipt of a Claim Notice that does not involve a Third-Party Claim, the Indemnifying Party shall have thirty (30) days from the receipt of such Claim Notice to notify the Claiming Party that the Indemnifying Party disputes such Claim.  If the Indemnifying Party does not timely notify the Claiming Party of such dispute, then the amount of such Claim shall be deemed, conclusively, a Liability of the Indemnifying Party hereunder.  If the Indemnifying Party does timely notify the Claiming Party of such dispute, then the Claiming Party shall have thirty (30) days to respond in a written statement to the objection of the Indemnifying Party.  If after such thirty (30)-day period there remains a dispute as to any such Claim, then the Claiming Party and the Indemnifying Party shall attempt in good faith for a period not to exceed thirty (30) additional days to agree upon the rights of the respective parties with respect to such Claim.  If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by the Parent and the Stockholders’ Agent.  If the parties do not agree within such additional thirty (30)-day period, then the Claiming Party may pursue any and all other remedies available to it hereunder.  With respect to any Claim Notice relating to a breach of the representation and warranty contained in the last sentence of Section 2.15(h) or Section 2.15(j), the Claiming Party shall promptly notify the Stockholders’ Agent after it becomes of aware of such Claim and shall keep the Stockholders’ Agent reasonably informed of any remediation actions to be taken by the Claiming Party with respect thereto.

(d)               In the event it is determined, or the Claiming Party agrees, that the Indemnifying Party is not obligated to indemnify the Claiming Party for such Claim, the Claiming Party agrees to pay all costs, expenses and fees, including reasonable attorneys’ fees, which may have been incurred by the Indemnifying Party in defending or disputing the Claim by the Claiming Party under this Section 9.

(e)               In the event any Parent Indemnitee receives any oral or written communication regarding any pending or threatened examination, claim, adjustment or other Legal Proceeding with respect to the Liability of the Surviving Corporation or any of the Company’s Subsidiaries for Taxes for which the Effective Time Holders are or may be liable under this Agreement by reason of a breach of any representation or warranty set forth in Section 2.12 or otherwise (a “Tax Claim”), the Surviving Corporation shall, within ten days, notify the Stockholders’ Agent in writing thereof, and the Effective Time Holders, through the Stockholders’ Agent, shall be entitled, at their sole expense, to control or settle the contest of, any examination, claim, adjustment or Legal Proceeding that could give rise to such Liability; provided, however, that the Effective Time Holders shall not take or advocate any position that could reasonably be expected to have a material adverse effect on the Surviving Corporation or any of the Company Subsidiaries without the prior written consent of the Surviving Corporation, which consent shall not be unreasonably withheld or delayed.  The Effective Time Holders through the Stockholders’ Agent shall keep the Surviving Corporation fully and timely informed with respect to the commencement, status and nature of any such Tax Proceeding.  The Surviving Corporation and the Company Subsidiaries shall cooperate fully with the Stockholders’ Agent in handling any such Tax Claim.  The Surviving Corporation shall provide, or cause to be provided to the Stockholders’ Agent or its designee, all necessary authorizations, including powers of attorney, to control any such Tax Proceeding which the Effective Time Holders are entitled to control in connection with this Section 9.5(e).  Notwithstanding anything contained in the Transaction Documents to the contrary, if any such Tax Proceeding relating to a Tax Claim results in the payment of any Taxes for which the Effective Time Holders are liable hereunder, the amount of the Taxes for which the Effective Time Holders are liable shall be net of any Tax benefit realized or reasonably expected to be realized by the Surviving Corporation, the Company’s Subsidiaries or any of their respective Affiliates as a result of the facts and circumstances giving rise to the Liability (also taking into account any Tax detriment realized by the receipt of such indemnification payment) of the Effective Time Holders for such Taxes.

(f)                For purposes of this Section 9, the Stockholders’ Agent shall act on behalf of the Stockholder Indemnitees.

(g)               The parties hereby agree that, unless otherwise required by a final “determination” within the meaning of Section 1313 of the Code, all indemnification payments made pursuant to this Agreement will be treated for income tax purposes as adjustments to the Merger Consideration.

9.6        Limits on Indemnification.

(a)               Basket.  Neither the Escrow Participants nor the Company shall be obligated to indemnify, defend or hold harmless any Parent Indemnitee with respect to any Damages from any Claim or Claims made by a Parent Indemnitee pursuant to Sections 9.3(a) or 9.3(b) of this Agreement, except to the extent that the aggregate Damages from all Claims exceed one-half percent (0.5%) of the Enterprise Value (the “Basket Amount”), at which point the Escrow Participants will only be obligated to indemnify the Parent Indemnitees from and against all Damages above the Basket Amount.  Notwithstanding anything contained in the Transaction Documents to the contrary, the limitations set forth in this Section 9.6(a) shall not apply (i) to inaccuracies in or breaches of any of the Specified Representations or (ii) to inaccuracies in or breaches of any of the representations and warranties contained in Section 2.18 of this Agreement relating to the Company’s 401(k) Plan or any predecessor thereto.

(b)               Escrow as Cap.  In no event shall (i) the Escrow Participants’ aggregate liability for Damages pursuant to Sections 9.3(a) or 9.3(b) exceed, in the aggregate, the Escrow Amount, or (ii) any individual Escrow Participant’s liability for Damages pursuant to Sections 9.3(a) or 9.3(b) exceed, in the aggregate, such Escrow Participant’s Escrow Contribution; provided, however, that the limitations set forth in this Section 9.6(b) shall not apply to inaccuracies in or breaches of any of the Specified Representations or as otherwise provided in Section 9.6(c).

(c)               Liability Cap Applicable to the Specified Representations and other Matters.  In no event shall: (i) Russell Fleischer have any liability for indemnification with respect to Section 9.3(c), 9.3(d) or 9.3(e) or resulting from an inaccuracy or breach of the Specified Representations, in excess of his Escrow Contribution (and, with respect thereto, the Escrow Amount shall constitute the exclusive remedy), or (ii) any individual Principal Stockholder’s liability for Damages pursuant to Sections 9.3(c), 9.3(d) or 9.3(e) or resulting from an inaccuracy or breach of the Specified Representations exceed, in the aggregate, such Principal Stockholder’s Pro Rata Share of the Merger Consideration.

(d)               Cut-Off Date.  Any Claim made under Sections 9.3(a) or 9.3(b) and 9.4(a) or 9.4(b) of this Agreement, except as expressly provided in Section 9.2, not submitted in writing to the Indemnifying Party prior to the expiration of the Cut-Off Date shall be deemed to have been waived and shall be absolutely and forever barred and unenforceable, null and void, and of no force or effect whatsoever and the indemnifying party shall have no further liability with respect thereto.

(e)               Treatment of Insurance and Tax Benefits.  With respect to each Claim, the Claiming Party (or in the case of a Claim by any Parent Indemnitee after Closing, the Surviving Corporation and the Company Subsidiaries) shall use commercially reasonable efforts to assert all claims under all applicable insurance policies, and any Damages that may be recovered by the Claiming Party with respect to such Claim shall be net of any insurance proceeds received with respect thereto (net of the present value of any increases in premiums).  To the extent that insurance proceeds are collected after a Claim has been settled, the Claiming Party shall restore the Indemnifying Party to the same economic position as would have existed had such insurance proceeds been collected prior to the settlement of such Claim.  In addition, the Damages that may be recovered by a Claiming Party shall be net of any Tax benefit as a result of the facts and circumstances giving rise to the Liability of the Indemnifying Party, but solely to the extent of any Tax benefit actually received (if and when received and treating any such benefit as the last item of deduction for the applicable Tax year) and taking into account any Tax detriment to the Claiming Party from the indemnification payments (taking into account Section 9.5(g) below).

(f)                Right of Subrogation.  If any of the Damages for which an Indemnifying Party is responsible or allegedly responsible under this Section 9 are recoverable or reasonably likely to be recoverable against any third party at the time that payment is due hereunder, the Claiming Party shall assign any and all rights that it may have to recover such Damages to the Indemnifying Party or, if such rights are not assignable for any reason, the Claiming Party shall use commercially reasonable efforts to collect any and all such Damages on account thereof from such third party for the benefit of the Indemnifying Party.  The Claiming Party shall reimburse the Indemnifying Party for any and all Damages paid by the Indemnifying Party to the Claiming Party pursuant to this Agreement to the extent such amount is subsequently paid to the Claiming Party by any Person other than the Indemnifying Party.

(g)               No Duplication of Recovery.  Notwithstanding anything contained in the Transaction Documents to the contrary, (i) to the extent that any Damages resulting from any breach of any representation, warranty, covenant or agreement of the Company under Section 2 is taken into account as a current liability, reserved or accrued, or otherwise accounted for, in determining Working Capital, (A) no Parent Indemnitee may recover such Damages through a Claim pursuant to Section 9 or otherwise and (B) such Damages shall not be included in the determination of whether all Damages, in the aggregate, exceed the Basket Amount, and (ii) no Parent Indemnitee may recover duplicative Damages from the Escrow Participants (including the Principal Stockholders) in respect of a single set of facts or circumstances under more than one representation or warranty in the Transaction Documents regardless of whether such facts or circumstances would give rise to a breach of more than one representation or warranty in this Agreement.

(h)           Disclaimer of Certain Damages.  Notwithstanding anything contained in the Transaction Documents to the contrary, no Person shall be liable to any other Person under this Agreement or any Transaction Documents for any exemplary or punitive damages of such other Person or for any consequential damages of such Person to the extent such consequential damages are not reasonably foreseeable, whether in contract, tort (including negligence), strict liability or otherwise; provided, however, that for purposes of this sentence any damages awarded or claimed on account of a third party claim will be deemed to be actual Damages even if constituting any of the foregoing.  Each party hereby expressly releases the other parties and their respective representatives from all such Damages as described in the immediately preceding sentence.

9.7        Exclusive Remedies.  If the Merger has been consummated, then from and after the Effective Time, the sole and exclusive remedy of Parent, the Surviving Corporation, the Stockholder’s Agent and the Escrow Participants in respect of any and all Claims (other than statutory, equitable or common law rights or remedies, in each case, for fraud or intentional misrepresentation) arising out of or relating to the Merger and the Transactions (a “Covered Matter”) (irrespective of the cause of action, whether in contract, tort or otherwise) will be to make an indemnification claim pursuant to this Section 9.  If the Merger has been consummated, no Covered Matter will give rise to any right of any party hereto to rescind this Agreement or any of the Transactions.  Notwithstanding the foregoing, in no event shall any of the Parent Indemnitees be deemed to have waived any statutory, equitable or common law rights or remedies for fraud or intentional misrepresentation.

9.8        Escrow As First Source of Recovery.  Any indemnification to which Parent Indemnitees are entitled under this Agreement as a result of Damages they may suffer shall be deducted, first, by the Parent Indemnitees from the Escrow Amount in accordance with the terms and conditions of this Agreement and the Escrow Agreement; and, accordingly, the Escrow Amount shall be the first source of recovery for such Damages.  No Principal Stockholder shall be liable for Damages directly, until such time as the Escrow Amount has been reduced to zero in accordance with the terms and conditions of this Agreement and the Escrow Agreement.  Subject to the terms and conditions of this Agreement, the entire amount of the Escrow Amount shall be available to the Parent Indemnitees on a joint and several basis for satisfaction of any Damages they may suffer, regardless of whether or not such Damages were caused by a particular Escrow Participant, and irrespective of whether Claims were first asserted by the Parent Indemnitees against one or more of the Escrow Participants.  Subject to Sections 9.6(e) and 9.6(f), none of the Escrow Participants may recover from the Parent Indemnitees, and none of the Parent Indemnitees has any Liability for, any amount by which the Escrow Amount is reduced thereby.

9.9        No Recovery.  No Principal Stockholder will be entitled to make any Claim for indemnification against Parent, the Merger Sub or, after the Effective Time, the Surviving Corporation by reason of the fact that such Principal Stockholder was a controlling Person, director, employee or representative of the Company or was serving as such for another Person at the request of Parent or the Company (whether such Claim is for Damages of any kind or otherwise and whether such claim is pursuant to any statute, governing documents, contractual obligation or otherwise) with respect to any Claim for which a Parent Indemnitee is entitled to indemnification from a Principal Stockholder under this Agreement.

9.10      Determination of Damages.  For purposes of this Section 9 and for calculating Damages resulting from a breach or inaccuracy of a representation or warranty (but not for the purpose of determining the existence of such breach or inaccuracy), all qualifications as to “materiality” and “Material Adverse Effect” shall be disregarded and without effect (as if such standard or qualification were deleted from such representation, warranty or covenant).

SECTION 10.  TAX MATTERS.

10.1      Tax Indemnification.  The Principal Stockholders shall jointly and severally indemnify the Parent Indemnitees from and against, any Damages attributable to (a) all Taxes (or the non-payment thereof) of the Company and its Subsidiaries for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (“Pre-Closing Tax Period”), (b) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any of its Subsidiaries (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation § 1.1502-6 or any analogous or similar state, local, or foreign Legal Requirements, and (c) any and all Taxes of any Person (other than the Company and its Subsidiaries) imposed on the Company or any of its Subsidiaries as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, however, that in the case of clauses (a), (b), and (c) above, the Principal Stockholders shall be liable only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the computation of the Working Capital for purposes of Section 1 of this Agreement, and provided further that Parent shall not be entitled to a duplicate recovery for any amount indemnifiable pursuant to this Section 10.  For the avoidance of doubt, the indemnification obligations of the Principal Stockholders under this Section 10.1 shall not be limited by any language or limitations contained in the representation on Taxes found in Section 2.12.  The procedures set forth in Section 9.5 shall apply with respect to any claim by Parent for Tax indemnification under this Section 10.1.  Any Taxes of the Company or its Subsidiaries that are the responsibility of the Principal Stockholders pursuant to this Section 10.1 constitute Damages giving rise to a Claim that the Parent Indemnitees may assert against the Stockholder Indemnitees in accordance with Section 9 of this Agreement.  For the avoidance of doubt, all available net operating loss and net capital loss carryforwards attributable to Pre-Closing Tax Periods of the Company and its Subsidiaries shall be applied when determining (i) Taxes of the Company and its Subsidiaries for Pre-Closing Tax Periods, and (ii) any indemnification obligation under this Agreement in the event of a breach of a representation set forth in Section 2.12 of this Agreement.

10.2      Straddle Period and Other Allocations.  In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of the Company and its Subsidiaries for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company or any of its Subsidiaries holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of the Company and its Subsidiaries for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.  For the avoidance of doubt, all employer Taxes attributable to payments of compensation to employees and former employees of the Company and the Subsidiaries after the Effective Time, and all employer Taxes attributable to Option Consideration, shall be the responsibility of Parent and shall not be subject to indemnification or reimbursement under this Section 10 or any other provision of this Agreement; provided, however, that Parent shall be responsible for such employer Taxes only to the extent the employer Taxes are attributable to such compensation and Option Consideration that is paid after the Closing Date or, if paid on the Closing Date, is deductible after the Closing Date.  The parties agree that the payment of compensation (including Option Consideration) to employees or former employees of the Company and the Subsidiaries on the Closing Date but after the Effective Time shall be properly allocable to the portion of the Closing Date of the Company and its Subsidiaries after the Effective Time, so that, in accordance with Treasury Regulation 1.1502-76(b)(1)(ii)(B), such payment shall be treated for all Federal income tax purposes as occurring at the beginning of the day following the Closing Date.

10.3      Cooperation.  The parties hereto shall reasonably cooperate, and shall cause their Representatives reasonably to cooperate, in the preparation of Tax Returns, the payment of Taxes, the resolution of Tax audits and Tax deficiencies, and effectuating the terms of this Agreement, including maintaining and making available to each other all records necessary in connection therewith.  Parent shall retain the Records of the Company as provided in Section 6.1 of the Agreement.  The Stockholder’s Agent shall retain all Records in its possession with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date for at least seven (7) years following the Closing.

SECTION 11. MISCELLANEOUS PROVISIONS.

11.1      Stockholders’ Agent.

(a)               Appointment.  By virtue of the adoption of this Agreement pursuant to the Stockholder Written Consent or such other agreements and documents, as applicable, the Effective Time Holders irrevocably nominate, constitute and appoint the Stockholders’ Agent as the agent and true and lawful attorney-in-fact of the Effective Time Holders, with full power of substitution, to act in the name, place and stead of the Effective Time Holders for purposes of executing any documents and taking any actions that the Stockholders’ Agent may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with any claim for indemnification, compensation or reimbursement under Section 9 or under the Escrow Agreement.

(b)               Authority.  The Effective Time Holders grant to the Stockholders’ Agent full authority to execute, deliver, acknowledge, certify and file on behalf of the Effective Time Holders (in the name of any or all of the Effective Time Holders or otherwise) any and all documents that the Stockholders’ Agent may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Stockholders’ Agent may, in its sole discretion, determine to be appropriate, in performing his duties as contemplated by Section 11.1(a). Notwithstanding anything to the contrary contained in this Agreement or in any other agreement executed in connection with the Transactions: (i) each Parent Indemnitee shall be entitled to deal exclusively with the Stockholders’ Agent on all matters relating to any claim for indemnification, compensation or reimbursement under Section 9 or under the Escrow Agreement; and (ii) each Parent Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Effective Time Holder by the Stockholders’ Agent, and on any other action taken or purported to be taken on behalf of any Effective Time Holder by the Stockholders’ Agent, as fully binding upon such Effective Time Holder.

(c)               Power of Attorney.  The Effective Time Holders recognize and intend that the power of attorney granted in Section 11.1(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Stockholders’ Agent (provided that such delegation is reasonably acceptable to Parent); and (iii) shall survive the death or incapacity of any Effective Time Holder.

(d)               Replacement.  If the Stockholders’ Agent shall dissolve or otherwise be unable to fulfill its responsibilities hereunder, the Effective Time Holders shall (by consent of those Persons entitled to at least a majority of the Merger Consideration), within 30 days after such dissolution, appoint a successor to the Stockholders’ Agent (who shall be reasonably satisfactory to Parent) and immediately thereafter notify Parent of the identity of such successor. Any such successor shall succeed the Stockholders’ Agent as the “Stockholders’ Agent”

hereunder.  If for any reason there is no Stockholders’ Agent at any time, all references herein to the Stockholders’ Agent shall be deemed to refer to the Effective Time Holders.

(e)               Stockholder’s Agent Retention Account.  The Company and the Stockholders’ Agent will, at least two days prior to the Closing Date, direct, by joint written notice(s) to Parent, that on the Closing Date a portion of the Merger Consideration otherwise payable to the Escrow Participants, in an amount equal to $25,000, shall be withheld and paid directly by Parent to the Stockholders’ Agent as designated in such notice, as a fund for the fees and expenses of the Stockholders’ Agent incurred in connection with this Agreement (the “Stockholders’ Agent Retention Account”), with any balance of the Stockholders’ Agent Retention Account not used for such purposes to be paid by the Stockholders’ Agent to the Effective Time Holders in accordance with their respective Escrow Contributions.

(f)                Exculpation.  The Stockholders’ Agent shall not be liable to any Effective Time Holder for any act done or omitted hereunder as Stockholders’ Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Effective Time Holders shall jointly and severally indemnify the Stockholders’ Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

11.2      Fees and Expenses.  Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the Transactions, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the investigation and review conducted by Parent and its Representatives with respect to the Company’s business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review); (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any consent required to be obtained in connection with any of such transactions; and (d) the consummation of the Merger.  In the case of the Company, all Company Transaction Expenses shall be deducted from the amount otherwise payable as the Merger Consideration under this Agreement.

11.3      Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub:	Lawson Software Americas, Inc.
380 St. Peter Street
St. Paul, MN 55102
Attention: General Counsel

with a copy (which shall not constitute notice) to:	Gray, Plant, Mooty, Mooty & Bennett, P.A. 500 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attn: Mark D. Williamson, Esq.

if to the Company:	Quovadx Holdings, Inc.
5030 Riverside Drive
Suite 300
Irving, TX 75039
Attention: President

if to the Stockholders’ Agent:	R. David Tabors
Battery Ventures VII, L.P.
Reservoir Woods
930 Winter Street
Suite 2500
Waltham, MA 02451

with a copy (which shall not constitute notice) to:	Cooley Godward Kronish LLP 500 Boylston Street
Boston, MA 02116
Attention: Alfred L. Browne, Esq.

11.4      Time of the Essence.  Time is of the essence of this Agreement.

11.5      Headings.  The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

11.6      Counterparts; Facsimile Signature Pages.  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.  Facsimile signature pages of the parties will have the full force and effect as originals under this Agreement.

11.7      Governing Law.  This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

11.8      Successors and Assigns.  This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); Merger Sub and its successors and assigns (if any); and the Stockholders’ Agent (pursuant to Section 11.1) and its successors and assigns (if any).  This Agreement shall inure to the benefit of the parties, the Indemnitees and the respective successors and assigns (if any) of the foregoing.  No party may assign either this Agreement or any of its rights, interests or obligations under this Agreement without the prior written approval of the other parties, except that Parent may, without the consent of any other party, (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (b) following the Closing, designate one or more of its Affiliates to perform its obligations under this Agreement, or (c) following the Closing, assign this Agreement (or any of its rights or obligations hereunder) to a purchaser or acquirer of all or substantially all of the business or assets of Parent, whether by merger, reorganization, consolidation, amalgamation, sale of stock or assets (provided, in each case, that no such assignment, transfer or delegation will relieve Parent of its obligations hereunder).  Such successor or assignee will have all rights of Parent under this Agreement, including the right to enforce the covenants contained in this Agreement.

11.9      Remedies Cumulative; Specific Performance.  The rights and remedies of the parties hereto shall be cumulative (and not alternative).  The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.

11.10    Amendments and Waivers.

(a)               Any provision of this Agreement may be amended or waived if, but only if: (i) at any time prior to the consummation of the Closing, such amendment or waiver is in writing and is signed by Parent, the Company and the Principal Stockholders; and (ii) if the Closing occurs, at any time after the consummation of the Closing, such amendment or waiver is in writing and is signed by Parent, the Principal Stockholders and the Stockholders’ Agent (it being acknowledged and agreed that, after the Closing, the Stockholders’ Agent may amend this Agreement and waive matters on behalf of the Effective Time Holders, all as contemplated by Section 11.1).

(b)               No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Legal Requirement.

11.11    Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

11.12    Parties in Interest.  Except for the provisions of Sections 1.11, 6.3 and Section 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

11.13    Construction.

(a)               For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)               The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)               As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)               All monetary amounts listed in this Agreement are expressed in United States dollars.

(e)               Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

11.14    Entire Agreement.  This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement executed on behalf of Parent on June 26, 2009 and the Company on June 18, 2009 (the “Existing NDA”) shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of: (a) the Effective Time; or (b) the date on which such Existing NDA is terminated in accordance with its terms.

[Remainder of Page Intentionally Left Blank]

The parties hereto have caused this Agreement and Plan of Merger to be executed and delivered as of January 7, 2010.

LAWSON SOFTWARE AMERICAS, INC.,
a Delaware corporation

By:	/s/ Harry Debes
Name:	Harry Debes
Title:	President and CEO

HIGHWAY ACQUISITION, INC.,
a Delaware corporation

By:	/s/ Harry Debes
Name:	Harry Debes
Title:	President and CEO

QUOVADX HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Russell Fleischer
Name:	Russell Fleischer
Title:	Chief Executive Officer

PRINCIPAL STOCKHOLDERS:

BATTERY VENTURES VII, L.P.
By:	Battery Partners VII, LLC
Its:	General Partner

By:	/s/ R. David Tabors
Name:	R. David Tabors
Title:	Member Manager

BATTERY INVESTMENT PARTNERS VII, LLC,
a Delaware limited liability company

By:	Battery Partners VII, LLC

By:	/s/ R. David Tabors
Name:	R. David Tabors
Title:	Member Manager

[Signature page to Agreement and Plan of Merger]

IN HIS CAPACITY AS THE STOCKHOLDERS’ REPRESENTATIVE OF THE EFFECTIVE TIME HOLDERS PURSUANT TO SECTION 11.1

R. DAVID TABORS

By:	/s/ R. David Tabors
R. David Tabors, individually

The undersigned, Lawson Software, Inc. hereby guarantees the performance and obligations of Parent under this Agreement, including but not limited to (a) the obligation of Parent to pay the Merger Consideration, and (b) the obligations of Parent under this Agreement from and after the Closing.  The obligations of Lawson Software, Inc. under this paragraph are subject in all respects to all rights and defenses of Parent arising under this Agreement and the contemplated transactions and will in all events terminate following the Closing upon a purchaser acquiring all or substantially all of the business or assets of Parent or Lawson Software, Inc., whether by merger, reorganization, consolidation, amalgamation, sale of stock or assets.

Lawson Software, Inc.,
a Delaware corporation

/s/ Harry Debes
Name: Harry Debes
Title: President and CEO

2

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Accounting Convention” shall mean GAAP; provided, however, that the Interim Financials include certain adjustments to eliminate the effects associated with application of purchase accounting, including, without limitation, certain pro forma adjustments to include deferred revenues that the Company Group would have recognized under GAAP but for the related purchase accounting.

“Acquisition Transaction” shall mean any transaction involving:

(a)           the sale, license, disposition or acquisition of all or a material portion of the Company’s business or assets;

(b)           the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company’s past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company’s past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

(c)           any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

“Affiliate” when used with respect to any specified Person, shall mean any other Person who or that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

“Affiliated Group” shall mean any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of any applicable Legal Requirement.

“Business” shall mean the business of the Company and its Subsidiaries as conducted and proposed to be conducted on the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Intellectual Property” shall mean all Intellectual Property owned or held under license by the Company and its Affiliates (including the Company’s Subsidiaries) that is used or held for use in connection with, or related to or necessary for, the operations of the

Business, wherever located, including all Intellectual Property in the Company Products and all tangible embodiments thereof.

“Company Option” shall mean each outstanding option, whether or not then vested, to purchase shares of Company Common Stock under the Company Option Plan.

“Company Option Plan” means the 2008 Equity Incentive Plan of the Company.

“Company Product” shall mean any product or service designed, developed, manufactured, marketed, distributed, provided, licensed, or sold at any time by the Company.

“Contract” shall mean any contract (written or oral), undertaking, commitment, arrangement, plan or other legally binding agreement or understanding.

“Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  The term “Controlled” shall have a correlative meaning.

“Damages” shall mean all damages, losses, deficiencies, Liabilities, claims, actions, demands, judgments, fines, fees, costs and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees), Taxes and interest on any of the foregoing; provided, however, that exemplary and punitive damages, as set forth in Section 9.6(h) shall not be included in the definition of “Damages” and are, hereby, expressly disclaimed.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“DOJ” shall mean the Antitrust Division of the United States Department of Justice.

“Escrow Agent” shall mean Wells Fargo Bank, National Association in its capacity as Escrow Agent pursuant to the Escrow Agreement.

“Escrow Agreement” means the escrow agreement to be entered into at the Closing, by and among the Company, Parent, the Merger Sub, the Stockholders’ Agent and the Escrow Agent, in the form attached hereto as Exhibit N.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FTC” shall mean the United States Federal Trade Commission.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, provincial, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or other entity and any court or other tribunal).

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, award or binding agreement issued, promulgated or entered by or with any Governmental Body.

“HIPAA” means the Health Insurance Portability and Accountability Act, as amended, and including the Privacy and Security Regulations promulgated thereunder at 45 C.F.R. Parts 160 and 164 and also including the “HITECH” amendments related thereto.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indemnitee” shall means any Parent Indemnitee or Stockholder Indemnitee, as applicable and as the context requires.

“Intellectual Property” shall mean all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including without limitation such rights in and to: (a) trademarks, trade dress, service marks, certification marks, logos and trade names, and the goodwill associated with the foregoing (collectively, “Trademarks”); (b) patents and patent applications, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, re-examinations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights (collectively, “Patents”); (c) inventions, invention disclosures, discoveries and improvements, whether or not patentable; (d) writings and other works of authorship (“Copyrights”); (e) trade secrets, non-public and confidential business, technical and know-how information and rights to limit the use or disclosure thereof by any Person (collectively, “Trade Secrets”); (f) software, including without limitation data files, source code, object code, application programming interfaces, databases and any other software-related specifications and documentation (collectively, “Software”); (g) registered domain names and uniform resource locators (“Domain Names”); (h) moral rights; and (i) claims, causes of action and defenses relating to the enforcement of any of the foregoing; in each case, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing clauses (a) through (h) with or by any Governmental Body in any jurisdiction.

“Knowledge” shall mean, with respect to the Company or any other member of the Company Group, the actual knowledge or the knowledge that would have been obtained after reasonable investigation and inquiry of Russell Fleischer, Lauren Hill, Daniel Turner, May Hu, Luc Gagnon, Michael Epplen and Carolyn Jolley, or any of them.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree,

rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Lien” shall mean any lien (statutory or otherwise), mortgage, pledge, charge, option, hypothecation, collateral assignment, encumbrance, security interest, restriction or similar claim in equity of any kind or nature whatsoever, other than Permitted Liens.

“made available” shall mean that the Company has posted the materials in question prior to the date of this Agreement, to the virtual data room managed by the Company on the Intralinks data site.

“Material Adverse Effect” shall mean any change or effect that is reasonably likely to be materially adverse to the business, operation, properties, assets, Liabilities, financial condition or results of operations of the Company or the Surviving Corporation, as applicable, and the Company’s Subsidiaries (taken as a whole) or on the ability of the Company to timely consummate the Transactions; provided, however, that none of the following shall be deemed to constitute, and none of the following (or the effects thereof) shall be taken into account in determining whether there has been, a Material Adverse Effect: any adverse change, event, development, or effect arising from or relating to (i) general business or economic conditions applicable to the United States economy as a whole, (ii) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP, (v) changes in Legal Requirements; or (vi) the negotiation, execution and delivery of this Agreement, the identity or business plans of the Parent or its Affiliates, or the announcement or consummation of the Transactions, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees.

“Parent Indemnitees” shall mean the following Persons: (a) Parent; (b) Parent’s current and future Affiliates (including, after the Merger, the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above; provided, however, that the Effective Time Holders shall not be deemed to be “Parent Indemnitees.”

“Permitted Liens” shall mean (a) liens for Taxes, assessments or other governmental charges not yet due and payable, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s,

carriers’ or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past due, (c) any interest or title of a lessor under an operating lease or capitalized lease or of any licensor under a license (to the extent such lease or license rights constitute a Lien under applicable Law), (d) liens securing Company Debt, and (e) Liens created under any Material Contract identified on Schedule 2.14 of the Disclosure Schedule (but only to the extent such Liens are described with specificity thereon).

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, governmental agency or instrumentality, or any other entity.

“Personally Identifiable Information” means any information that, alone or in combination with other information, relates to a specific, identifiable individual Person, including, without limitation, individual names, social security numbers (or similar numbers issued by any Governmental Body), birth dates, telephone numbers, home address, driver’s license number, account number, email address, and vehicle registration number.  Any information that can be associated with Personally Identifiable Information shall also be Personally Identifiable Information.  For example, an individual’s age alone is not Personally Identifiable Information, but if such age were capable of being associated with one or more specific identifiable individuals then such age would be deemed Personally Identifiable Information.

“Records” shall mean all books, records, manuals and other materials and information of the Company and its Subsidiaries including, without limitation, customer records, personnel and payroll records, accounting records, purchase and sale records, price lists, correspondence, quality control records and all research and development files, wherever located.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Specified Representations” shall mean the representations and warranties of the Company set forth in Section 2.2 (Corporate Authorization), Section 2.3 (Subsidiaries), Section 2.4 (Capitalization), Section 2.11 (Title to Assets), Section 2.12 (Taxes), and Section 2.30 (Title to Shares) of this Agreement.

“Stockholder Indemnitees” shall mean the following Persons: (a) the Effective Time Holders; (b) the Effective Time Holders current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above.

“Subsidiary” of any Person shall mean any other Person of which (or in which) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Tax” and “Taxes” means all federal, state, provincial, county, local, foreign and other taxes or assessments of any nature whatsoever, including, without limitation, income, gross income, estimated income, minimum, business, occupation, franchise, property (real and personal), sales, goods and services taxes under the Excise Tax Act (Canada) and the Taxation Act (Quebec), use, employment, recording, customs, duty, environmental, social security, social welfare, pension, medical, VAT, gross receipts, transfer, ad valorem, profits, license, capital, payroll, withholding, unemployment, excise, goods and services, severance, stamp and including interest, penalties and additions in connection therewith, regardless of whether imposed directly or indirectly, as a successor or transferee liability, as a several or a joint and several liability (including pursuant to Treasury Regulation Section 1.1502-6 or similar provision of applicable law) or by reason of a tax sharing, tax reimbursement or tax indemnification agreement, by reason of a tax levy or otherwise.  “Taxable” shall have the correlative meaning.

“Taxing Authority” shall mean any Governmental Body responsible for the administration or imposition of any Tax.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Transactions” shall mean the Merger and the other transactions contemplated in the Transaction Documents.

“Transaction Documents” shall mean all of the agreements, documents, instruments and certificates contemplated by this Agreement or to be executed by a party to this Agreement in connection with the consummation of the Transactions.

In addition to the foregoing defined terms, each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Aggregate Common Payment	1.6(a)
Aggregate Series A Payment	1.6(a)
Agreement	Preamble
Applicable Per Share Merger Consideration	1.6(a)
Assumed Letters of Credit	1.6(a)
Audited Financial Statements	2.7
Basket Amount	9.6(a)
Certificate of Merger	1.4
Claim	9.5(a)
Claim Notice	9.5(a)
Claiming Party	9.5(a)
Closing	1.3
Closing Cash	1.6(b)(iv)
Closing Date	1.3
Closing Date Payees	1.8(b)(vi)
COBRA	2.18(e)
Common Stock Merger Consideration	1.6(a)
Company	Preamble
Company 401(k) Plan	4.10
Company Capital Stock	1.6(a)
Company Charter	1.6(a)
Company Common Stock	1.6(a)
Company Debt	1.6(a)
Company Employee Plan	2.18
Company Group	1.6(a)
Company Preferred Stock	1.6(a)
Company Software	2.15(h)
Company Stock Certificate	1.12
Company Transaction Expenses	1.6(a)
Controlled Group	2.18
Copyrights	Exhibit A
Covered Matter	9.7
Cut-Off Date	9.2
Disclosure Schedule	Section 2
Disclosure Supplement	5.1
Dissenting Shares	1.15(a)
Dissenting Share Payments	1.15(c)
Domain Names	Exhibit A
Effective Time	1.4
Effective Time Holder	1.6(a)
Enterprise Value	1.6(b)(i)
Environmental Laws	2.22

Term	Section
Environmental Liabilities	2.22
Escrow Amount	1.7
Escrow Contribution	1.7
Escrow Participants	1.6(a)
Escrow Period	1.7
Estimated Merger Consideration	1.8(a)
Estimated Statement	1.8(a)
Existing NDA	11.14
Final Merger Consideration	1.9(e)
Final Statement	1.9(a)
Financial Statements	2.7
Fleischer Release	1.6(a)
Fleischer Severance	1.6(a)
Hazardous Materials	2.22
Indebtedness	1.6(a)
Indemnifying Party	9.5(a)
Information Statement	4.6(a)
Insurance Policies	2.16
Interim Financial Statements	2.7
ISD Contribution Agreement	2.8
Leases	2.10
Material Contract	2.14(a)
Merger	Recitals
Merger Consideration	1.6(b)
Merger Sub	Preamble
Most Recent Balance Sheet	2.7
Non-Consenting Stockholders	4.6(a)
Objection Notice	1.9(b)
Option Consideration	1.11(a)
Option Proceeds	1.6(a)
Owned Intellectual Property	2.15(a)
Parent	Preamble
Parent 401(k) Plan	6.3
Patents	Exhibit A
Payout Options	1.6(a)
Payout Spreadsheet	1.6(a)
Payout Spreadsheet Trial Run	1.6(a)
Permits	2.17
Pre-Closing Period	4.1
Pre-Closing Tax Period	10.1
Principal Stockholders	Preamble
Privacy Commitments	2.27
Pro Rata Share	1.6(a)
Publicly Available Software	2.15(h)
Real Property	2.10(a)

Term	Section
Requisite Stockholder Vote	2.2(b)
Rights Agreements	2.4(d)
Scheduled Closing Date	1.3
Series A Merger Consideration	1.6(a)
Series A Preferred Stock	1.6(a)
Software	Exhibit A
Stockholder Written Consent	Recitals
Stockholders’ Agent	Preamble
Stockholders’ Agent Retention Account	11.1(e)
Straddle Period	10.2
Subsidiary Securities	2.3(b)
Support Agreements	Recitals
Surviving Corporation	1.1
Tax Claim	9.5(e)
Third-Party Claim	9.5(a)
Total Outstanding Common Shares	1.6(a)
Total Outstanding Series A Preferred Shares	1.6(a)
Trade Secrets	Exhibit A
Trademarks	Exhibit A
Transaction Expenses	1.6(a)
Working Capital	1.6(a)
Working Capital Baseline	1.6(b)(v)

EXHIBIT B

FORM OF STOCKHOLDER WRITTEN CONSENT

ACTION BY WRITTEN CONSENT

OF THE SHAREHOLDERS

OF

QUOVADX HOLDINGS, INC.

The undersigned stockholders of Quovadx Holdings, Inc., a Delaware corporation (the “Company”), constituting (i) the holders of at least a majority of the issued and outstanding shares of Series A Perpetual Preferred Stock, voting together as a single class on an as converted basis and (ii) the holders of at least a majority of the issued and outstanding shares of all series and classes of capital stock of the Company, voting together as a single class on an as converted basis, and constituting the requisite holders of the Company’s capital stock pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, and the Company’s Bylaws, hereby consent with respect to all shares of the Company’s capital stock owned by such stockholder, pursuant to Section 228 of the Delaware General Corporation Law, and hereby adopt and approve the following resolutions and the taking of the actions referred to in such resolutions:

MERGER OF COMPANY

WHEREAS, the Company’s Board of Directors (the “Board”) has considered the transaction described in the Agreement and Plan of Merger dated as of January 7, 2010, in the form attached hereto as Exhibit A (the “Merger Agreement”) by and among the Company, Lawson Software Americas, Inc., a Delaware corporation (“Parent”), Highway Acquisition, Inc., a Delaware Corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), Battery Ventures VII, L.P. and Battery Investment Partners VII, LLC in their capacity as the Principal Stockholders and R. David Tabors in his capacity as the Stockholders’ Agent;

                WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a direct or indirect wholly-owned subsidiary of Parent (the “Merger”); and

                WHEREAS, the Board, by written consent, has (i) declared that the Merger Agreement is advisable and in the best interest of the Company and its stockholders, (ii) has authorized, approved and adopted the Merger Agreement and the transactions and agreements contemplated thereby, and (iii) has directed that the Merger Agreement be submitted to the stockholders of the Company for their approval.

NOW, THEREFORE, BE IT

                RESOLVED, that, in accordance with Section 251(c) of the Delaware General Corporation Law, the terms of the Merger and the Merger Agreement and the transactions contemplated thereby be, and hereby are, authorized, adopted and approved in all respects; and

                RESOLVED FURTHER, that any officer of the Company (the “Authorized Officers”), be, and each of them acting singly hereby is, directed to make, execute and acknowledge all such agreements, certifications, instruments and other documents and to take such other actions, required by, contemplated by or related to the Merger and the Merger Agreement as they or any of them shall determine to be necessary or appropriate to carry out the purpose of the foregoing resolutions; and the execution and delivery of any agreement, certificate, instrument, or other document, and that the taking of any such other action by any of them, shall be conclusive evidence that the same was authorized and approved hereby and the taking of any such actions prior to the date of this consent is hereby ratified and confirmed.

STOCKHOLDERS’ AGENT

                RESOLVED, that R. David Tabors be, and hereby is, appointed to serve as the Stockholders’ Agent (as defined in the Merger Agreement); and that the Stockholders’ Agent is hereby appointed as an agent and attorney-in-fact for and on behalf of each of the undersigned stockholders of the Company in connection with the transactions contemplated by the Merger Agreement, the Escrow Agreement (as defined in the Merger Agreement) and any letters of transmittal to be provided by the stockholders of the Company in connection with the Merger, and that the Stockholders’ Agent shall have the power and authority to act on behalf of each of the undersigned stockholders as set forth in the Merger Agreement.

SERIES A PREFERRED STOCK WAIVER

                WHEREAS, Section 5.2(a) of the Certificate of Incorporation of the Company requires the written consent of the holders of at least fifty percent (50%) of the then outstanding shares of Series A Preferred Stock of the Company (the “Requisite Series A Vote”), voting as a separate class to effect a Deemed Liquidation Event (as defined in the Certificate of Incorporation of the Company); and

                WHEREAS, the Merger constitutes a Deemed Liquidation Event.

NOW, THEREFORE, BE IT

RESOLVED, that, the undersigned being holders of the Requisite Series A Vote, hereby approve, authorize and adopt the terms of the Merger and the Merger Agreement and waive all notice requirements set forth in the Certificate of Incorporation of the Company.

TERMINATION OF OPTION PLAN

                RESOLVED, that, effective and contingent upon the consummation of the Merger, the 2008 Equity Incentive Plan, as amended, shall be terminated and all outstanding options and commitments to issue options thereunder be terminated.

TERMINATION OF STOCKHOLDER AGREEMENT

                RESOLVED, that, effective and contingent upon the consummation of the Merger, that certain Stockholder Agreement dated August 23, 2007, by and among the Company and certain stockholders of the Company, be, and it hereby is, terminated and it shall have no further force and effect.

GENERAL AUTHORIZING RESOLUTION

RESOLVED, that the Authorized Officers be, and they hereby are, and each of them singly be, and hereby is, authorized to execute and deliver all such instruments, notices or certificates, make all such payments, make all such filings pursuant to state laws or otherwise (and any such filings heretofore made are hereby ratified), and do all such other acts and things as in their opinion, or in the opinion of any of them, may be necessary, desirable, convenient or appropriate and consistent with the best interest of the Company in order to carry out the intent and purposes of the foregoing resolutions and that all such acts and things heretofore done by the authorized officers of the Company, or any one or more of them acting, in connection with and in furtherance of the purposes and intent of the foregoing resolutions be, and they hereby are, ratified, confirmed and approved.

RATIFICATION

                RESOLVED, that any prior acts of the Company’s directors and officers, acting in their capacities as directors or officers, as applicable, or their appointed agents and the prior acts of each of them, acting by and for the benefit of the Company, be and hereby are ratified, confirmed and approved in all respects.

This written consent shall take effect immediately as of the date first above written and shall be filed in the minute book of the Company with the minutes of the meetings of the stockholders. This written consent may be executed in one or more counterparts, each of which shall constitute an original hereof but all of which shall be deemed one and the same instrument.

[SIGNATURE PAGES FOLLOW]

                IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the date indicated below.

BATTERY VENTURES VII, L.P.

By: Battery Ventures VII, LLC
General Partner

By:
R. David Tabors
Member Manager

Date:

BATTERY INVESTMENT PARTNERS VII, LLC

By:	Battery Partners VII, LLC

By:
R. David Tabors
Member Manager

Date:

Russell Fleischer

Date:

Mike Epplen

Date:

Carolyn Jolley

Date:

Jeff Tognoni

Date:

May Hu

Date:

Lauren Hill

Date:

Paul Bellamy

Date:

Jim Elder

Date:

EXHIBIT A

Merger Agreement

EXHIBIT C

FORM OF CERTIFICATE OF MERGER

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC CORPORATION

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST:  The name of the surviving corporation is Quovadx Holdings, Inc., a Delaware corporation, and the name of the corporation being merged into the surviving corporation is Highway Acquisition, Inc., a Delaware corporation.

SECOND:  The Agreement and Plan of Merger dated January 7, 2010 (the “Merger Agreement”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Title 8, Section 251 of the Delaware General Corporation Law.

THIRD:  The name of the surviving corporation is Quovadx Holdings, Inc., a Delaware corporation.

FOURTH:  That certain amendments to the certificate of incorporation of the surviving corporation are desired to be effected by the merger and, as such, the amended and restated certificate of incorporation of the surviving corporation is attached hereto as Attachment A.

FIFTH:  The executed Merger Agreement is on file at 380 St. Peter Street, St. Paul, Minnesota 55102, a place of business of the surviving corporation.

SIXTH:  A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

[Signature Page Follows]

                IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the        day of January, 2010.

By:
Authorized Officer
Name:

ATTACHMENT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUOVADX HOLDINGS, INC.

ARTICLE 1

Name

The name of this corporation is Quovadx Holdings, Inc.

ARTICLE 2

Registered Office and Agent

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

Purpose

The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE 4

Authorized Capital

The total number of shares which the corporation shall have authority to issue is 1,000 shares of common stock, $.0001 par value.

ARTICLE 5

Amendment of Bylaws

The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

ARTICLE 6

Election of Directors

Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

ARTICLE 7

Indemnification of Directors and Officers

The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

ARTICLE 8

Elimination of Monetary Liability

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

EXHIBIT D

FORM OF CERTIFICATE OF INCORPORATION

OF THE SURVIVING CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUOVADX HOLDINGS, INC.

ARTICLE 1

Name

The name of this corporation is Quovadx Holdings, Inc.

ARTICLE 2

Registered Office and Agent

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

Purpose

The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE 4

Authorized Capital

The total number of shares which the corporation shall have authority to issue is 1,000 shares of common stock, $.0001 par value.

ARTICLE 5

Amendment of Bylaws

The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

ARTICLE 6

Election of Directors

Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

ARTICLE 7

Indemnification of Directors and Officers

The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation or any predecessor of the corporation.

ARTICLE 8

Elimination of Monetary Liability

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended in a manner more favorable to directors, a director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

EXHIBIT E

LIST OF OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

Officers:

Harry Debes — President and Chief Executive Officer

Stefan Schulz — Chief Financial Officer

Heidi Weiler — Treasurer

Dean Hager — Executive Vice President

James Catalino — Senior Vice President

Bruce McPheeters - Secretary

Directors:

Harry Debes

Stefan Schulz

EXHIBIT F

ASSUMED LETTERS OF CREDIT

ISSUING BANK	BENEFICIARY	AMOUNT	EXPIRATION DATE
Wells Fargo Foothill	J.D. Molex One LLC 1484 Saratoga Avenue Saratoga, CA 95070	$20,000 USD	June 1, 2010 with an automatic annual renewal until they are given notice (upon lease expiration - August 31, 2015).

Wells Fargo Foothill	Douglas Emmett 2000, LLC c/o Douglas, Emmett and Company 808 Wilshire Boulevard, Suite 200 Santa Monica, CA 90401	$41,000 USD	July 1, 2010 with an automatic annual renewal until they are given notice (upon lease expiration -April 30, 2010).

Wells Fargo Foothill	Toronto Dominion Bank for: CENTRE RÉGIONAL DES ACHATS EN GROUPE des Établissements de santé et de services sociaux du Saguenay-Lac-St-Jean (02) 305, St-Vallier, C.P. 5006 Chicoutimi, (Québec) G7H 5H6	$353,835 CAD

February 15, 2011 at 16:00, however, the bond may be renewed annually upon request by Seller until February 15, 2013. Prior to the expiry of the bond, if Seller fails to give a minimum of 30-day notice to the Bank of its desire to renew these guarantees, the bond will expire without notice to the Recipient.

EXHIBIT G

PAYOUT SPREADSHEET TRIAL RUN

Payoff Spreadsheet Trial Run

(Based on an Assumed Closing of 1/11/2010)

Enterprise Value	160,000,000.00
minus: Company Debt	(82,074,686.14)
minus: Company Transaction Expenses	(3,589,250.00)
plus: Cash	10,000,000.00
minus: Working Capital adjustment (If any)	0.00
Merger Consideration	84,336,063.86
plus: Option Proceeds	128,351.97
minus: Aggregate Series A Payment	(27,267,878.13)
Aggregate Common Payment	57,196,537.70
Total Outstanding Common Shares	19,917,907
Common Stock Merger Consideration	$2.87161

Escrow (%)	10.00%
Escrow Fund	$16,000,000
Stockholder Rep Retention	$25,000

Effective Escrow Percentage	18.9717%
Effective Retention Percentage	0.0296%

Merger Consideration (with Option Proceeds)	84,464,416

Per Share Calculations

		1	2
	Common	Series A	Series A
Payment Amt (Per Class)	$2.87161	$12.17404	$11.14748

Aggregate Dividend Amount		3,874,140	573,738

Per Share Dividend Amount		$2.17404	$1.14748
Aggregate Perf Amt (incl. div)		21,694,140	5,573,738	84,464,415.83
Total Return	57,196,537.70	21,694,140	5,573,738
Shares	19,917,907.00	1,782,000	500,000
Check - Payment Amt	2.871613855	12.1740	11.1475
% of Merger Consideration	67.82%	25.72%	6.61%

					Total Payout,	Total Payout,	Escrow		Payout @	Closing Date	Pro Rata
	Name	Series A (1)	Series A (2)	Common	Gross	Net	Contribution	Retention	Closing	Payee	Share
1	Battery Ventures VII, L.P.	21,286,290.15	5,468,951.87	50,717,295.25	77,472,537.28	77,472,537.28	15,157,020.62	23,682.84	62,291,833.81	Yes	91.86%
2	Battery Investment Partners VII, LLC	407,849.83	104,786.28	971,754.13	1,484,930.24	1,484,390.24	290,411.73	453.77	1,193,524.74	Yes	1.76%
3	Russell Fleischer	0.00	0.00	2,824,355.71	2,824,355.71	2,824,355.71	552,567.65	863.39	2,270,924.67	Yes	3.35%
4	Mike Epplen	0.00	0.00	564,872.29	564,872.29	564,872.29	0.00	0.00	564,872.29	Yes	0.67%
5	Carolyn Jolley	0.00	0.00	423,652.06	423,652.06	423,652.06	0.00	0.00	423,652.06	Yes	0.50%
6	Jeff Tognoni	0.00	0.00	423,652.06	423,652.06	423,652.06	0.00	0.00	423,652.06	Yes	0.50%
7	May Hu	0.00	0.00	282,434.71	282,434.71	282,434.71	0.00	0.00	282,434.71	Yes	0.33%
8	Lauren Hill	0.00	0.00	141,217.35	141,217.35	141,217.35	0.00	0.00	141,217.35	Yes	0.17%
9	Paul Bellamy	0.00	0.00	141,217.35	141,217.35	141,217.35	0.00	0.00	141,217.35	Yes	0.17%
10	Jim Elder	0.00	0.00	141,217.35	141,217.35	141,217.35	0.00	0.00	141,217.35	Yes	0.17%
11	Lue Gagnon	0.00	0.00	329,232.22	423,652.06	329,232.22	0.00	0.00	329,232.22	Yes	0.39%
12	Ian Carmichael	0.00	0.00	107,285.22	141,217.35	107,285.22	0.00	0.00	107,285.22	Yes	0.13%
		21,694,139.98	5,573,738.15	57,068,185.73	84,464,415.83	84,336,063.86	16,000.000.00	25,000.00	68,311,063.86		100.00%

EXHIBIT H

FORM OF FLEISCHER RELEASE

SEPARATION AGREEMENT, WAIVER, AND RELEASE

This Separation Agreement, Waiver, and Release (“Agreement”) is made and entered into the          day of January, 2010 by and among Russell Fleischer (“Employee”); Quovadx Holdings, Inc. (the “Company”); and Lawson Software Americas, Inc. (“Lawson”).

WHEREAS, Employee has been employed with the Company as its CEO pursuant to a letter agreement dated June 4, 2007 (the “Offer Letter”);

WHEREAS, Lawson acquired the Company by means of reverse triangular merger (the “Merger”) effective as of the date hereof, pursuant to the terms of that certain Agreement and Plan of Merger dated as of January 7, 2010 (the “Merger Agreement”) by and among Lawson, the Company and the other parties thereto (capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement);

WHEREAS, Lawson has informed the Employee that it is unable to identify a position for him within Lawson after the Merger;

WHEREAS, effective as of the date hereof, Employee’s employment and position as an officer with the Company has terminated;

WHEREAS, pursuant to this Agreement, the Company has agreed to provide certain severance benefits to Employee (in lieu of the payment of any amounts or other benefits pursuant to the Offer Letter); and

WHEREAS, in consideration of this Agreement, and subject to the terms and conditions hereof, Employee has agreed to provide the Company and Lawson with a full release of any and all claims that Employee has or may have against the Company, Lawson, and any of their predecessors, affiliates, successors and assigns, in return for providing the benefits set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants established in this Agreement, the parties agree as follows:

I.              SEVERANCE BENEFITS.

The Company agrees to pay the following amounts to Employee, subject to the rescission provisions of Section X:

A.            The Company will pay to Employee the sum of $275,000, less applicable payroll deductions, and this sum shall be payable on the next business day following the expiration of the 7-day rescission period as described in Section X, in consideration of the release set forth in Section II(A) below.

B.            The Company will pay to Employee the sum of $50,000, less applicable payroll deductions, and this sum shall be payable on the next business day following the expiration of the 7-day rescission period as described in Section X, in consideration of the release set forth in Section II(B).

C.            The Company will pay to Employee the sum of $20,000, less applicable payroll deductions, representing the cash value of one (1) year of benefits continuation for Employee in consideration of the release set forth in Section II(A).  Employee understands that he shall receive no other benefits and shall no longer participate in the Company’s benefit plans except as provided in the terms and provisions of such plans and further subject to any legal requirements requiring election to continue coverage (as in the case of group health plans) as allowed by state and federal benefits continuation laws.  All of Employee’s rights under such plans shall be governed in accordance with the terms of such plans.  Employee acknowledges receipt of applicable summary plan descriptions relating to such plans.  Employee is responsible for making all premium payments or other payment charges for continuation of such benefits.  (The amounts set forth in Sections I(A), I(B) and I(C) are sometimes referred to herein as the “Severance Benefits”.)

D.            Employee also understands that Employee will receive the Severance Benefits set forth above only if Employee signs this Agreement and does not rescind it within the seven (7) day rescission period provided for in Section X.  If, however, this Agreement is rescinded, then the Offer Letter shall remain in full force and effect and shall not be superseded by this Agreement.  Employee represents that Employee is not a party to a pending personal bankruptcy, and that Employee is legally able and entitled to receive the money being paid to Employee by the Company.

E.             On the date hereof, the Company agrees to pay the following amounts to Employee:

1.             Accrued Base Salary.  The Company will pay to Employee the sum of [$            ], less applicable payroll deductions, representing Employee’s accrued (but unpaid) base salary for the period from [Last Payroll Date] through the Closing Date.

2.             Vacation.  The Company will pay to Employee all earned but unused vacation through the Employee’s last day of employment.

3.             Business Expense Reimbursement.  Prior the Closing Date, Employee has submitted all requests for reimbursements of business expenses and has received reimbursements for all such expenses.

4.             Bonus.  The Company will pay to Employee the sum of $150,000, less applicable payroll deductions, representing any and all bonuses to Employee.

F.             No Other Payments.  Employee acknowledges that, upon payment of the Severance Benefits and the amounts pursuant to Section I(E), the Company will have paid him his full salary and any bonus or other benefit earned by him through his last day of employment.

II.            RELEASE OF CLAIMS.

A.            In return for the benefits listed in Sections I(A) and I(C) above, subject to rescision provisions of Section X, Employee, on behalf of Employee, Employee’s heirs, executors, family members, beneficiaries, assignees, administrators, successors, and executors or anyone acting or claiming to act on Employee’s behalf, hereby releases and forever discharges, in full and final settlement, the Company, Lawson and all of their predecessors and successors, and all of Lawson’s, the Company’s and their predecessors’ and successors’ respective divisions, parents, subsidiaries, affiliated organizations, companies, foundations, and other corporations as well as past and present employees, agents, officials, officers, directors, board members and representatives, both individually and in their representative capacities (collectively, the “Released Parties”), from any and all claims or causes of action of any type, both known or unknown, asserted and unasserted, direct and indirect, and of any kind, nature, or description whatsoever, under any local, state, or federal law(s), or the common law of the State of Texas, arising or which may have arisen at any time prior to the date of this Agreement.  This release includes, but is not limited to, any and all claims arising from Employee’s employment with the Company or any business entity related to or acting on behalf of the Company, including claims arising under the Texas Commission of Human Rights Act, the Texas Payday law, retaliation claims under the Texas Workers Compensation Act, Title VII of the 1964 Civil Rights Act, as amended, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and any other local, state, or federal law(s) relating to illegal discrimination in the workplace or other unlawful employment practices, as well as any claims that Employee may have been wrongfully discharged, that a employment contract has been breached, that Employee has been harassed or otherwise treated unfairly during Employee’s employment, or that Employee has been defamed in any fashion.  Subject to the following paragraph, this release also includes any claims Employee may have based arising out of or connected with (i) the transactions contemplated by the Merger Agreement, (ii) Employee’s position as a director, officer, employee, stockholder and/or optionholder of the Company, or (iii) Employee’s ownership, transfer or conversion of any securities of the Company (other than his right to receive the Applicable Per Share Merger

Consideration in respect of his capital stock and including his right to receive his Escrow Contribution, all in accordance with the Merger Agreement and the Escrow Agreement (as defined in the Merger Agreement)).  This release also includes any claims for libel or slander, claims for assault or battery, claims for infliction of emotional distress whether intentional or negligent, claims of negligence (including negligent hiring, negligent supervision, and negligent retention), or any and all other claims arising out of Employee’s employment relationship with the Company, Employee’s termination of employment with the Company, or arising under the common law of any state.  This release also includes any claims for attorney’s fees that Employee has or may have had for any claim identified above.  Employee acknowledges that the severance benefits set forth in Sections I(A) and I(C) above constitute adequate consideration for this release.

Notwithstanding the foregoing, Employee does not hereby release any claims for workers’ compensation (except for claims of retaliation which are released) or unemployment compensation benefits or other claims that cannot by law be released.  In addition, any 401(k) retirement benefits, retirement, pension or other benefits that have accrued to Employee and vested under the Company’s plans, are not released and will be paid or otherwise handled in accordance with the terms of such plan (or plans) outside of this Agreement.  In addition, Employee does not hereby release any rights he may have under the Merger Agreement (including his right to receive the Applicable Per Share Merger Consideration (as defined therein) in respect of equity securities held by him and including his Escrow Contribution, all in accordance with the Merger Agreement and the Escrow Agreement) or any of the related Transaction Documents (as defined in the Merger Agreement).

B.            In return for the benefits listed in Section I(B) above, Employee, on behalf of Employee, Employee’s heirs, executors, family members, beneficiaries, assignees, administrators, successors, and executors or anyone acting or claiming to act on Employee’s behalf, hereby releases and forever discharges the Released Parties from any and all claims or causes of action of any type, both known and unknown, arising under or relating to the Age Discrimination in Employment Act, as amended.  Notwithstanding anything to the contrary in the foregoing, this Agreement does not release any rights or claims Employee may have under the Age Discrimination in Employment Act or any of the Company’s benefit plans which arise after Employee signs this Agreement or which arise from acts occurring after Employee signs this Agreement.

C.            Additionally, although Employee, pursuant to this Agreement, is not releasing, waiving, or discharging Employee’s right to file or be a witness in, a federal, state or local charge of discrimination, Employee, on behalf of Employee and any and all heirs and assigns, hereby knowingly, voluntarily and intentionally agrees to and does fully and finally release and/or waive Employee’s right to receive compensation or monetary relief from said charge(s).

III.           NON-ADMISSION.

It is understood and agreed that this Agreement does not constitute an admission by the Company or Lawson or any of their predecessors or successors of any liability, wrongdoing, or violation of any law.  Further, the Company and Lawson expressly deny any wrongdoing of any kind whatsoever in their actions and dealings with Employee.  Employee acknowledges and agrees that the Company and Lawson have no obligation to hire or employ Employee in the future.

IV.           CONFIDENTIALITY, NONDISPARAGEMENT AND NO ASSISTANCE ADVERSE TO COMPANY.

A.            Confidentiality.  In consideration of the promises set forth in Section I above, Employee promises and represents that Employee will not personally, nor will Employee authorize any other representative, employee, agent, or attorney acting on Employee’s behalf to disclose, disseminate, or publicize, or permit to be disclosed, disseminated, or publicized, any of the terms of this Agreement to any outside third person except as may be required by law.  The term “person” utilized above shall include individuals, corporations, partnerships, associations, subsidiaries, divisions or government agencies.  Notwithstanding the above, Employee may communicate information regarding this Agreement to Employee’s spouse, personal legal counsel and tax advisor, each of whom will first be advised of the confidential nature of this Agreement, and each person who receives this confidential information shall be directed not to disclose, disseminate or otherwise publicize its terms.

B.            Nondisparagement.  Employee covenants and agrees not to knowingly make any disparaging remarks, either orally or in writing, regarding the Company, Lawson, or any of their respective employees, officers or directors.  This Agreement does not restrict or prevent Employee from (a) responding to or cooperating with any governmental inquiry or investigation or (b) providing truthful testimony in any deposition or proceeding.

C.            No Assistance Adverse to Company.  In consideration of the payments to Employee under this Agreement, Employee covenants and agrees to not hereafter contact, respond to or otherwise knowingly assist in any manner, any employee or former employee of the Company (or any parent, subsidiary, predecessor or successor) concerning any actual or potential claims or legal actions against the Company (or any parent, subsidiary, predecessor or successor), unless (a) compelled to do so by a court of competent jurisdiction or (b) required to do so in writing by the Equal Opportunity Employment Commission (EEOC), the Department of Human Rights or another governmental agency.   Unless prohibited by applicable law or regulation, Employee shall provide the Company’s or Lawson’s current chief executive officer prompt written notice of any such requested assistance that relates to the Company or its successor.  Nothing in this Agreement shall be construed to prohibit Employee from participating in a charge before an administrative body or entity for non-monetary relief.

V.            COMPANY CONFIDENTIAL INFORMATION.

Employee acknowledges his continuing obligations under his Nondisclosure, Developments Agreement and Non-Solicit Agreement, a copy of which is attached hereto as Exhibit A.

VI.           NON-SOLICITATION AND NO-HIRE.

Employee covenants and agrees that for 12 months after the effective date of this Agreement, Employee will not directly or indirectly solicit any employees of the Company or Lawson or any of their respective subsidiaries or affiliates for the purpose of hiring them or inducing them to leave employment with the Company or Lawson or any of their subsidiaries or affiliates.

VII.         JOB REFERENCE AND NO RE-HIRE.

If the Company or Lawson is contacted regarding a job reference for Employee, the Company and Lawson agree only to give the dates of Employee’s employment and the position held, except as otherwise required by law.  Employee agrees that Employee will not apply for another position with the Company or Lawson and Employee will not be eligible for re-hire.  Lawson agrees that Lawson’s executive management will not knowingly make any disparaging statements or comments about Employee concerning Employee’s employment or his cessation of employment.

VIII.        RETURN OF COMPANY RECORDS, PROPERTY AND EQUIPMENT.

By January       , 2010, Employee shall return to the Company (by delivering in person or using the postage prepaid mailer supplied by Company), all Company or Lawson (or their respective their affiliates or subsidiaries) records, materials, property and equipment possessed by Employee, including, without limitation, Employee’s key cards and credit cards, any documents belonging to the Company or Lawson (or their respective affiliates or subsidiaries) or that contain confidential information, and any other Company or Lawson (or their respective affiliates or subsidiaries) property possessed anywhere by Employee.  In the event that Employee finds any Company or Lawson (or their respective affiliates or subsidiaries) property, including without limitation documents or electronic equipment, after his last day of employment, Employee shall promptly return such property to the Company.

IX.           OPPORTUNITY TO CONSIDER AND SEEK ADVICE AND CONFIRMATION OF UNDERSTANDING.

Employee acknowledges that Employee received this Agreement on January     , 2010.  Employee has been advised by the Company and Lawson that Employee has the right to consult with an attorney (at Employee’s own expense) before signing this Agreement, and that Employee has twenty-one (21) calendar days after the date on which Employee received this Agreement to consider whether or not Employee wishes to sign it.  Notwithstanding the foregoing, Employee expressly waives this twenty-one (21) day period.  If Employee signs this Agreement without the benefit of the twenty-one (21) calendar day period, it will be his personal and voluntary decision to do so.

Employee acknowledges that Employee has read and understands this entire Agreement, and has had sufficient opportunity to ask the Company and Lawson any questions about this Agreement.  If Employee has asked the Company and Lawson any questions about this Agreement, all questions have been answered and Employee understands and is satisfied with all of those answers.

X.            EFFECTIVENESS OF AGREEMENT; OPPORTUNITY TO RESCIND.

This Agreement shall become effective only upon the expiration of the 7-day rescission period set forth below.  If Employee rescinds this Agreement during the 7-day rescission period set forth in the following paragraph (a “Rescission Event”), then this Agreement shall forthwith (without the requirement of any further action by the parties) become immediately null and void and without any further force or effect.

Employee understands that Employee may cancel this Agreement for any reason within seven (7) calendar days after Employee has signed it.  If Employee decides to cancel this Agreement, Employee must provide written notice of cancellation, and that notice must be addressed to Kristin Trecker, Lawson Software, Inc., 380 St. Peter Street, St. Paul, MN 55102.  The notice must be hand-delivered or sent by certified mail, return receipt requested, and postmarked within the 7-day period.  Notwithstanding anything to the contrary contained herein, the Agreement shall not become effective or enforceable until this 7-day rescission period has expired.

Employee acknowledges and agrees that, if he rescinds this Agreement, then he shall promptly refund to the Company any portion of the Severance Benefits previously paid to him.

XI.           COMPREHENSIVE NATURE OF AGREEMENT; REVIEW BY LEGAL COUNSEL.

This Agreement and the agreements referenced herein (including the Offer Letter) contain the entire understanding and agreement between the Company, Lawson and Employee with respect to the matters discussed herein; provided, however, that, if this Agreement is rescinded in accordance with Section, then the Offer Letter shall remain in full force and effect.  Unless a Rescission Event occurs, then this Agreement shall supersede, replace and terminate the Offer Letter.  Employee expressly agrees and acknowledges that any nondisclosure or similar agreement with the Company, including his Nondisclosure, Developments Agreement and Non-Solicit Agreement, shall remain in full force and effect and is not altered by this Agreement.  Employee acknowledges each of the following:  (1) Employee may consult with Employee’s own attorney at Employee’s expense, (2) Employee has had an opportunity to be represented by Employee’s own attorney before signing this Agreement, (3) the Company’s counsel represents the Company and does not represent or serve as legal counsel for Employee, and Lawson counsel represents Lawson and does not represent or serve as legal counsel for Employee, (4) Employee has read and understands the terms of this Agreement, (5) Employee is voluntarily entering this Agreement to take advantage of the benefits offered, and (6) there have been no promises leading to the signing of this Agreement except those that have been expressly contained in this written document.

XII.         COOPERATION

Employee agrees that Employee will cooperate with the Company and Lawson (at the Company’s expense) as follows:

A.            Legal Proceedings.  In the event that any legal proceeding arises in which the Company, Lawson or any of their respective affiliated entities, parents, or successors deems Employee’s testimony or participation to be relevant or necessary, Employee agrees to cooperate with the Company, Lawson or the affiliated entity, parent, or successor in connection with the proceeding by providing testimony through affidavit, in a deposition, or at a hearing or trial, or otherwise assisting the Company, Lawson or affiliated entity or successor with respect to the proceeding.  This provision is not intended to affect the substance of any testimony that Employee is asked to provide.  Rather, Employee agrees to provide truthful testimony and to otherwise assist the Company, Lawson or affiliated entity in light of and in full compliance will all applicable laws.

B.            Consultation.  In the event that any questions arise with regard to any information or subject that Employee developed, of which Employee had knowledge or with which Employee was otherwise involved during the period of Employee’s employment with the Company, Employee agrees to reasonably cooperate with and respond to any request by the Company, Lawson or any affiliated entity, parent, or successor for advice, opinions, or other information responsive to the question posed.

XIII.        NON-ASSIGNMENT.

Employee, the Company and Lawson agree that this Agreement may not be assigned by either party unless the other party consents in writing, except that Company may assign this Agreement without Employee’s consent to Lawson or any parent, subsidiary, or successor thereof or in connection with a merger or sale of all or substantially all of the assets of the Company or any applicable operating division.

XIV.        SAVINGS CLAUSE.

If any provision of this Agreement is determined later to be invalid, the remaining provisions shall remain in full force and effect.  Moreover, if one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively broad as to scope, activity, subject, or otherwise, so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with then applicable law.  However, if the Release contained in Section II(A) is held to be void or unenforceable in any respect, then this entire Agreement shall be voidable at the Company’s option.  Nothing in this Agreement is intended to or shall be construed as entitling the Company to abrogate or require tender back of the severance payment of Section I(B) relating to the enforcement of Section II(B).

XV.         EMPLOYER’S REMEDIES.

Employee acknowledges that the violation of any of the terms of this Agreement will cause irreparable harm to the Company and Lawson,  and he agrees that, in addition to any other relief afforded by law, an injunction against the violation of the Agreement and Release may be issued against Employee.  Both damages and injunction shall be proper modes of relief and are not alternative remedies.  If the Company or Lawson commences any action in equity to specifically enforce any of their rights under this Agreement, Employee waives and agrees not to assert the defense that the Company or Lawson have an adequate remedy at law.  All payments under this Agreement shall cease upon Employee’s violation of any of its terms, except for the severance payment under Section I(B) as it relates to the enforcement of Section II(B).

XVI.        GOVERNING LAW AND GENERAL.

This Agreement will be construed and interpreted in accordance with the laws of the State of Texas.  The Company, Lawson and the Employee acknowledge that the Released Parties are intended third-party beneficiaries of this Agreement.  The parties to this agreement agree and acknowledge that this Agreement shall be considered to have been drafted equally by each of the parties.  The headings of all of the paragraphs and subparagraphs of this Agreement are inserted only for convenience for reference, and are not part of this Agreement.

XVII.      GUARANTEE

Lawson hereby guarantees the obligations of the Company under this Agreement to pay the Severance Benefits.  The obligations of Lawson under this Section XVII are subject in all respects to all rights and defenses of the Company arising under this Agreement and the contemplated transactions and will in all events terminate upon the occurrence of a Rescission Event.

[REMAINDER OF THIS PAGE BLANK.  SIGNATURE PAGE FOLLOWS.]

The parties hereto have caused this Separation Agreement, Waiver and Release to be executed and delivered as of the date set forth above.

EMPLOYEE

Dated:
Employee Signature

LAWSON SOFTWARE AMERICAS, INC.

Dated:
Lawson Representative Signature

Print Name

Title

QUOVADX HOLDINGS, INC.

Dated:
Quovadx Representative Signature

Print Name

Title

Notary Public:

If Separation Agreement, Waiver and Release is not signed by Employee in person at a Company office, Employee must sign in presence of a notary public.

Subscribed and sworn to before me

this day of .

Notary Public

EXHIBIT I

CLOSING DATE PAYEES

1)  Battery Ventures VII, L.P.

2)  Battery Investment Partners VII, LLC

3)  Russell Fleischer

4)  Mike Epplen

5)  Carolyn Jolley

6)  Jeff Tognoni

7)  May Hu

8)  Lauren Hill

9)  Paul Bellamy

10)  Jim Elder

EXHIBIT J

FORM OF COOLEY LEGAL OPINION

Lawson Software Americas, Inc.

380 St. Peter Street

St. Paul, MN 55102

Re:                             Acquisition of Quovadx Holdings, Inc. by Lawson Software Americas, Inc.

Dear Ladies and Gentlemen:

We have acted as counsel for Quovadx Holdings, Inc., a Delaware corporation (the “Company”) and each of Battery Ventures VII, L.P., a Delaware limited partnership (the “Stockholders’ Agent”) and Battery Ventures VII, LLC, a Delaware limited liability company (collectively with the Stockholders’ Agent, the “Principal Stockholders”), in connection with the merger (the “Merger”) of the Company with Highway Acquisition, Inc., a Delaware corporation (the “Merger Sub”) and wholly-owned subsidiary of Lawson Software Americas, Inc., a Delaware corporation (“Parent”) under the Agreement and Plan of Merger dated as of January 7, 2010 (the “Acquisition Agreement”), by and among the Company, Parent, the Merger Sub, Battery Ventures VII, L.P., a Delaware limited partnership and Battery Investment Partners VII, LLC, each in their capacity as Principal Stockholders, and Battery Ventures VII, L.P. in its capacity as the Stockholders’ Agent.  We have also acted as counsel for Healthvision Solutions, Inc., a Delaware corporation (“Healthvision Solutions”), Healthvision, Inc., a Delaware corporation (“Healthvision”), Advica Health Resources, Inc., a Delaware corporation (“Advica”), Confer Software, Inc., a California corporation (“Confer”) and Quovadx International, Inc., a Colorado corporation (“Quovadx International”, and together with Healthvision Solutions, Healthvision, Advica, and Confer, the “Company Subsidiaries”).  We are rendering this opinion pursuant to Section 7(e) of the Acquisition Agreement.  Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Acquisition Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Acquisition Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As to certain factual matters we have relied upon certificates of officers of the Company and Company Subsidiaries and have not sought to independently verify such matters.  Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who have represented the Company and Company Subsidiaries, (ii) receipt of a certificate executed by an officer of the Company and Company Subsidiaries covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Acquisition Agreement, the Escrow Agreement and the releases delivered in satisfaction of Sections 7.2(f) of the Acquisition Agreement executed by the Principal Stockholders (together, the “Transaction Agreements”)), where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the genuineness and authenticity of all signatures on original documents (except the signatures on behalf of the Company on the Transaction Agreements).  We have also assumed:  that the Transaction Agreements are obligations binding upon the parties thereto other than the Company; and that there are no extrinsic agreements or understandings among the parties to the Transaction Agreements that would modify or interpret the terms of any such Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to (i) the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts; (ii) the General Corporation Law of the State of Delaware; and (iii) for purposes of paragraphs 1 and 2, the laws of the State of California solely with respect to Confer and the laws of the State of Colorado solely with respect to Quovadx International.  We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.  We note that the parties to the Transaction Agreements have designated the laws of the State of the State of Delaware as the laws governing the Transaction Agreements.  Our opinion in paragraph 5 below as to the validity, binding effect and enforceability of the Transaction Agreements relating to the Principal Stockholders is premised upon the result that would obtain if a Massachusetts court were to apply the internal laws of the Commonwealth of Massachusetts (notwithstanding the designation of the laws of the State of Delaware) to the interpretation and enforcement of the Transaction Agreements.

We are not rendering any opinion as to any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefit, tax, fraudulent conveyance, usury, or local law or the Health Insurance Portability and Accountability Act, as Amended.  Furthermore, we express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof; compliance with fiduciary duties by the Company’s Board of Directors or stockholders; compliance with safe harbors for disinterested Board of Director or shareholder approvals; compliance with state securities or blue sky laws except as specifically set forth below; compliance with the Investment Company Act of 1940; compliance with laws that place limitations on corporate distributions; or the enforceability of any covenant not to compete or any covenant in restraint of trade.

With regard to our opinion in paragraphs 1 and 2 below with respect to the good standing of the Company and Company Subsidiaries, we have relied solely upon certificates of the Secretaries of

State of the indicated jurisdictions as of a recent date, copies of which have been provided to you, and our opinions are rendered as of such dates, as applicable.

With regard to our opinion in paragraph 6 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 7 below concerning the agreements set forth on Schedule I (the “Material Agreements”), we express no opinion as to (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import, or (iii) any statement or writing that may constitute parol evidence bearing on interpretation or construction.

With regard to our opinion in paragraph 8 below with respect to pending or overtly threatened litigation, we have made an inquiry of the attorneys within this firm who have represented the Company and the Company Subsidiaries, examined and relied upon a certificate executed by an officer of the Company and the Company Subsidiaries covering such matters, and checked the records of this firm to ascertain that we are not acting as counsel of record for the Company or Company Subsidiaries in any such matter.  We have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1.                                      Each of the Company and the Company Subsidiaries has been duly incorporated and is validly existing and in good standing (except for Confer, which is not in good standing) under the laws of its state of incorporation.   [Note: if Confer is in good standing in California upon issuance of this opinion the carve out will be removed.]

2.                                      Each of the Company and the Company Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of the respective states identified on Schedule II hereof.

3.                                      Each of the Company and the Company Subsidiaries has the organizational power to own or lease its current properties, as known to us, and conduct its business as, to our knowledge, it is presently conducted.

4.                                      Each of the Company and the Principal Stockholders has the corporate power to execute, deliver and perform its obligations under the Transaction Agreements.

5.                                      Each of the Transaction Agreements has been duly and validly authorized, executed and delivered by the Company and the Principal Stockholders and constitutes legal, valid, binding and enforceable obligations of the Principal Stockholders.

6.                                      The Company’s authorized capital stock consists of (a) 30,000,000 shares of Common Stock, par value $.001, of which 19,721,199 shares are issued and outstanding, and (b) 3,000,000 shares of Preferred Stock, par value $.001, all of which have been designated Series A Perpetual Preferred Stock, par value $.001, of which 2,282,000 shares are issued and outstanding.  The outstanding shares of Common Stock and of Series A Perpetual Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable.  To our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than the conversion privileges of the Series A Perpetual Preferred Stock and 600,000 shares of Common Stock reserved for issuance under the Company’s 2008 Equity Incentive Plan, of which (i) 196,708 shares of Common Stock are issuable upon the exercise of outstanding options and (ii) 403,292 shares of Common Stock are available for grant.

7.                                      The execution and delivery of the Transaction Agreements by the Company do not, and the consummation by the Company of the transactions contemplated by the Transaction Agreements will not violate, conflict with, breach or constitute a default under (a) any provision of the Company’s Certificate of Incorporation or Bylaws, (b) any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Transaction Agreements, (c) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, or (d) any of the Material Agreements listed on Schedule I, in each case to the extent the violation of which would materially and adversely affect the Company and the Company Subsidiaries, taken as a whole.

8.                                      To our knowledge, there is no action, suit, proceeding, arbitration, or investigation pending or overtly threatened against the Company or any of the Company Subsidiaries before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal that questions the validity of, or which would otherwise have the effect of prohibiting the transactions contemplated by the Transaction Agreements, or that could reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company and the Company Subsidiaries, taken as a whole.

9.                                      The Merger and the Acquisition Agreement have each been duly approved by the Company by all requisite Board of Directors and stockholder action and, assuming all necessary Board of Directors and stockholder approvals on the part of Parent and the Merger Sub, upon acceptance for filing by the Office of the Secretary of State of the State of Delaware of the Certificate of Merger, the Merger will become effective under the General Corporation Law of the State of Delaware.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD KRONISH LLP

By:
Alfred L. Browne, III

SCHEDULE I

MATERIAL AGREEMENTS

1.  Agency Agreement dated January 1, 2009, relating to transfer pricing by and between Healthvision Solutions, Inc. and HV Solutions, Shanghai.

2.  Intercompany Agreement dated August 28, 2008, by and between Healthvision Solutions, Inc. and HV Solutions Canada Inc.

3.  Agency Agreement relating to Transfer Pricing by the Agent on behalf of HV Solutions, Canada, Inc. dated January 1, 2009 between HV Solutions Canada, Inc. and HV Solutions, Shanghai.

4.  Master Services Agreement dated September 10, 2009 between Healthvision Solutions, Inc. and Sandlot, LLC.

5.  Value Added Marketing Agreement dated March 6, 2003 between Quovadx, Inc. and McKesson Information Solutions Inc.

6.  Service Agreement dated December 29, 2000 between Healthvision, Inc. and  St. Joseph Health System.

7.  Master Service Agreement dated October 1, 2005 between Healthvision, Inc. and Yale-New Haven Health Services Corporation.

8.  Master Agreement dated October 17, 2006 between Quovadx, Inc. and BJC Health System.

9.  Amended and Restated Master Agreement for Software and Services dated June 10, 2009 between Healthvision Solutions, Inc. and UHS of Delaware, Inc.

10.  Master Distributor Agreement dated December 19, 2005 between Quovadx, Inc. and E.Novation Lifeline Networks.

11.  Master Agreement dated June 27, 2007 between Quovadx, Inc. and RelayHealth, a division of McKesson Information Solutions LLC.

12.  Master Agreement dated September 19, 2008 between Healthvision Solutions, Inc. and Southeastern Regional Medical Center.

13.  Distributor Agreement dated April 1, 2001 between Healthcare.com Europe (HCCE) and Health Comm Gmbh.

14.  OEM License Agreement dated June 30, 2006 between Quovadx, Inc. and GE Healthcare, a division of General Electric Company.

15.  Master Distributor Agreement dated February 15, 2008 between Quovadx, Inc. and E. Novation France SA

16.  Exclusive License Agreement dated March 31, 2001 between Madison Information Technologies, Inc. and Healthcare.com Corp.

SCHEDULE II

FOREIGN QUALIFICATIONS

Healthvision Solutions, Inc.

Colorado — Good Standing Certificate dated [                 ]

Kentucky — Good Standing Certificate dated [                  ]

Ohio — Good Standing Certificate dated [                 ]

South Carolina — Good Standing Certificate dated [                 ]

EXHIBIT K

FORM OF GENERAL RELEASE

This General Release (this “Release”) is entered into by the undersigned officer, director and/or stockholder of Quovadx Holdings, Inc., a Delaware corporation (the “Company”), for the benefit of the Company, Lawson Software Americas, Inc., a Delaware corporation (the “Parent”), Highway Acquisition, Inc., a Delaware corporation (the “Merger Sub”), and the other parties released herein, in connection with the merger of the Merger Sub with and into the Company pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January     , 2010, by and among the Company, the Parent, the Merger Sub and certain of the stockholders of the Company (the “Merger Agreement”).

1.                                       For and in consideration of the payments and/or other benefits to be provided to the undersigned as a director, officer and/or stockholder of the Company, the undersigned, on his, her or its behalf and on behalf of his, her or its heirs, executors, administrators, beneficiaries, representatives, and successors and assigns, hereby release and forever discharge the Company, the Parent, the Merger Sub and their respective Affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended), together with their respective past, present and future officers, directors, stockholders, employees, agents, joint venturers, attorneys, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities or actions of every kind and nature which the undersigned has or had in the past, or now has or might now have, through the effective date of this Release, related to the Company or the Parent and their respective businesses and operations, including without limitation any disputes, claims, controversies, demands, rights, obligations, liabilities or actions of every kind and nature in any way resulting from, arising out of or connected with (i) the transactions contemplated by the Merger Agreement, (ii) the undersigned’s position as a director, officer, employee, stockholder and/or optionholder of the Company, or (iii) the undersigned’s ownership, transfer or conversion of any securities of the Company, in each case, whether or not the undersigned now knows of those claims, actions and causes of action.  Notwithstanding the foregoing, this Release shall not release (A) any right, title and interest the undersigned has under the Merger Agreement and Transaction Documents (as defined in the Merger Agreement), (B) any vested interest the undersigned may have in the Company’s 401(k) plan by virtue of his or her employment with the Company (if applicable), and (C) any rights the undersigned may have for accrued wages and salary by virtue of his or her employment with the Company (if applicable).

2.                                       In signing this Release, the undersigned acknowledges that he, she or it has been advised by the Parent, the Company and their Affiliates to consult with an attorney prior to signing this Release and that the undersigned is signing this Release voluntarily and with a full understanding of its terms.

3.                                       The undersigned further acknowledges and agrees (a) to keep strictly confidential the fact of and all terms and conditions of this Release and any related document, (b) that the undersigned will not make any negative or disparaging statements, whether oral or written, about the Company or the Parent, or their respective products or services, or past, present or future directors, officers or employees, (c) that the Company’s rights under this Release may be enforced by the Parent and its Affiliates (including the Company) and any other party released herein, or any successor or assign of any of the Parent or its Affiliates or any other party released herein, (d) that this Release will be governed by and enforced and interpreted in accordance with the laws of the State of Delaware, (e) that if any portion of this Release is held invalid by the final judgment of any court of competent jurisdiction, the remaining provisions of this Release will remain in full force and effect as if such invalid provision had not been included in this Release, and (f) in the event legal action is taken or commenced against the undersigned for the enforcement of any of the covenants, terms or conditions of this Release, the undersigned will be liable for all reasonable fees and costs (including legal fees and costs) incurred by the party bringing such legal action in connection therewith.

Intending to be legally bound, the undersigned has signed this Release as of the date written below, to be made effective as of the “Effective Time,” contemplated by the Merger Agreement.

[ENTITY SIGNATORY]

Dated:
Name:
Title:

OR

[INDIVIDUAL SIGNATORY]

Dated:
[Insert name], individually

EXHIBIT L

FORMS OF AGREEMENT TERMINATIONS

Quovadx Holdings, Inc.

5030 Riverside Drive, Suite 300

Irving, TX 75309

To Whom it May Concern:

I hereby resign from my position as                                                of Quovadx Holdings, Inc. (the “Company”), and any other positions I may hold with the Company or any of its subsidiaries, effective as of immediately prior to the closing of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger by and among Lawson Software Americas, Inc., Highway Acquisition, Inc., the Company, Battery Ventures, VII, L.P., Battery Investment Partners VII, LLC and R. David Tabors, in his capacity as the Stockholders’ Agent, dated as of January 7, 2010.

Pursuant to Section 15 of my indemnification agreement with the Company dated January 29, 2009 (the “Indemnification Agreement”), I hereby agree to terminate the Indemnification Agreement effective as of immediately prior to the closing of the Merger.

[Print Name]

Acknowledged and Agreed:
Quovadx Holdings, Inc.

By:
Name:
Title:

EXHIBIT L (CONTINUED)

TERMINATION AGREEMENT

This Termination Agreement (the “Agreement”) is entered into as of January [  ], 2010, by and between Quovadx Holdings, Inc. (the “Company”), Battery Ventures VII, L.P. (“Battery LP”) and Battery Investment Partners VII, LLC (“Battery LLC” together with Battery LP, referred to as “Battery”).

RECITALS

WHEREAS, the Company has entered into an Agreement and Plan of Merger dated January 7, 2010, with Lawson Software Americas, Inc., a Delaware corporation (“Lawson”), and a newly formed Delaware wholly owned subsidiary corporation (the “Merger Sub”) pursuant to which the Merger Sub will merge with and into the Company, and the Company will be a wholly-owned subsidiary of Lawson (the “Merger”);

WHEREAS, the closing of the Merger is currently anticipated to occur January 11, 2009 (the “Closing”);

WHEREAS, the Company, Battery and certain stockholders of the Company are party to the Stockholder Agreement dated August 23, 2007 (the “Stockholder Agreement”);

WHEREAS, the Company and Battery LP are party to the Management Rights Letter dated January 29, 2009 (the “Battery LP Rights Letter”);

WHEREAS, the Company and Battery LLC are party to the Management Rights Letter dated January 29, 2009 (the “Battery LLC Rights Letter”, together with the Battery LP Rights Letter, the “Rights Letters”);

WHEREAS, the Company and Battery agree to terminate the Stockholder Agreement and the Rights Letters effective as of immediately prior to the Closing.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereby agree as follows:

1.  Termination of Stockholder Agreement.  Pursuant to Section 10.1 of the Stockholder Agreement, the Company and Battery, who holds more than 50% of the outstanding shares of Common Stock, hereby agree to terminate the Stockholder Agreement effective as of immediately prior to the Closing.

2.  Termination of Rights Letters.  The Company and Battery hereby agree to terminate the Rights Letters effective as of immediately prior to the Closing.

3.  Miscellaneous.  This Agreement may be executed in any number of counterparts and by facsimile signature, each of which shall be an original but all of which together shall constitute one and the same instrument.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

QUOVADX HOLDINGS, INC.

By:
Name: Russell Fleischer
Title: Chief Executive Officer

BATTERY VENTURES VIII, L.P.
By: Battery Partners VII, LLC
Its: General Partner

By:
Name: R. David Tabors
Title: Member Manager

BATTERY INVESTMENT PARTNERS VII, LLC
By: Battery Partners VII, LLC
Its: General Partner

By:
Name: R. David Tabors
Title: Member Manager

EXHIBIT M

FORM OF ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”) is entered into as of January [•], 2010 (the “Effective Date”) by and among: (a) Lawson Software Americas, Inc., a Delaware corporation (“Parent”); (b) R. David Tabors in his capacity as the Stockholders’ Agent (the “Stockholders’ Agent”) on behalf of the Escrow Participants (as defined below); and (c) Wells Fargo Bank, National Association, as escrow agent hereunder (the “Escrow Agent”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

RECITALS:

WHEREAS, Parent, Quovadx Holdings, Inc., a Delaware corporation (the “Company”), Highway Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Battery Ventures VII, L.P. and Battery Investment Partners VII, LLC, in their capacity as the Principal Stockholders and the Stockholders’ Agent have entered into an Agreement and Plan of Merger dated as of January 7, 2010 (the “Merger Agreement”), pursuant to which, among other things, at the Effective Date, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation following the Merger; and

WHEREAS, in accordance with Section 11.1 of the Merger Agreement, the Principal Stockholders and Russell Fleischer (the “Escrow Participants”) have appointed the Stockholders’ Agent to act on their individual and collective behalf with respect to the taking of actions under the Merger Agreement and this Escrow Agreement; and

WHEREAS, concurrently with the execution and delivery of this Escrow Agreement, Parent will deliver $16,000,000 (the “Escrow Deposit”) to the Escrow Agent, to be held and disbursed, as hereinafter provided and as provided in the Merger Agreement, to satisfy the obligations (if any) of the Escrow Participants to make payments with respect to claims made under Section 9 of the Merger Agreement, under Section 1.9 of the Merger Agreement, and as otherwise provided in the Merger Agreement; and

WHEREAS, the parties to the Merger Agreement desire that the Escrow Agent serve as escrow agent and the Escrow Agent desires to so serve, all in accordance with the terms and conditions of this Escrow Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                                       Appointment.

(a)                                  Escrow Agent.  Parent and the Stockholders’ Agent hereby designate and appoint the Escrow Agent to serve as their escrow agent for the purposes set forth herein, and the Escrow

Agent hereby accepts such appointment under the terms and subject to the conditions set forth herein.

(b)                                 Stockholders’ Agent.  The Stockholders’ Agent represents and warrants to Parent and the Escrow Agent that the Escrow Participants have duly appointed the Stockholders’ Agent to act on behalf of such Escrow Participants in connection with the Merger Agreement, this Escrow Agreement and the transactions contemplated thereby, including with respect to the signing of any documents and the taking of any actions necessary in connection with the transactions contemplated by this Escrow Agreement on behalf of the Escrow Participants.  If either Parent or the Escrow Agent receives any certificate, notice, consent or instrument from the Stockholders’ Agent they are entitled to rely upon, and act in accordance with, such certificate, notice, consent or instrument in regards to the rights of such Escrow Participants.  If the person or entity named above as Stockholders’ Agent is removed or resigns, the Stockholders’ Agent will immediately give notice to Parent and the Escrow Agent, and such notice will identify the person or persons to replace the current Stockholders’ Agent.

2.                                       Escrow Fund.  Simultaneously with the execution and delivery of this Escrow Agreement, Parent is depositing with the Escrow Agent the Escrow Deposit in immediately available funds.  The Escrow Agent shall hold the Escrow Deposit in escrow in the Escrow Account (as defined below), free and clear of any lien or encumbrance, against potential claims by Parent pursuant to Section 9 of the Merger Agreement and the obligations of the Escrow Participants under Section 1.9 of the Merger Agreement (collectively, “Claims”), and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Deposit, together with any proceeds thereof and earnings thereon (the “Escrow Fund”) as directed in Section 3.

3.                                       Investment of Escrow Fund.  During the term of this Escrow Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) money market mutual funds backed by government issued or guaranteed securities, or (iii) such other investments as shall be directed jointly in a writing executed by Parent and the Stockholders’ Agent and as shall be reasonably acceptable to the Escrow Agent. In the absence of written investment instructions, the Escrow Fund shall be invested in the Wells Fargo Institutional Money Market Deposit Account (“IMMDA”), which is further described herein on Schedule 1.  Parent and the Stockholders’ Agent acknowledge that they have read and understand Schedule 1.  Periodic statements will be provided to Parent and the Stockholders’ Agent reflecting transactions executed on behalf of the Escrow Fund.  Parent and the Stockholders’ Agent, upon written request, will receive a statement of transaction details upon completion of any investment, reinvestment, or other transaction in the Escrow Fund without any additional cost.  The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement.  The Escrow Agent shall have no liability for any loss sustained as a result of any investment listed in (i) or (ii) above, as a result of any investment made pursuant to the joint written instructions of Parent and the Stockholders’ Agent or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund.  Parent and the Stockholders’ Agent acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

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4.                                       Disposition and Termination.

(a)                                  If the Escrow Agent receives joint written instructions at any time signed by both Parent and the Stockholders’ Agent directing the disposition of all or any portion of the Escrow Fund, the Escrow Agent shall release from the Escrow Fund the amount set forth in such instructions as soon as practicable, but in no event later than two (2) Business Days (as defined hereinafter) after the date of the Escrow Agent’s receipt of such instructions.

(b)                                 If Parent seeks the release of all or a portion of the Escrow Fund during the period prior to the Final Distribution Date in connection with a Claim pursuant to and in accordance with Sections 9 or 1.9 of the Merger Agreement, Parent shall provide written notice concurrently to the Escrow Agent and the Stockholders’ Agent describing the Claim (a “Notice of Claim”), which Notice of Claim shall set forth the Claim in reasonable detail, including Parent’s good faith estimate of the amount of the Claim, and other evidence indicating that Parent is entitled to indemnification under Section 9 of the Merger Agreement or an adjustment of the Merger Consideration pursuant to Section 1.9 of the Merger Agreement.  The Escrow Agent will have no obligation to verify the validity of any Notice of Claim or that delivery of such Notice of Claim has been made by Parent to the Stockholders’ Agent.  The Escrow Agent shall release to Parent the amount set forth in such Notice of Claim from the Escrow Fund on the date that is ten (10) Business Days after the Escrow Agent’s receipt of such written Notice of Claim unless, within such ten (10) Business Day period, the Stockholders’ Agent provides written notice to Parent and the Escrow Agent disputing, in good faith, the validity or appropriateness of the release of such amount to Parent (the “Response Notice”).  In the event that the Escrow Agent receives a Response Notice from the Stockholders’ Agent within such 10-Business Day period disputing Parent’s right to all or any portion of the amount sought in the Notice of Claim, then the Escrow Agent shall (i) continue to hold the disputed portion of the Escrow Fund sought in such Notice of Claim (any such amounts, the “Reserved Amounts”), together with any portion of the Escrow Fund not subject to such Notice of Claim or Response Notice, (ii) release to Parent such non-disputed portion of the Escrow Fund sought in the Notice of Claim, and (iii) release such disputed portion of the Escrow Fund sought in the Notice of Claim upon receiving joint written instructions from Parent and the Stockholders’ Agent to effect such release.  If within fifteen (15) Business Days of Parent’s receipt of a Response Notice, Parent and the Stockholders’ Agent do not resolve any amount disputed in such Response Notice, then Parent and the Stockholders’ Agent will resolve any dispute in accordance with the procedures for resolving such disputes contained in the Merger Agreement.  Parent and the Stockholders’ Agent shall submit evidence of the final resolution of such dispute to the Escrow Agent within two (2) Business Days of the final resolution of such dispute, and the Escrow Agent shall disburse or retain the disputed amount in accordance with such resolution.

(c)                                  On [Insert date that is one year following the Effective Time] (the “Final Distribution Date”), the Escrow Agent shall release to the Stockholders’ Agent all amounts remaining in the Escrow Fund, if any, less any Reserved Amounts that would be required under Section 4(b) to satisfy pending or unresolved Claims properly asserted pursuant to a Notice of Claim received by the Escrow Agent prior to the Final Distribution Date.  Such funds shall be released pursuant to written instructions provided to the Escrow Agent by the Stockholders’ Agent (the “Final Distribution Instructions”).  The Escrow Agent shall distribute the final

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payments to the Stockholders’ Agent by wire transfer to an account(s) specified for such purpose as indicated on Schedule 2 or to such account(s) as otherwise specified by the Final Distribution Instructions.

(d)                                 Any Reserved Amounts shall remain in escrow until the final resolution of the related Claims.  Following final resolution of any such Claims, the Reserved Amounts shall be released pursuant to the joint written instructions of Parent and the Stockholders’ Agent or in accordance with the final resolution of such dispute, which shall be submitted to the Escrow Agent by Parent and the Stockholders’ Agent within two (2) Business Days after such resolution.  Notwithstanding the foregoing, if a Notice of Claim relates to a Claim under Section 1.9 of the Merger Agreement and Parent and the Stockholders’ Agent have submitted the Claim to an accounting firm in accordance with Section 1.9(d) of the Merger Agreement, then the Escrow Agent will consider the determination of such accounting firm to be final and binding on the parties and upon receipt of such determination along with joint written instruction of Parent and the Stockholders’ Agent to disburse an amount of the Escrow Fund specified in such accounting firm determination, the Escrow Agent shall deliver the amount of such Claim to Parent in accordance with such accounting firm determination and joint instruction.

(e)                                  Upon the distribution of all amounts remaining in the Escrow Fund, this Escrow Agreement shall terminate.

(f)                                    Notwithstanding anything to the contrary in this Escrow Agreement or the Merger Agreement, this Escrow Agreement and the deposit of the Escrow Deposit are without prejudice to and are not in limitation of any obligations of Parent, the Stockholders’ Agent, the Principal Stockholders or the Escrow Participants in respect to any of the covenants, representations or warranties of such parties contained in the Merger Agreement.

5.                                       Title and Interest.

The Escrow Agent shall hold and safeguard the Escrow Fund during the term of this Escrow Agreement in accordance with the terms of this Escrow Agreement and shall treat the Escrow Fund as escrowed amounts and not as property of Parent.  Title to the Escrow Funds held in the account maintained by the Escrow Agent (“Escrow Account”) shall not pass to the Stockholders’ Agent unless and until the time that the Escrow Agent is obligated to distribute such funds to the Stockholders’ Agent in accordance with this Escrow Agreement.  Any interest on, and any returns on investments or reinvestments of, the Escrow Fund, net of any tax payments under Section 10 of this Escrow Agreement, shall be allocated and paid to the party or parties receiving the principal portion of the Escrow Fund, pro rata based on the amount of such funds received by such party or parties on the relevant release date, or as the Parent and the Stockholders’ Agent shall otherwise instruct the Escrow Agent by joint written instruction.  Any and all necessary calculations and pro rata percentages pursuant to this Escrow Agreement shall be included in the joint written instructions sent to the Escrow Agent by the Stockholders’ Agent and the Parent.

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6.                                       Escrow Agent.

(a)                                  The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no other duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement.

(b)                                 The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, without further inquiry into the person’s or persons’ authority.  Concurrently herewith, Parent shall deliver an executed authorized signers list in the form of Schedule 3 hereto.  The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

(c)                                  The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Fund.

(d)                                 The Escrow Agent shall not be liable for any action taken or omitted by it under this Escrow Agreement so long as it shall have acted or omitted to act without gross negligence or willful misconduct.

(e)                                  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.

(f)                                    In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its reasonable opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. Alternatively, the Escrow Agent may, at its option, file an interpleader action in any court of competent jurisdiction, and upon the filing thereof and deposit of the Escrow Fund with such court, the Escrow Agent shall be relieved of all liability as to the Escrow Fund and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.

(g)                                 Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

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(h)                                 No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights hereunder.

(i)                                     In the event that any of the Escrow Fund shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Fund, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to Parent, the Escrow Participants or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

7.                                       Succession.

(a)                                  The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect.  The Escrow Agent may be removed and replaced following the giving of thirty (30) days’ prior written notice to the Escrow Agent by Parent and the Stockholders’ Agent.  In either event, the duties of the Escrow Agent shall terminate thirty (30) days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Escrow Fund to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice executed by Parent and the Stockholders’ Agent and submitted to the Escrow Agent.  The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe will be incurred by the Escrow Agent in connection with the resignation or removal of the Escrow Agent.  Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement, and shall be bound by the terms of this Escrow Agreement applicable to the Escrow Agent, without further action of any of the parties or such successor.

(b)                                 In the event that R. David Tabors, resigns as Stockholders’ Agent or is unable to serve as Stockholders’ Agent for any reason, a successor Stockholders’ Agent shall be selected in accordance with Section 11.1 of the Merger Agreement and shall have the right, power and authority to give and receive directions and notices hereunder and to make all determinations that may be required or that such successor Stockholders’ Agent deems appropriate under this Escrow Agreement.  Notice of the appointment of any successor Stockholders’ Agent shall promptly be provided in writing to the Escrow Agent.

8.                                       Fees.  Parent and the Stockholders’ Agent agree to (a) pay the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter the fees set forth in

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Schedule 4 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement.  All amounts payable pursuant to this Section 8 shall be payable 50% by Parent and 50% by the Stockholders’ Agent.

9.                                       Indemnity.  Parent and the Stockholders’ Agent shall each indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the “indemnitees”) from 50% (for a total of 100%) of all loss, claim, liability or expense (including the reasonable fees and expenses of outside counsel) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions from Parent or from Parent and the Stockholders’ Agent, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof.  The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.  Parent and Stockholders’ Agent hereby grant the Escrow Agent a right of set-off against the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder by or from the Stockholders’ Agent.

10.                                 Account Opening Information/TINs/Tax Reporting.

(a)                                  Upon execution of this Escrow Agreement, Parent and Stockholders’ Agent shall provide the Escrow Agent with fully executed W-9 IRS forms, which shall include Parent’s and the Escrow Participants’ respective federal tax identification numbers.  The parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Fund pursuant to this Escrow Agreement.  The Escrow Agent shall report any interest or other amounts earned on the on the Escrow Fund to the Escrow Participants, and the Escrow Participants shall report such amount and pay taxes due thereon.

(b)                                  The Escrow Participants shall be reimbursed from the Escrow Funds for the payment of such taxes as follows:  (i) not later than seven Business Days prior to each of September 15, December 15, April 15 and June 15 (each, an “Estimated Tax Date”), the Escrow Agent shall provide to Parent and Stockholders’ Agent a statement of investment income posted to the Escrow Account ending immediately prior to the Estimated Tax Date; (ii) not later than five (5) Business Days prior to the Estimated Tax Date, the Stockholders’ Agent shall provide the Escrow Agent and Parent with a schedule setting forth the amount of taxes payable by the Escrow Participants with respect to such taxable income, taking into account the highest marginal federal, state and local Tax rates applicable to an individual resident in the State of Massachusetts for such tax period; and (iii) not later than three (3) Business Days prior to the Estimated Tax Date, the Escrow Agent shall release to accounts designated by the Stockholders’ Agent an amount, in cash, equal to such taxes, and shall deliver written notice of such release to Parent.

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(c)                                  For each disbursement from the Escrow Fund to the Escrow Participants, the Stockholders’ Agent shall prepare and present to the Escrow Agent a schedule indicating the apportionment of such disbursement between (A) principal to be reported on Forms 1099-B or other tax forms that may be applicable, and (B) imputed interest to be reported on IRS Form 1099-INT or 1042S (or other applicable form).  The Escrow Agent shall annually report such disbursement on the tax forms indicated in such schedule.

11.                                 Notices. All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(a)                                  upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

(b)                                 on the next Business Day if sent by overnight courier; or

(c)                                  four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth on Schedule 5 or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

In the event that the Escrow Agent, in its reasonable discretion, shall determine that an emergency exists, the Escrow Agent may use such other reasonable means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth on Schedule 5 is authorized or required by law or executive order to remain closed.

12.                                 Miscellaneous.  The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto.  Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Section 7, without the prior consent of the other parties.  This Escrow Agreement shall be governed by and construed under the laws of the State of Minnesota, without regard to its conflicts of laws principles.  Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the exclusive jurisdiction of the courts located in the State of Minnesota.  The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement.  No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.  This Escrow Agreement may be executed in one or more counterparts (including counterparts delivered by facsimile or e-mail), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Headings used in this Escrow Agreement are for ease of reference only and shall not be used to interpret any aspect of this Escrow Agreement. This Escrow Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous

8

representations, warranties, understandings or agreements, written or oral, regarding such subject matter. Failure by any party to enforce any provision of this Escrow Agreement will not be deemed a waiver of future enforcement of that or any other provision.

[Remainder of Page Intentionally Left Blank]

9

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the Effective Date.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Escrow Agent

By:
Name:
Title:

LAWSON SOFTWARE AMERICAS, INC.,
as Parent

By:
Name:
Title:

R. David Tabors
as the Stockholders’ Agent

Schedule 1

Agency and Custody Account Direction

For Cash Balances

Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under this Escrow Agreement to which this Schedule 1 is attached.

In the absence of written investment instructions, the Escrow Agent is hereby directed to deposit, as indicated below, or as Parent and the Stockholders’ Agent shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Institutional Money Market Deposit Account (IMMDA)

Parent and the Stockholders’ Agent understand that amounts on deposit in the IMMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $100,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $100,000.  Note:  On May 20, 2009, FDIC deposit insurance temporarily increased from $100,000 to $250,000 per depositor through December 31, 2013.

Parent and the Stockholders’ Agent acknowledge that they have full power to direct investments of the Account.

Parent and the Stockholders’ Agent understand that they may change this direction at any time and that it shall continue in effect until revoked or modified by Parent and Stockholders’ Agent by written notice to Escrow Agent.

Schedule 2

Wire Instructions

Schedule 3

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Lawson Software Americas, Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Schedule 3 is attached, on behalf of Parent.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Schedule 4

Fee Schedule

A one-time non-refundable fee of $2,500 will be paid to the Escrow Agent upon the execution of this Escrow Agreement by Parent and the Stockholders’ Agent.

Schedule 5

Addresses

Escrow Agent:                                                                 Wells Fargo Bank, National Association

625 Marquette Ave, 11th Floor-MAC N9311-115

Minneapolis, MN 55479

Attention:  Aaron Soper

Facsimile:  (612) 667-2140

ANNEX I

WORKING CAPITAL ADJUSTMENTS

	Balance Sheet As of 11/30/09	Adjustments for Sample Calculation of Working Capital	Notes	Sample Calculation of Working Capital as of 11/09
Assets
Current Assets
Cash and Cash Equivalents	$7,604	$(7,604)	(a)	$—
Accounts Receivable, net	12,924			$12,924
Deferred Tax Assets	1,745	(1,745)	(a)	$—
Prepaid Expenses and Other	2,500			2,500
Total Current Assets	24,773			$15,424

Equipment & Leasehold Improvements, net	3,104
Intangible Assets, net	69,271
Goodwill	42,599
Deferred Financing Costs, net	855
Total Assets	$140,602

Liabilities & Stockholders Equity
Current Liabilities
Accounts Payable	$1,849			$1,849
Accrued Expenses and Other	8,121	(4,205)	(b)	$3,916
Deferred Revenue	17,818	(17,818)	(a)	$—
Revolver	27	(27)	(a)	—
Total Current Liabilities	27,815			$5,765

Long Term Liabilities
		Sample Working Capital as if the merger occurred on 11/30/09		$9,659
Deferred Tax Liabilities	21,935
Term Debt	79,244
Fair Value of Interest Rate Swap	2,209	Working Capital Baseline		$5,000
Total Long Term Liabilities	103,388

Retained Earnings and Stockholders Equity	9,399

Total Liabilities & Stockholders Equity	$140,602

NOTES:

(a)                    Excluded from the definition of working capital

(b)                   Adjusment to reflect repayment of dividend in connetion with the merger

DISCLOSURE SCHEDULE

This Disclosure Schedule is being delivered by QUOVADX HOLDINGS, INC. (the “Company”) in connection with the execution of the Agreement and Plan of Merger (the “Agreement”), by and among the Company, LAWSON SOFTWARE AMERICAS, INC., a Delaware corporation (“Parent”), HIGHWAY ACQUISITION, INC., a Delaware corporation and wholly owned subsidiary of Parent (the “Merger Sub”), and BATTERY INVESTMENT PARTNERS VII, LLC and BATTERY VENTURES VII, L.P. (collectively, the “Principal Stockholders”), and R. DAVID TABORS in its capacity as the Stockholders’ Agent.  Capitalized terms used in this Disclosure Schedule but not otherwise defined will have the meanings ascribed to such terms in the Agreement.

No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule.  No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

The headings contained in this Disclosure Schedule are included for convenience only, and are not intended to limit the effect of the disclosures contained in this Disclosure Schedule or to expand the scope of the information required to be disclosed in this Disclosure Schedule.

The Disclosure Schedule is arranged in numbered sections corresponding to the sections of the Agreement and any information disclosed herein shall be deemed disclosed and incorporated into any other section of the Disclosure Schedule as and to the extent that it is reasonably apparent on the face of the disclosure contained therein that such deemed disclosure and incorporation would be appropriate.

2.2          Corporate Authorization.

(b)                     1.  Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the written consent or affirmative vote of the holders of at least 50% of the outstanding shares of Series A Preferred Stock of the Company is required to approve the Agreement.

2.  Pursuant to Section 251 of the DGCL, the written consent or affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company is required to approve the Agreement.

2.3          Subsidiaries.

(a)                      1.  Healthvision Solutions, Inc., a Delaware corporation.  The Company owns 100% of the equity securities of Healthvision Solutions, Inc.

2.  HV Solutions Canada Inc., a corporation organized under the laws of Canada.  Healthvision Solutions, Inc. owns 100% of the equity securities of HV Solutions Canada Inc.

3.  Healthvision, Inc., a Delaware corporation.  Healthvision Solutions, Inc. owns 100% of the equity securities of Healthvision, Inc.

4.  Advica Health Resources, Inc., a Delaware corporation.  Healthvision Solutions, Inc. owns 100% of the equity securities of Advica Health Resources, Inc.

5.  Confer Software, Inc., a California corporation.  Healthvision Solutions, Inc. owns 100% of the equity securities of Confer Software, Inc.  Confer Software, Inc. is not in good standing the state of California.

6.  Quovadx International, Inc., a Colorado corporation.  Healthvision Solutions, Inc. owns 100% of the equity securities of Quovadx International, Inc.

7.  HV Solutions, Shanghai, a China limited liability company.  Healthvision Solutions, Inc. owns 100% of the equity securities of HV Solutions, Shanghai.

(b)                     Pursuant to the Amended and Restated Security Agreement dated July 15, 2008 by and among Quovadx Holdings, Inc., Healthvision Solutions, Inc., Healthvision, Inc., HV Solutions Canada Inc., Advica Health Resources, Inc., Confer Software, Inc., Quovadx International, Inc. and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider (as defined in the Credit Agreement), the capital stock of the Company Subsidiaries is pledged to Wells Fargo Foothill, Inc. as follows:

Name of Pledgor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Pledged

Quovadx Holdings, Inc.	Healthvision Solutions, Inc.	3000	Common	100%

Healthvision Solutions, Inc.	HV Solutions Canada Inc.	65	Common	65%

Healthvision Solutions, Inc.	Healthvision, Inc.	1000	Common	100%

Healthvision Solutions, Inc.	Advica Health Resources, Inc.	100	Common	100%

Healthvision Solutions, Inc.	Confer Software, Inc.	1000	Common	100%

Healthvision Solutions, Inc.	Quovadx International, Inc.	1000	Common	100%

Healthvision Solutions, Inc.	HV Solutions, Shanghai	—	—	100%

All obligations underlying the security interest granted in connection with the Amended and Restated Security Agreement will be paid at Closing and the Liens on the capital stock of the Company Subsidiaries will be released by Wells Fargo Foothill, Inc.

See Disclosure under Section 2.4 relating to capitalization.

2.4          Capitalization.

(a)

Capitalization Table:

Stockholder	Series A Preferred Shares	Common Shares	Total Shares
Battery Ventures VII, L.P.	2,239,098.40	17,661,600	19,990,698.40
Battery Investment Partners VII, LLC	42,901.60	338,400	381,301.60
Russell Fleischer	0	983,543	983,543
Mike Epplen	0	196,709	196,709
Carolyn Jolley	0	147,531	147,531
Jeff Tognoni	0	147,531	147,531
May Hu	0	98,354	98,354
Lauren Hill	0	49,177	49,177
Paul Bellamy	0	49,177	49,177
Jim Elder	0	49,177	49,177
Totals:	2,282,000	19,721,199	22,199,907

1.  The Stockholder Agreement entered into as of August 23, 2007, by and among the Company, individual managers listed on Schedule A thereto and the investors listed on Schedule B thereto contains certain rights of first refusal, “co-sale” rights, “drag-along” rights and voting rights, as more particularly described therein.

2. Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Russell Fleischer.

3. Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Paul Bellamy.

4. Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Lauren Hill.

5.  Stock Purchase Agreement entered into as of August 23, 2007, between the Company and May Hu.

6. Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Mike Epplen.

7. Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Carolyn Jolley.

8. Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Jeffrey Tognoni.

9. Stock Purchase Agreement entered into as of October 23, 2007, between the Company and Jim Elder.

(c)

Option Ledger:

Optionholder	Grant Date	Vesting Commencement Date	Number of Shares Subject to Option	Exercise Price
Luc Gagnon	10/29/08	8/28/08	147,531	$0.64
Ian Carmichael	1/29/09	1/7/09	49,177	$0.69

Vesting Schedule:  1/4th of the shares vest one year after the Vesting Commencement Date; the balance of the shares vest in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date.

See Disclosure in Section 2.4(a) regarding the individual Stock Purchase Agreements granting the Company certain repurchase and other rights as more fully described therein.

(d)                     The Stockholder Agreement entered into as of August 23, 2007, by and among the Company, individual managers listed on Schedule A thereto and the investors listed on Schedule B thereto contains certain rights of first refusal, “co-sale” rights, “drag-along” rights and voting rights, as more particularly described therein.

2.5          Governmental Authorization.

The waiting period pursuant to the Hart Scott-Rodino Antitrust Improvements Act of 1976 must expire prior to closing the Transactions.

2.6          Non-Contravention.

(a)           See Disclosure under Schedule 2.2(b)(1) and (2).

(c)                      1.  The Master Distribution Agreement dated June 13, 2008, between in4tek, LTD. and Medisolution Ltd. requires in4tek, LTD’s consent in connection with a change of control of HV Solutions Canada Inc.

2.  The Value Added Reseller Product License Agreement dated January 1, 2009, between Healthwise, Incorporated and Healthvision, Inc. requires Healthwise, Incorporated’s consent in connection with a transfer of a controlling interest of Healthvision, Inc.

3.  Pursuant to the Distributor Agreement effective as of April 1, 2007, as amended, between Technidata S.A.S and Medisolution Ltd., Technidata S.A.S. may terminate the Distributor Agreement if a material change occurs in the control of HV Solutions Canada Inc.

4.  The Standard Multi-Tenant Office Lease-Net dated August 20, 2009, between JD Molex One, LLC, as Lessor, and Healthvision, Inc., as Lessee, requires consent of the Lessor in connection with a change of control of Healthvision, Inc.

5.  The Office Lease Agreement dated September 4, 2008, between 5000 Riverside Associates, L.P., as Landlord, and Healthvision, Inc., as Tenant, requires the consent of the Landlord in connection with a change of control of Healthvision, Inc.

6.  The Lease Agreement dated July 16, 2009, between Complexe Place Cremazie L.P., as Landlord, and HV Solutions Canada Inc., as Tenant, requires consent of the Landlord in connection with a change of control of HV Solutions Canada Inc.

2.8          No Undisclosed Liabilities.

Consistent with past practice, the Company customarily accrues the following year-end liabilities in the ordinary course.  The Company views these year-end accruals of liabilities as being in the ordinary course of business and by inclusion in this Section 2.8 does not imply that there are no other ordinary course accruals.

1.  The Company expects to accrue $650,000 in the fourth quarter of 2009 for the payment of annual bonuses payable to employees of the Company (in addition to the $400,000 already accrued as reflected on the Most Recent Balance Sheet).

2.  $20,000 for the 2009 8800 401(k) testing.

3.  $40,000 for the 2009 Sales Club Trip in addition to the existing accrued amounts.

4.  $50,000 for utilities, common area shared expenses and other expenses related to inactive leases.

5.  $200,000 for United Kingdom Branch Taxes.

6.  $100,000 for Federal and State Taxes.

All of these accrued liabilities since the Most Recent Balance Sheet Date will be reflected in the estimated Working Capital delivered in connection with the Estimated Statement.

2.9          Absence of Certain Changes.

(a)           None.

(b)           None.

(c)           None.

(d)           None.

(e)           None.

(f)            None.

(g)           1.  Order Form No. 8 from CareSpark, Inc. dated December 21, 2009 pursuant to the Solutions Agreement #1 dated December 26, 2006 between Healthvision Solutions, Inc. and CareSpark, Inc.

2.  Order Form No. 5 from GE Healthcare dated December 23, 2009 pursuant to the OEM License Agreement dated June 30, 2006 between Healthvision Solutions, Inc. and GE Healthcare.

3.  Order Form No. 2 from Winnipeg Regional Health Authority dated December 21, 2009 pursuant to the Master Agreement dated December 25, 2005 between Healthvision Solutions, Inc. and Winnipeg Regional Health Authority.

4.  Amendment 3 to the Master License, Maintenance and Services Agreement dated December 11, 2009 between Healthvision Solutions, Inc. and Wellpoint, Inc.

(h)           The Company received notice from Rockford HealthSystems that Rockford will not renew their EMPI Maintenance (Initiate) for 2010.  This is a subset of the Company’s relationship with Rockford HealthSystems and the Company has not received written notice affecting any other part of the current relationship.

(i)            None.

(j)            None.

(k)           None.

(l)            None.

(m)          None.

(n)           None.

(o)           None.

(p)           None.

(q)           None.

(r)            On December 7, 2009, the Company caused Healthscope United/IPA, Inc., a New York corporation to be dissolved pursuant to the Business Corporation Law of the State of New York.  Healthscope United/IPA, Inc. was an inactive entity with no assets.

(s)           None.

(t)            None.

2.10        Properties.

(a)           Leased Real Property:

LESSOR	LESSEE	ADDRESS	LEASE TERM	BASIC ANNUAL RENT
One Graystone Centre, L.P.	Healthvision Solutions, Inc.	3010 LBJ Freeway, Suite 475, Dallas, TX 75234	2/1/2006-6/30/2011	$184,767
Douglas Emmett 2000, LLC	Healthvision Solutions, Inc.	21700 Oxnard Street, Suite 280, Woodland Hills, CA 91367	3/1/2006-5/1/2010	$112,449
J.D. Molex One, LLC	Healthvision, Inc.	2465 Latham St., Ste. 100, Mountain View, CA 94040	9/2/2009-8/31/2015	$120,884
5000 Riverside Associates, L.P.	Healthvision, Inc.	5030 Riverside Drive, Suite 300, Irving, TX 75039	11/1/2008-5/31/2016	$514,080
Societe En Caommandite Edifice Le Soleil	HV Solutions Canada Inc.	330 St. Valliers Est, Suite 230, Quebec City, Quebec, G1K 9C5	11/1/2000-10/31/2010	$580,018 CAD
Complexe Place Cremazie, L.P.	HV Solutions Canada Inc.	110 Cremazie Blvd. West, Montreal, Quebec	10/15/2009-10/31/2010	$75,084 CAD
Badenhurst-Airway Centre Ltd.	HV Solutions Canada Inc.	5935 Airport Road, Mississauga, Ontario	7/1/2009-9/30/2014	$44,370 CAD
EDG	HV Solutions, Shanghai	545 Long Hua Road, West 3rd Floor Suite A, Shanghai, 200232, P.R. China	04/1/2009 – 12/31/2011	526,257 CNY

(b)           Leased Personal Property:

LESSOR	ITEM	LEASE TERM	BASIC ANNUAL PAYMENT
IBM Canada Limited	Various desktop computer equipment items	2/28/2009-2/28/2010	$34,230
Xerox	Workcenter Pro 32 Series, print and fax machine for Irving, TX location	7/1/2009-7/1/2010	$6,504
Xerox Canada Ltd.	Workcenter Series copy, print and fax machine for Quebec City , QC location	9/2/2009-9/2/2010	$3,634
Xerox Canada Ltd.	Workcenter Series copy, print and fax machine for Montreal, QC location	12/10/2009-12/10/2010	$3,634

1.  Valueplan Agreement dated March 28, 2007 between MediSolution Ltd. and IBM, as amended by Amendment Agreement dated August 28, 2008 between HV Solutions Canada Inc. and IBM Canada Limited for the lease of computer equipment.

2.  Sale and Maintenance Agreement dated May 2, 2003 between Healthvision Inc. and Xerox.

3.  Lease Agreement dated December 9, 2008 between HV Solutions Canada Inc. and Xerox Canada Ltd.

4.  Lease Agreement dated September 2, 2008 between HV Solutions Canada Inc. and Xerox Canada Ltd.

2.11        Title to Assets.

See Disclosure under Section 2.10(b) relating to leased property.

Ontario Lien Registration 08-0512606-0002 relating to the Valueplan Agreement dated March 28, 2007 between MediSolution Ltd. and IBM, as amended by Amendment Agreement dated August 28, 2008 between HV Solutions Canada Inc. and IBM Canada Limited for the lease of computer equipment.

Ontario Lien Registration 08-0512606-0001 relating to the Valueplan Agreement dated March 28, 2007 between MediSolution Ltd. and IBM, as amended by Amendment Agreement dated August 28, 2008 between HV Solutions Canada Inc. and IBM Canada Limited for the lease of computer equipment.

Pursuant to the Amended and Restated Security Agreement dated July 15, 2008 by and among Quovadx Holdings, Inc., Healthvision Solutions, Inc., Healthvision, Inc., HV Solutions Canada Inc., Advica Health Resources, Inc., Confer Software, Inc., Quovadx International, Inc. and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider (as defined in the Credit Agreement), Wells Fargo Foothill, Inc. has a lien on all assets held by the Company and its Subsidiaries.  All obligations underlying the security interest granted in connection with the Amended and Restated Security Agreement will be paid at Closing and the Liens on the assets of the Company and its Subsidiaries will be released by Wells Fargo Foothill, Inc., including, but not limited to the following specific Lien filings:

Jurisdiction	Registration / Filing Number	Debtor	Secured Party

Delaware	2007 2703634	Quovadx Holdings, Inc.	Wells Fargo Foothill, Inc.

California	07-7121318363	Confer Software, Inc.	Wells Fargo Foothill, Inc.

Colorado	20072070844	Quovadx International, Inc.	Wells Fargo Foothill, Inc.

Delaware	2007-2599610	Advica Health Resources, Inc.	Wells Fargo Foothill, Inc.

Delaware	2008 2136693	Healthvision Solutions, Ind.	Wells Fargo Foothill, Inc.

Delaware	2007 3690244	Healthvision, Inc.	Wells Fargo Foothill, Inc.

Ontario	20080617 1100 1862 3317	HV Solutions Canada Inc.	Wells Fargo Foothill, Inc.

Quebec	08-410080-0001	HV Solutions Canada Inc.	Wells Fargo Foothill Canada, ULC

USPTO	Reel/Frame: 3850/0677	Healthvision Solutions, Inc.	Wells Fargo Foothill, Inc.

USPTO	Reel/Frame: 021489-0499	Healthvision Solutions, Inc. Healthvision, Inc.	Wells Fargo Foothill, Inc.

2.12        Taxes.

(a)

Tax filings by jurisdiction:

United States:

Type of tax:	Jurisdiction

Income	Federal

Sales and Use	State of Alabama

Sales and Use	State of Arkansas

Income	State of Arizona

Income and Sales and Use	State of California

Income	City of Columbus, Ohio

Sales and Use	State of Colorado

Sales and Use	State of Connecticut

Income and Sales and Use	State of Florida

Income	State of Georgia

Sales and Use	State of Indiana

Income and Sales and Use	Commonwealth of Kentucky

Income	Commonwealth of Massachusetts

Sales and Use	State of Minnesota

Income	State of Mississippi

Income and Sales and Use	State of North Carolina

Sales and Use	State of New Jersey

Sales and Use	State of New York

Income	State of New Mexico

Income	State of Ohio

Income	State of Oregon

Income and Sales and Use	Commonwealth of Pennsylvania

Income and Sales and Use	State of South Carolina

Income	State of Tennessee

Income and Sales and Use	State of Texas

Canada:

Type of tax:	Jurisdiction

Income	Canada Revenue Agency

PST	Ontario

PST	Quebec

United Kingdom:

Value Added Tax.

(b)

None.

(j)

The Company has not provided copies of Tax Returns prior to 2007.

Tax Returns Filed in 2007

Jurisdiction	Entity
Fed	Quovadx Holdings, Inc. and Subsidiaries
AZ	Quovadx Holdings, Inc. and Subsidiaries
CA	Quovadx Holdings, Inc. and Subsidiaries
KY	Quovadx, Inc.
NC	Quovadx, Inc.
TN	Quovadx, Inc.
PA	Healthvision, Inc.
CA	Healthvision, Inc. and Subsidiary
PA	Healthvision, Inc.

OH	Healthvision Solutions, Inc.
Columbus, OH	Healthvision Solutions, Inc.

Tax Returns Filed in 2008

Jurisdiction	Entity
Ontario	HV Solutions Canada, Inc.
Quebec	HV Solutions Canada, Inc.
Canada	HV Solutions Canada, Inc.
Federal	Quovadx Holdings, Inc. and Subsidiaries
AZ	Quovadx Holdings, Inc. and Subsidiaries
CA	Quovadx Holdings, Inc. and Subsidiaries
GA	Healthvision Solutions, Inc.
KY	Healthvision Solutions, Inc.
MA	Healthvision Solutions, Inc.
MS	Healthvision Solutions, Inc.
NC	Healthvision Solutions, Inc.
NM	Healthvision Solutions, Inc.
OR	Quovadx Holdings, Inc. and Subsidiaries
PA	Healthvision, Inc.
SC	Healthvision Solutions, Inc.
TN	Healthvision Solutions, Inc.
OH	Healthvision Solutions, Inc.
Columbus, OH	Healthvision Solutions, Inc.
FL	Healthvision, Inc.
MA	Healthvision, Inc.
TX	Quovadx Holdings, Inc. and Subsidiaries

Estimated Tax Payments made in 2009

Jurisdiction	Entity
Federal	Quovadx Holdings, Inc. and Subsidiaries
CA	Quovadx Holdings, Inc. and Subsidiaries
GA	Healthvision Solutions, Inc.
MA	Healthvision Solutions, Inc.
AZ	Quovadx Holdings, Inc. and Subsidiaries
OR	Quovadx Holdings, Inc. and Subsidiaries
KY	Healthvision Solutions, Inc.
MS	Healthvision Solutions, Inc.
NM	Healthvision Solutions, Inc.
NC	Healthvision Solutions, Inc.
SC	Healthvision Solutions, Inc.
TN	Healthvision Solutions, Inc.

2.13        Litigation.

None.

2.14                        Material Contracts.

(a)                                  Section 2.14 of the Disclosure Schedule specifically identifies by subsection each Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is otherwise bound that constitutes a Material Contract, and any amendments thereto.  References to applicable subsections in Section 2.14 are included for convenience only, and shall not limit the effect of the disclosures contained in this Section 2.14.

(i)            (B)           1.             Value Added Marketing dated March 6, 2003 between Quovadx, Inc. and McKesson Information Solutions, Inc.

2.             OEM License Agreement dated June 30, 2006 between Quovadx, Inc. and GE Healthcare, as amended.

3.             Distributor Agreement dated April 1, 2001 between Healthcare.Com Europe and Health Comm Gmbh, as amended.

4.             Master Distributor Agreement dated February 15, 2008 between Quovadx, Inc. and E. Novation France SA.

5.             Master Distributor Agreement dated December 19, 2005 between Quovadx, Inc. and E.Novation Lifeline Networks.

(C)           1.             Distributor Agreement effective as of April 1, 2007, as amended, between Technidata S.A.S and Medisolution Ltd., Technidata S.A.S.

2.             Master Distribution Agreement dated June 13, 2008 between Medisolution Ltd. and in4tek Ltd.

3.             Exclusive License Agreement dated March 31, 2001 between Madison Information Technologies, Inc. and Healthcare.com Corp.

4.             Value Added Reseller Product License Agreement dated January 1, 2009 between Healthwise, Incorporated.

5.             Strategic Alliance Agreement dated July 29, 2005 between Healthvision, Inc. and Medseek, Inc.

6.             Software License Agreement entered into as of January 31, 2002 between Quovadx, Inc. and BirdStep Technology Incorporated.

7.             Content Provider Agreement dated January 1, 2000 between Healthvision, Inc. and MDConsult LLC.

8.             Sybase Master Partner Agreement dated March 29, 2007 between MediSolution, Ltd. as amended.

9.             Human Atlas License Agreement dated March 7, 2007 between Healthvision and Blausen Communications, Inc., as amended.

10.           Value Added Reseller Agreement entered into on February 5, 2004 between Quovadx, Inc. and Boston Software Systems, Inc.

11.           Distributor License Agreement effective June 1, 1998 between Intersolv, Inc. and HIE, as amended (DataDirect Technologies).

12.           Software License Agreement effective August 26, 2002 between Quovadx, Inc. and Edifecs, Inc. as amended.

13.           Standard License Agreement entered into as of November 1, 1997 between Medisolution, Ltd. and First Databank, Inc., as amended.

14.           License Agreement dated May 18, 2000 between Healthvision, Inc. and Intelligent Medical Objects, Inc. as amended.

15.           Entente De Services dated April 20, 20009 between HV Solutions Canada, Inc. and Infopanama Service Inc.

16.           Oracle PartnerNetwork Application Specific Full Use Program Distribution Agreement dated January 12, 2009 between Healthvision Solutions, Inc. and Oracle USA, Inc.

17.           Sun Terms and Additions Agreement made as of June 18, 2003 between Quovadx, Inc. and Sun Microsystems, Inc., as amended.

18.           iForce Business Terms Letter of Authorization effective February 1, 2004 between the Quovadx, Inc. and Sun Microsystems, Inc.

(ii)           None.

(iii)          1.   Amended and Restated Credit Agreement by and among Quovadx Holdings, Inc., each of its Subsidiaries that are signatories thereto, lenders that are listed as signatories thereto, Wells Fargo Foothill, Inc., Wells Fargo Foothill Canada ULC and Churchill Financial LLC dated as of August 28, 2008 (the “Credit Agreement”), and all ancillary agreements related thereto, including, but not limited to the following:

2.   The Amended and Restated Trademark Security Agreement dated July 15, 2008 by and among Quovadx Holdings, Inc., Healthvision Solutions, Inc., Healthvision, Inc., HV Solutions Canada Inc., Advica Health Resources, Inc., Confer Software, Inc. and Quovadx International, Inc. and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider (as defined in the Credit Agreement).   All Liens granted in connection with this agreement shall be discharged at Closing.

3.   The Amended and Restated Copyright Security Agreement dated July 15, 2008 by and among Quovadx Holdings, Inc., Healthvision Solutions, Inc., Healthvision, Inc., HV Solutions Canada Inc., Advica Health Resources, Inc., Confer Software, Inc. and Quovadx International, Inc. and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider (as defined in the Credit Agreement).  All Liens granted in connection with this agreement shall be discharged at Closing.

4.   The Amended and Restated Patent Security Agreement dated July 15, 2008 by and among Quovadx Holdings, Inc., Healthvision Solutions, Inc., Healthvision, Inc., HV Solutions Canada Inc., Advica Health Resources, Inc., Confer Software, Inc. and Quovadx International, Inc. and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider (as defined in the Credit Agreement).  All Liens granted in connection with this agreement shall be discharged at Closing.

5.   The Amended and Restated Security Agreement dated July 15, 2008 by and among Quovadx Holdings, Inc., Healthvision Solutions, Inc., Healthvision, Inc., HV Solutions Canada Inc., Advica Health Resources, Inc., Confer Software, Inc. and Quovadx International, Inc. and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider (as defined in the Credit Agreement).  All Liens granted in connection with this agreement shall be discharged at Closing.

6.   ISDA Master Agreement and Schedules dated November 4, 2008 by and among Wells Fargo & Company, Healthvision Solutions, Inc. and HV Solutions Canada Inc.

(iv)          Pursuant to Amendment No. 3 dated September 15, 2009 between Healthvision Solutions, Inc. and Hangzhou B-Soft Co., Ltd. to the Master Distribution Agreement dated June 25, 2007 between Quovadx, Inc. and Hangzhou B-Soft Co., Ltd., as the distributor, grants the distributor the exclusivity as the distributor of the Company’s products specified on Addendum A to the Master Agreement for the territory including mainland China, Hong Kong and Macau, restricted to healthcare and the public health industry, for a period ending December 31, 2012.  The exclusivity is subject to the exceptions set forth in Amendment No. 3, providing that the exclusivity excludes (i) legacy distributors previously granted rights to resell or distribute products or services in the exclusive territory, (ii) current and future sublicensing rights of GE Healthcare and its subsidiaries, (iii) current and future distribution and sublicensing rights of value-added resellers (and their subdistributors), if applicable, granted the right to sublicense products bundled with their software, hardware application and/or hardware services, and (iv) current and future distribution and sublicensing rights of original equipment manufacturers granted the right to sublicense the products embedded with their software or hardware applications/services.

(v)           See Disclosure under Section 2.10(a).

(vi)          See Disclosure items 4-15 under Section 2.21.

(vii)         None.

(viii)        See Disclosure items 12-14 under Section 2.21.

(ix)           See Disclosure items 16-19 under Section 2.21.

Indemnification Agreement dated April 3, 2009 between Healthvision, Inc. and William Blair & Company, L.L.C.

(x)            None.

(xi)           See Disclosure items 1, 2, 15 and 20 under Section 2.21.

(xii)          (y) Engagement Letter by and between Healthvision, Inc. and William Blair & Company, L.L.C.

2.15        Intellectual Property.

(a)(i)       Patents

PATENT/ APPLICATION NO.	PATENT NAME	DATE OF PATENT/ APPLICATION	OWNER

5,786,816	Method and Apparatus for Graphical User Interface-Based and Variable Result Healthcare Plan	7/28/1998	Healthvision Solutions, Inc.

5,826,237	Apparatus and Method for Merging Medical Protocols	10/20/1998	Healthvision Solutions, Inc.

5,850,221	Apparatus and Method for a Graphic User Interface in a Medical Protocol System	12/15/1998	Healthvision Solutions, Inc.

5,881,225	Security Monitor for Controlling Functional Access to a Computer System	3/9/1999	Healthvision Solutions, Inc.

5,886,693	Method and Apparatus for Processing Data Across a Computer Network	3/23/1999	Healthvision Solutions, Inc.

6,037,940	Graphical User Interface in a Medical Protocol System Having Time Delay Rules and a Publishers View	3/14/2000	Healthvision Solutions, Inc.

6,426,759	Apparatus and Method for Managing Changes of Computerized Medical Protocols	7/30/2002	Healthvision Solutions, Inc.

6,968,503	XML User Interface for a Workflow Server	11/22/2005	Healthvision Solutions, Inc.

09/969,875	Healthcare Management Services Systems and Method for Using the Same (USPTO)	Date not available	Healthvision, Inc.

09/418,390	Computerized Device and Method for Management of Medical Information (USPTO)	10/12/1999	Healthvision, Inc.

09/833/089	Healthcare Payment Compliance Management (USPTO)	4/10/2001	Healthvision, Inc.

2.15        Intellectual Property.

(a)(i)       (continued)  Trademarks and Servicemarks.

MARK	COUNTRY	APP./REG. NO.	STATUS	OWNER

QDX	U.S.	Registration No. 2,969,109	Registered: 07/19/05	Healthvision Solutions, Inc.

QUOVADX	U.S.	Application No.: 78/839,193 Registration No.: 3,201,662	Registered: 1/23/07	Healthvision Solutions, Inc.

QUOVADX	U.S.	Application No.: 78/834,685 Registration No.: 3,201,559	Registered: 1/23/07	Healthvision Solutions, Inc.

X (Stylized and Color)	U.S.	Application No. 78/561,093 Registration No. 3,144,387	Registered: 9/19/06	Healthvision Solutions, Inc.

CLOVERLEAF	Benelux (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861 077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Bulgaria (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Canada	TMA 705,342	Registered: 1/22/08 Renewal Date: 1/22/23	Healthvision Solutions, Inc.

CLOVERLEAF	China (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Croatia (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Czech Republic (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

MARK	COUNTRY	APP./REG. NO.	STATUS	OWNER

CLOVERLEAF	Denmark (Madrid Protocol)	International Application No. A0001954 International Registration No. 861077 Granted Validity in Denmark: 9/26/06	Granted Validity in Denmark: 9/26/06 (no certificate is issued)	Healthvision Solutions, Inc.

CLOVERLEAF	Egypt	Application No. 177010	Letter from agent mark has been accepted; publication fees will be paid and mark will register 7/17/06. Fees paid: 8/16/06	Healthvision Solutions, Inc.

CLOVERLEAF	Egypt	Application No. 177011	Letter from agent mark has been accepted; publication fees will be paid and mark will register 7/17/06 Fees paid: 8/16/06	Healthvision Solutions, Inc.

CLOVERLEAF	Estonia (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	EU (Madrid Protocol)	International Application No. A0001954 International Registration No. 861077 Statement of Grant of Protection issued: 11/23/05	Registered: 7/8/05 Statement of Grant of Protection issued 11/23/05 Confirmation no oppositions filed: 8/25/06	Healthvision Solutions, Inc.

CLOVERLEAF	Finland (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	France (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

MARK	COUNTRY	APP./REG. NO.	STATUS	OWNER

CLOVERLEAF	Georgia (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077 Statement of Grant of Protection issued: 8/14/06	Registered: 7/8/05 Statement of Grant of Protection issued: 8/14/06 Opposition period ended/new Statement of Grant of Protection issued: 10/30/06	Healthvision Solutions, Inc.

CLOVERLEAF	Germany (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Greece (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Hungary (Madrid Protocol)	International Application No. A0001954 International Registration No. 861077 Statement of Grant of Protection issued: 5/10/06	Registered: 07/08/05 Statement of Grant of Protection issued: 5/10/06	Healthvision Solutions, Inc.

CLOVERLEAF	India	Registration No. 01370229	Registration Date: 3/28/07	Healthvision Solutions, Inc.

CLOVERLEAF	India	Registration No. 01370230	Registration Date: 3/27/07	Healthvision Solutions, Inc.

CLOVERLEAF	Ireland (Madrid Protocol)	International Application No. A0001954 International Registration No. 861077 Statement of Grant of Protection issued: 4/3/06	Registered: 7/8/05 Statement of Grant of Protection issued: 4/3/06	Healthvision Solutions, Inc.

CLOVERLEAF	Italy (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

MARK	COUNTRY	APP./REG. NO.	STATUS	OWNER

CLOVERLEAF

Australia, Belarus, Benelux, Bulgaria, China, Croatia, Czech Republic, Denmark, Estonia, CTM, Finland, France, Georgia, Germany, Greece, Hungary, Ireland, Italy, Japan, Kenya, Lesotho, Lithuania, Norway, Poland, Portugal, Romania, Russian Federation, Slovakia, Spain, Sweden, Ukraine, U.K., Zambia

		International Application No. A0001954 Registration No. 861,077	Registered: 07/08/05	Healthvision Solutions, Inc.

CLOVERLEAF	Japan (Madrid Protocol)	International Application No. A0001954 Registration No. 861,077	Registered: 11/17/06	Healthvision Solutions, Inc.

CLOVERLEAF	Kenya (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Lesotho (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Lithuania (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

MARK	COUNTRY	APP./REG. NO.	STATUS	OWNER

CLOVERLEAF	Norway (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077 Statement of Grant of Protection issued: 7/27/06	Registered: 7/8/05 Statement of Grant of Protection issued: 7/27/06 Opposition period ended — new Statement of Grant of Protection issued: 9/15/06	Healthvision Solutions, Inc.

CLOVERLEAF	Poland (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Portugal (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Romania (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Russia (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	Saudi Arabia	Application No.: 100944 Registration No.: 875/32	Registered: 11/28/06	Healthvision Solutions, Inc.

CLOVERLEAF	Saudi Arabia	Application No.: 100945 Registration No.: 875/33	Registered: 11/26/06	Healthvision Solutions, Inc.

CLOVERLEAF	Slovakia (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	South Africa	Application No. 2005/13972-3	O/A issued: 10/14/06 Response filed: 11/10/06	Healthvision Solutions, Inc.

CLOVERLEAF	Spain (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

MARK	COUNTRY	APP./REG. NO.	STATUS	OWNER

CLOVERLEAF	Sweden (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05 Provisional Refusal issued: 1/26/07 Email to agent to respond to Refusal: 3/12/07	Healthvision Solutions, Inc.

CLOVERLEAF	Taiwan	Application No. (94) 33106 Registration No. 1192020	Registered: 1/16/06	Healthvision Solutions, Inc.

CLOVERLEAF	Taiwan	Application No. (94) 33105 Registration No. 1203093	Registered: 4/1/06	Healthvision Solutions, Inc.

CLOVERLEAF	Ukraine (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

CLOVERLEAF	United Arab Emirates	Application No. 71219 Registration No. 77399	Registered: 11/12/06	Healthvision Solutions, Inc.

CLOVERLEAF	United Arab Emirates	Application No. 71220 Registration No. 59312	Registered: 02/04/06	Healthvision Solutions, Inc.

CLOVERLEAF	United Kingdom (Madrid Protocol)	International Application No. A0001954 International Registration No. 861077 Statement of Grant of Protection Issued: 5/9/0	Registered: 07/08/05 Statement of Grant of Protection Issued: 5/9/06	Healthvision Solutions, Inc.

CLOVERLEAF	U.S.	Application No.: 74/588,530 Registration No. 1,994,113	Registered: 8/13/96 Notice of acceptance of Renewal received: 10/17/06	Healthvision Solutions, Inc.

CLOVERLEAF	U.S.	Application No. 78/546,487 Registration No. 3,160,449	Registered: 10/17/06	Healthvision Solutions, Inc.

CLOVERLEAF	U.S.	Application No. 78/546,498 Registration No. 3,160,451	Registered: 10/17/06	Healthvision Solutions, Inc.

CLOVERLEAF	Zambia (Madrid Protocol)	International Application No. A0001954 International Registration No.: 861077	Registered: 7/8/05	Healthvision Solutions, Inc.

MARK	COUNTRY	APP./REG. NO.	STATUS	OWNER

CLOVERLEAF Design in Color Quovadx is the Registrant	U.S.	Serial No. 78/557,272 Registration No. 3,152,100	Registered: 10/3/06	Healthvision Solutions, Inc.

CLOVERLEAF Design in Color	U.S.	Serial No. 78/557,274 Registration No. 3,160,529	Registered: 10/17/06	Healthvision Solutions, Inc.

CONNECTED BY CLOVERLEAF	U.S.	Serial No. 78/552,929 Registration No. 3,155,101	Registered: 10/10/06	Healthvision Solutions, Inc.

CONNECTED BY CLOVERLEAF	U.S.	Serial No. 78/552,931 Registration No. 3,152,085	Registered: 10/3/06	Healthvision Solutions, Inc.

HXML	U.S.	Registration No. 2,594,380	Registered: 7/16/02	Healthvision Solutions, Inc.

INSURENET	U.S.	Application No. 76/006,967 Registration No. 2,511,895	Registered: 11/27/01	Healthvision Solutions, Inc.

INSURENET	U.S.	Application No. 76/006,964 Registration No. 2,565,985	Registered: 4/30/02	Healthvision Solutions, Inc.

MEDIVISIT	Canada	TMA 524,469	Renewal Date: 5/18/15	HV Solutions Canada Inc.

MEDICONNECT	Canada	TMA 524,470	Renewal Date: 5/8/15	HV Solutions Canada Inc.

MEDILAB	Canada	TMA 448,151	Renewal Date: 9/22/10	HV Solutions Canada Inc.

MEDICHELD	Canada	TMA 509,263	Renewal Date: 3/12/14	HV Solutions Canada Inc.

MEDIRAD	Canada	TMA 448,153	Renewal Date: 9/22/10	HV Solutions Canada Inc.

MEDIPHARM	Canada	TMA 448,949	Renewal Date: 10/13/10	HV Solutions Canada Inc.

MEDIPATIENT	Canada	TMA 448,946	Renewal Date: 10/13/10	HV Solutions Canada Inc.

MEDICLINIC & Design	Canada	TMA 513,072	Renewal Date: 7/22/14	HV Solutions Canada Inc.

MEDIWEB	Canada	TMA 668,160	Renewal Date: 7/18/21	HV Solutions Canada Inc.

MARK	COUNTRY	APP./REG. NO.	STATUS	OWNER

MEDIWEB	Canada	TMA 668,161	Renewal Date: 7/18/21	HV Solutions Canada Inc.

MEDIPLAN & Design	Canada	TMA 462,480	Renewal Date: 8/30/21	HV Solutions Canada Inc.

MEDIRESULT	Canada	TMA 452,640	Renewal Date: 12/29/15	HV Solutions Canada Inc.

MEDISERVICES & Design	Canada	TMA 464,324	Renewal Date: 10/18/21	HV Solutions Canada Inc.

GLOBE Design	Canada	TMA 455,062	Renewal Date: 3/8/21	HV Solutions Canada Inc.

HEALTHVISION	U.S.	Serial Number 75878567 Registration Number 2511693	Registered 11/27/2001	Healthvision, Inc.

2.15	Intellectual Property.

(a)(i)	(continued) Registered Copyrights.

PRODUCT	VERSION	REGISTRANT
Cloverleaf Secure Object Client	TX-6-461-312	Healthvision Solutions, Inc.

2.15	Intellectual Property.

(a)(i)	(continued) Unregistered Copyrights.

PRODUCT	VERSION	APPLICATION DATE	OWNER

MediClinic	all versions including 4.x (including all versions of MediPlan, MediCheld and MediResult)	N/A	HV Solutions Canada Inc.

MediData	all versions including 6.21	N/A	HV Solutions Canada Inc.

MediWeb	all versions including 2.0	N/A	HV Solutions Canada Inc.

MediFrame	all versions including 1.06	N/A	HV Solutions Canada Inc.

OLAP	cubes and viewers associated with HIS products listed in this section	N/A	HV Solutions Canada Inc.

MediAR	including version 3.1	N/A	HV Solutions Canada Inc.

USNET	all versions including 3.10	N/A	HV Solutions Canada Inc.

MediRad	all versions including 4.11	N/A	HV Solutions Canada Inc.

MediText	all versions including 4.11	N/A	HV Solutions Canada Inc.

MRadSend	all versions including 10.0	N/A	HV Solutions Canada Inc.

MediPharm	all versions including 1 .08.0	N/A	HV Solutions Canada Inc.

MediPatient	all versions including 7.00	N/A	HV Solutions Canada Inc.

MediVisit	all versions including 4.03	N/A	HV Solutions Canada Inc.

MediIndex	all versions including 3.00	N/A	HV Solutions Canada Inc.

MediInfra	all versions including 3.00	N/A	HV Solutions Canada Inc.

Série-I-Medico	all versions (legacy)	N/A	HV Solutions Canada Inc.

PRODUCT	VERSION	APPLICATION DATE	OWNER

Série-I-Clinic	all versions (legacy)	N/A	HV Solutions Canada Inc.

Impromptu	HIS catalogs	N/A	HV Solutions Canada Inc.

MediConnect	all versions	N/A	HV Solutions Canada Inc.

DBstat	all versions	N/A	HV Solutions Canada Inc.

Internal Common Software Tools Library		N/A	HV Solutions Canada Inc.

BPMS	5.2.1	7/11/07	Confer Software, Inc.

BPMS	5.5	7/11/07	Confer Software, Inc.

Cloverleaf Integration Services	5.5	7/11/07	Healthvision Solutions, Inc.

Cloverleaf Integration Services	5.4.1	7/11/07	Healthvision Solutions, Inc.

Global Monitor	2.3	7/11/07	Healthvision Solutions, Inc.

Global Monitor	2.2	7/11/07	Healthvision Solutions, Inc.

Security Server	5.5	N/A	Healthvision Solutions, Inc.

Security Server	5.4.1	N/A	Healthvision Solutions, Inc.

Data Integrator	5.5	N/A	Healthvision Solutions, Inc.

Data Integrator	5.4.1	N/A	Healthvision Solutions, Inc.

Secure Messenger	5.5	N/A	Healthvision Solutions, Inc.

Secure Messenger	5.4.1	N/A	Healthvision Solutions, Inc.

Intelligent Broker	2.1	7/11/07	Confer Software, Inc.

Intelligent Broker	2.0	9/26/08	Confer Software, Inc.

Clinical Aps	NA	N/A	Healthvision, Inc.

Clinical Site Specific	NA	N/A	Healthvision, Inc.

eHealthSource	NA	N/A	Healthvision, Inc.

HV_Consumer	NA	N/A	Healthvision, Inc.

PRODUCT	VERSION	APPLICATION DATE	OWNER

VHA2	NA	N/A	Healthvision, Inc.

Documentation	NA	N/A	Healthvision, Inc.

QDX Integrator Cloverleaf	3.5.2	9/26/08	Healthvision Solutions, Inc.

QDX Integrator Cloverleaf	3.8.1	9/26/08	Healthvision Solutions, Inc.

Cloverleaf Integration Services	5.0	9/26/08	Healthvision Solutions, Inc.

Cloverleaf Integration Services	5.6	9/26/08	Healthvision Solutions, Inc.

Global Monitor	2.2	9/26/08	Healthvision Solutions, Inc.

Global Monitor	3.0	9/26/08	Healthvision Solutions, Inc.

Intelligent Health Broker	2.0	9/26/08	Healthvision Solutions, Inc.

Intelligent Health Broker	2.1	9/26/08	Healthvision Solutions, Inc.

INSURENET Hub	3.1	9/26/08	Healthvision Solutions, Inc.

INSURENET Hub	4.2	9/26/08	Healthvision Solutions, Inc.

Cloverleaf Integration Services	4.1	9/26/08	Healthvision Solutions, Inc.

IHE Infrastructure Adaptor	2.1	9/26/08	Healthvision Solutions, Inc.

IHE Infrastructure Adaptor	3.0	9/26/08	Healthvision Solutions, Inc.

2.15        Intellectual Property.

(a)(ii)

See Disclosure under Section 2.14(a)(i)(C)

See Disclosure items 1-3 under Section 2.15(b)(ii).

See Disclosure under Section 2.15(h).

2.15                        Intellectual Property.

(b)(i)                  1.  Pursuant to the Amended and Restated Trademark Security Agreement dated July 15, 2008 by and among Quovadx Holdings, Inc., Healthvision Solutions, Inc., Healthvision, Inc., HV Solutions Canada Inc., Advica Health Resources, Inc., Confer Software, Inc. and Quovadx International, Inc. and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider, Wells Fargo Foothill, Inc. has a Lien on all of the Company’s and its Subsidiaries’ trademarks.  All Liens granted in connection with this agreement shall be discharged at Closing.

2.  Pursuant to the Amended and Restated Copyright Security Agreement dated July 15, 2008 by and among Quovadx Holdings, Inc., Healthvision Solutions, Inc., Healthvision, Inc., HV Solutions Canada Inc., Advica Health Resources, Inc., Confer Software, Inc. and Quovadx International, Inc. and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider Wells Fargo Foothill, Inc. has a Lien on all of the Company’s and its Subsidiaries’ copyrights.  All Liens granted in connection with this agreement shall be discharged at Closing.

3.  Pursuant to the Amended and Restated Patent Security Agreement dated July 15, 2008 by and among Quovadx Holdings, Inc., Healthvision Solutions, Inc., Healthvision, Inc., HV Solutions Canada Inc., Advica Health Resources, Inc., Confer Software, Inc. and Quovadx International, Inc. and Wells Fargo Foothill, Inc., in its capacity as Agent for the Lender Group and the Bank Product Provider Wells Fargo Foothill, Inc. has a Lien on all of the Company’s and its Subsidiaries’ patents.  All Liens granted in connection with this agreement shall be discharged at Closing.

(b)(ii)

1.  The Master Distribution Agreement dated June 13, 2008, between in4tek, Ltd. and Medisolution Ltd. requires in4tek, Ltd.’s consent in connection with a change of control of HV Solutions Canada Inc.

2.  The Value Added Reseller Product License Agreement dated January 1, 2009, between Healthwise, Incorporated and Healthvision, Inc. requires Healthwise, Incorporated’s consent in connection with a transfer of a controlling interest of Healthvision, Inc.

3.  Pursuant to the Distributor Agreement effective as of April 1, 2007, as amended, between Technidata S.A.S and Medisolution Ltd., Technidata S.A.S. may terminate the Distributor Agreement if a material change occurs in the control of HV Solutions Canada Inc.

4.  The Company has inbound licenses with certain ongoing payment obligations with the following licensors:

(a)                                  First DataBank

(b)                                 in4tek

(c)                                  InfoPanama

(d)                                 Initiate

(e)                                  Oracle

(f)                                    Sybase

(g)                                 Sun Microsystems

(h)                                 Technidata

(i)                                     Blaussen

(j)                                     Healthwise

(i)                                     Medseek

(j)                                     Private Health News

(k)                                  Scout News

(l)                                     WebTrends

(m)                               Verisign

(o)                                 Birdstep

(p)                                 Boston Software

(q)                                 Cerner Multum

(r)                                    Data Direct

(s)                                  3M

(t)                                    Edifecs

(u)                                 IMO

(v)                                 MapQuest

(w)                               WebMD

(x)                                   Intelligent Medical Objects

(h)                                 See Attached Section 2.15(h)

(i)                                     1.  Pursuant to the Non-Disclosure and Acknowledgement dated November 16, 2009 between Healthvision Solutions, Inc. and Black Duck Software, Inc., the Company provided its source code to the Company’s Product to Black Duck at the request of Parent.

2.   Source Code Escrow Agreements between Initiate Systems, Inc., Brambles NSD, Inc. as escrow agent and the following customers:

3.  Source Code Escrow Agreement dated June 11, 2008 between Initiate Systems, Inc., HCA — Information Technology and Services, Inc. and NCC Group, Inc.

4.  The Company has contractual obligations to cause Initiate Systems, Inc. to enter into an escrow agreement for the deposit of Initiate Systems, Inc.’s source code pursuant to the agreements with each of the beneficiaries listed under Section 2.15(b)(ii)(i)(2) and 2.15(b)(ii)(i)(3).

5.  Master Escrow Agreements dated September 9, 1996  between Healthcare Communications, Inc. and Fort Knox Escrow Services, Inc. and each of the following beneficiaries:

6.  Three-Party Escrow Service Agreement dated July 10, 2007 between Healthvision, Inc., Sandlot LLC and Iron Mountain Intellectual Property Management, Inc.

7.  Three-Party Escrow Service Agreement dated November 7, 2002 between Quovadx, Inc., and DSI Technology Escrow Services, Inc. for the benefit of Northwestern Medical Faculty Foundation, Inc.

8.  Multi Licensee Distributor Escrow Agreement dated June 12, 2003 between Quovadx, Inc., Trace Financial Limited and NCC Escrow International Limited.

9.  Intellectual Property Escrow Deposit Agreement #36216 dated May 15, 2003 between Quovadx, Inc., Recall Total Information Management, Inc. (now known as NCC Group) and each of the following beneficiaries:

10.  The Company has contractual obligations to deposit the source code of the Company’s Product in escrow pursuant to and subject to the terms and conditions of agreements with each of the beneficiaries disclosed under Disclosure Items (5-9) of this Section 2.15(b)(ii)(i).

11.  The Subsidiaries of the Company are obligated to deposit or provide the source code of its Products in escrow for the benefit of the following beneficiaries pursuant to and subject to the terms and conditions of customer agreements between the Subsidiaries and each of the beneficiaries:

2.15                        Intellectual Property.

(j)

Component	Module	Description (Highway)	3rd Party Software License Type	Packaged / Delivered ?	Used?
Archive-Tar	Cloverleaf	Used to package IHE	GPL 2.0	Yes	No
Data::ShowTable	Cloverleaf	Legacy code - can be removed	GPL 2.0	No	No
Display Tag Library	Cloverleaf	Legacy code - can be removed	Perl Artistic License	No	No
GDBM	Cloverleaf	Cloverleaf Tcl extension as db operation	GPL 2.0	Yes	No
GNU Tar	Cloverleaf	Archive tool, used for build	GPL 3.0	Yes	Yes
Less	Cloverleaf	Code can be removed	GPL 2.0	Yes	No
MakeLogic Tail	Cloverleaf	CSC log viewer for windows platform	GPL 2.0	Yes	Used in 4.3; already removed from 4.4
MyODBC	Cloverleaf	Legacy code - can be removed	GPL+	No	No
Net-tools	Cloverleaf	Legacy code - can be removed	GPL 2.0	Yes	Yes
Netscape Messaging Access SDK	Cloverleaf	Legacy code - can be removed	Netscape license 1.1	Yes	No
PJA Toolkit	Cloverleaf	Alternative AWT toolkit, primarily for hostservers with no display	GPL 2.0	Yes	No
Snack Sound Toolkit	Cloverleaf	Legacy code - can be removed	GPL 2.0	Yes	No
Term	Cloverleaf	Legacy code - can be removed	GPL 1.0	Yes	No
SharpZipLib	Medi Suite	Code Project	GPL with exceptions	Yes	Yes
Code Project — A Simple Date Selector	HIE	This control is used in selecting a	“No explicit license. For further information see:	No	Yes

User Control in ASP.NET (JavaScript based)		date range while requesting a report.	http://www.codeproject.com/KB/user-controls/ASPNET_DateSelector.aspx”
UFC-crypt	Cloverleaf	Legacy code - dead code in CL 5.7/5.7MB.	GPL 2.0	Yes	No
WinCvs	Cloverleaf	Removed since Cloverleaf 5.6	GPL 2.0	Yes	No

2.16                        Insurance Coverage.

INSURANCE POLICY TYPE	CARRIER	POLICY NUMBER
Property	Travelers
General Liability & Employee Benefits Liability	Travelers
Auto Liability	Travelers
Workers Compensation & Employers Liability	Travelers
Global Extension	Travelers
Umbrella Liability	Travelers
Executive Liability	The Hartford
Errors & Omissions	CNA
UK EL	Zurich
China Package	Travelers

2.17                        Compliance with Legal Requirements.

Health Canada Medical Device Establishment License issued to HV Solutions Canada Inc.

2.18                        Employee Benefit Plans.

                                                1.  Healthvision Solutions, Inc. 401(k) Plan

                                                2.  The following Company Employee Plans:

COVERAGE	CARRIER
Medical PPO	Blue Cross Blue Shield of Texas
Medical PPO (HAS compatible)	Blue Cross Blue Shield of Texas
Dental PPO	Blue Cross Blue Shield of Texas
Short Term Disability	Hartford
Long Term Disability	Hartford
Supplemental Life/ADD	Hartford
Voluntary Life	Hartford
Vision	EyeMed
Flexible Spending Account (Health Care, Dependent Care)	PayFlex
COBRA Outsourcing	PayFlex
Voluntary prepaid legal	Prepaid Legal

3.  Termination Policies.

(a)  Canadian Employee Severance Policy (as listed in Canada Employees Handbook). If the employee’s employment is terminated not for cause, the Company shall either give the employee notice of termination or pay in lieu and, if required under applicable statute, shall also pay the employee severance pay. Payments will be paid out on a pro-rated calculation based on length of service with the Company. From date of hire to one year of service, employees will receive two weeks of notice or pay in lieu. After the first year of service, employees will receive an additional one week of notice or pay in lieu for each year of service and, if required by applicable statute, also statutory severance pay. The payout will be prorated based on date of hire. In no event will an employee receive less than their minimum statutory entitlement.

(b)  United States Employee Severance Policy (as listed in U.S. Employee Handbook).  If the Employee’s employment is terminated not for cause, the Company shall pay the Employee severance pay. Severance will be paid out on a pro-rated calculation based on length of service with the Company. From date of hire to one year of service employees will receive two weeks of severance pay. After the first year of service, employees will receive an additional one week of severance pay for each year of service. The payout will be prorated based on date of hire. Severance payouts are at CEO’s discretion.

4.  Employee Agreements

(a)                                  Employment Offer Letter dated June 4, 2007, to Russell Fleischer from the Company.

(b)                                 Employment Offer Letter dated August 1, 2008, to Marc Rubenstein from Healthvision, Inc.

(c)                                  Employment Offer Letter dated August 6, 2008, to Luc Gagnon from HV Solutions Canada Inc.

5.  Quovadx Holdings, Inc. 2008 Equity Incentive Plan

6.  Employees currently on continuation coverage under COBRA

(a)

(b)

(c)

(d)

(e)

(f)

(g)

(h)

2.19                        Employees.

U.S. Employees on Leave:

1.

Canadian employees on leave:

1.

2.

3.

2.21                        Interested Party Transactions.

1.  Agency Agreement dated January 1, 2009, relating to transfer pricing by and between Healthvision Solutions, Inc. and HV Solutions, Shanghai.

2.  Intercompany Agreement dated August 28, 2008, by and between Healthvision Solutions, Inc. and HV Solutions Canada Inc.

3.  The Stockholder Agreement entered into to as of August 23, 2007, by and among the Company, individual managers listed on Schedule A thereto and the investors listed on Schedule B.

4.  Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Russell Fleischer.

5.  Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Paul Bellamy.

6.  Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Lauren Hill.

7.  Stock Purchase Agreement entered into as of August 23, 2007, between the Company and May Hu.

8.  Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Mike Epplen.

9.  Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Carolyn Jolley.

10. Stock Purchase Agreement entered into as of August 23, 2007, between the Company and Jeffrey Tognoni.

11.  Stock Purchase Agreement entered into as of October 23, 2007, between the Company and Jim Elder.

12.  Employment Offer Letter dated June 4, 2007, to Russell Fleischer from the Company.

13.  Employment Offer Letter dated August 1, 2008, to Marc Rubenstein from Healthvision, Inc.

14.  Employment Offer Letter dated August 6, 2008, to Luc Gagnon from HV Solutions Canada Inc..

15.  Stock Purchase Agreement dated August 28, 2008 by and among Quovadx Holdings, Inc., Battery Ventures VII, L.P., and Battery Investment Partners VII, L.P.

16.  Indemnification Agreement entered into as of January 29, 2009, between the Company and Russell Fleischer.

17.  Indemnification Agreement entered into as of January 29, 2009, between the Company and David Tabors.

18.  Indemnification Agreement entered into as of January 29, 2009, between the Company and Jesse Feldman.

19.  Indemnification Agreement entered into as of January 29, 2009, between the Company and Jeffrey Tognoni.

20.  Management Rights Letter entered into as of January 29, 2009, between the Company and Battery Ventures VII, L.P.

21.  Management Rights Letter entered into as of January 29, 2009, between the Company and Battery Investment Partners VII, LLC.

22.  Agency Agreement relating to Transfer Pricing by the Agent on behalf of HV Solutions, Canada, Inc. dated January 1, 2009 between HV Solutions Canada, Inc. and HV Solutions, Shanghai.

2.22                        Environmental Matters.

None.

2.23                        Finders’ Fees.

Pursuant to that certain Engagement Letter dated April 3, 2009 by and between Healthvision, Inc. and William Blair & Company, L.L.C. (“William Blair”), upon the completion of the Transactions, the Company is obligated to pay William Blair a fee based on the Total Consideration (as defined in the Engagement Letter) of the Transactions.

2.24                        Software Warranty.

See Attachment 2.24 for copies of standard terms and conditions of sale, license, lease or service of Company Software.

2.25                        Customers and Suppliers.

Fiscal Year 2008

Number	Healthvision Top Customers	% of FY Revenue

1		4.4%

2		4.3%

3		3.1%

4		2.1%

5		2.0%

6		2.0%

7		1.8%

8		1.8%

9		1.7%

10		1.5%

11		1.5%

12		1.2%

13		1.2%

14		1.2%

15		1.1%

16		1.0%

17		1.0%

18		1.0%

19		0.9%

20		0.9%

21		0.9%

22		0.8%

23		0.7%

24		0.7%

25		0.7%

26		0.7%

27		0.7%

28		0.7%

29		0.6%

30		0.6%

31		0.6%

32	0.6%

33	0.5%

34	0.5%

35	0.5%

36	0.5%

37	1.0%

38	0.4%

39	0.4%

40	0.4%

41	0.4%

42	0.4%

43	0.4%

44	0.4%

45	0.4%

46	0.4%

47	0.4%

48	0.4%

49	0.4%

50	0.4%

2.25                        Customers and Suppliers (continued).

Q3 2009 Year to Date

Number	Healthvision Top Customers	% of FY Revenue

1		5.1%

2		5.0%

3		4.6%

4		1.7%

5		1.6%

6		1.6%

7		1.4%

8		1.3%

9		1.2%

10		1.2%

11		1.1%

12		1.1%

13		1.1%

14		1.1%

15		1.0%

16		1.0%

17		0.9%

18		0.9%

19		0.9%

20		0.9%

21		0.8%

22		0.8%

23		0.8%

24		0.8%

25		0.8%

26		0.8%

27		0.8%

28		0.8%

29		0.7%

30		0.7%

31		0.7%

32		0.7%

33	0.7%

34	0.7%

35	0.7%

36	0.6%

37	0.6%

38	0.6%

39	0.6%

40	0.6%

41	0.6%

42	0.6%

43	0.6%

44	0.6%

45	0.5%

46	0.5%

47	0.5%

48	0.5%

49	0.5%

50	0.5%

Technidata S.A.S. has provided written notice to HV Solutions Canada Inc. dated December 28, 2009 that it intends not to renew the Distributor Agreement effective as of April 1, 2007, between Technidata S.A.S. and Medisolution Ltd., as amended (as assigned to HV Solutions Canada Inc.).

2.26                        Power of Attorney.

1.  Amended and Restated Credit Agreement dated July 15, 2008 by and among the Company, each of the Subsidiaries, the Lender’s thereto, Wells Fargo Foothill, Inc., Wells Fargo Foothill Canada ULC and Churchill Financial LLC and the ancillary documents contemplated thereby, including but not limited to:

(a) Collateral Assignment of Rights dated October 2, 2007 by and among Quovadx, Inc., HV Merger Sub, Inc., and Wells Fargo Foothill, Inc.; and

(b) Amended and Restated Security Agreement dated July 15, 2008 by and among the Company, the Subsidiaries and Wells Fargo Foothill, Inc., as amended and supplemented from time to time.

2.29                        Notes and Accounts Receivable.

None.

2.30                        Title to Shares.

Stockholder	Preferred Shares	Common Shares	Total Shares
Battery Ventures VII, L.P.	2,239,098.40	17,661,600	19,990,698.40
Battery Investment Partners VII, LLC	42,901.60	338,400	381,301.60

The Stockholder Agreement entered into to as of August 23, 2007, by and among the Company, individual managers listed on Schedule A thereto and the investors listed on Schedule B thereto contains certain rights of first refusal, “co-sale” rights, “drag-along” rights and voting rights, as more particularly described therein.

2.31                        Required Consents.

1.  The Master Distribution Agreement dated June 13, 2008, between in4tek, LTD. and Medisolution Ltd. requires in4tek, LTD’s consent in connection with a change of control of HV Solutions Canada Inc.

2.  The Value Added Reseller Product License Agreement dated January 1, 2009, between Healthwise, Incorporated and Healthvision, Inc. requires Healthwise, Incorporated’s consent in connection with a transfer of a controlling interest of Healthvision, Inc.

3.  Release Letter dated January 7, 2010 from William Blair to Quovadx Holdings, Inc. (the “Blair Release”) granting a limited release of obligations conditioned upon certain payments to be made to William Blair in connection with the Closing pursuant to the terms set forth in that certain Engagement Letter dated April 3, 2009 by and between Healthvision, Inc. and William Blair.

4.2                   Operation of Business of Company Prior to Closing.

(b) and (h)

The Company may elect to purchase a run off (i.e., “tail”) policy or endorsement with respect to the current policy of directors’ and officers’ liability insurance covering claims asserted after the Closing arising form facts or events that occurred at or before the Closing (including consummation of the Transactions).  In the event that the Company purchases said policy, the fees and expenses related to same shall reduce Closing Cash under the Agreement.